EXHIBIT 99.1

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                          ______________________

                                FORM 10-K

(Mark One)
[X]  ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
      EXCHANGE ACT OF 1934
      For the fiscal year ended December 31, 1997

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
     SECURITIES EXCHANGE ACT OF 1934
     For the transition period from ________ to ________

Commission file number 1-10746

                         JONES APPAREL GROUP, INC.
           (Exact name of registrant as specified in its charter)

Pennsylvania                                         06-0935166
(State or other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                   Identification No.)


250 Rittenhouse Circle,
Bristol, Pennsylvania                                  19007
(Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code: (215) 785-4000

Securities registered pursuant to Section 12(b) of the Act:

                                        Name of each exchange
     Title of Each Class                 on which registered
-----------------------------       -----------------------------
Common Stock, $0.01 par value       New York Stock Exchange, Inc.

Securities registered pursuant to Section 12(g) of the Act:  None


  Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to
such filing requirements for the past 90 days.   [X] Yes    [ ] No

  Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [ ]

  The aggregate market value of the voting stock held by non-affiliates of the registrant as of March 23, 1998 was approximately $2,365,861,580.

  As of March 23, 1998, there were 50,322,550 shares of the registrant's Common Stock outstanding.

                 DOCUMENTS INCORPORATED BY REFERENCE

  The documents incorporated by reference into this Form 10-K and the Parts hereof into which such documents are incorporated are listed below:

                    Document                          Part
          ------------------------------------        ----

          Those portions of the registrant's           III
          proxy statement for the registrant's
          1998 Annual Meeting (the "Proxy
          Statement") that are specifically
          identified herein as incorporated by
          reference into this Form 10-K.

PART I

ITEM 1.  BUSINESS

General

  Jones Apparel Group, Inc. (the "Company") is a leading designer and marketer of better priced women's sportswear, suits and dresses. The Company has pursued a multi-brand strategy by marketing its products under several nationally known brands, including Jones New York, Evan-Picone and Rena Rowan, and the licensed brand Lauren by Ralph Lauren. Each label is differentiated by its own distinctive styling and pricing strategy. The Company primarily contracts for the manufacture of its products through a worldwide network of quality manufacturers. The Company has capitalized on its nationally known brand names by entering into 32 licenses for the Jones New York brand name and 16 licenses for the Evan-Picone brand name with select manufacturers of women's and men's apparel and accessories.

Products

  The Company's brands cover the entire women's better apparel market. Within those brands, various product classifications include career and casual sportswear, dresses and suits, and a combination of all components termed lifestyle collection. Career and casual sportswear are marketed as groups of skirts, pants, jackets, blouses, sweaters and related accessories which, while sold as separates, are coordinated as to styles, color schemes and fabrics, and are designed to be worn together. For its sportswear and dress collections, the Company will develop several groups in a selling season.
New sportswear and dress collections are introduced in four or five of the principal selling seasons - Spring, Summer, Fall I, Fall II and Holiday/Resort, while suit collections have traditionally been developed for the Fall and Spring seasons. The introduction of different groups in each season is spaced to ensure that retail customers frequently are introduced to new merchandise.

  The Company's major product categories are summarized in the following table:

              Career            Casual           Lifestyle      Suits, Dresses
              Sportswear        Sportswear       Collection     and Other
              --------------    -------------    -------------  ----------------

Industry      Better            Better           Better          Better
Categories

Brand Labels  Jones New York,   Jones New York   Lauren by       Jones New York,
              Jones Wear,       Sport,           Ralph Lauren,   Evan-Picone,
              Rena Rowan,       Jones Wear,      Jones New       Saville
              Evan-Picone,      Jones Jeans,     York Country
                                Jones & Co,
                                Jones Studio

Product       Skirts, blouses   Skirts, blouses, Skirts,         Suits,
Offerings     pants, jackets,   pants, jackets,  blouses,        dresses
              sweaters          sweaters         pants, jackets,
                                                 sweates, suits,
                                                 coats

  The Company's success is enhanced by its ability to maintain a name brand or designer image while its products are generally sold in the women's better market at the following retail price points:


             Skirts      Blouses        Casual Tops    Suits &
Jackets      and Pants   and Sweaters   and Bottoms    Coats        Dresses
---------    ---------   ------------   -----------    ---------    ---------

$150-$280    $70-$140    $70-$200       $25-$90        $200-$450    $125-$250


  The following chart sets forth a breakdown of the Company's apparel sales by dollar amount (in thousands and as a percentage of the Company's total sales) during the past three fiscal years.

                                 1997              1996               1995
                             ------------      ------------       ------------
Career Sportswear            $613,000 45%      $529,000 52%       $439,000 57%
Casual Sportswear            $323,000 24%      $292,000 29%       $209,000 27%
Lifestyle Collection         $293,000 21%       $59,000  6%         $2,000  0%
Suits, Dresses and Other     $143,000 10%      $141,000 13%       $126,000 16%


  Career Sportswear. The Company's flagship brand, Jones New York, offers consumers an extensive range of better sportswear geared primarily for the career woman's working needs. Jones New York products are sold in misses, petites and women's sizes and are marketed under the Jones New York, Jones New York Petite and Jones New York Woman labels.

  Career sportswear under the Rena Rowan label is positioned at the opening price point in better apparel and includes misses, petites and women's sizes.

  The Company's Evan-Picone line of career sportswear is positioned at a price point between the Jones New York and Rena Rowan brands and includes misses and women's sizes.

  A career sportswear line using the Jones Wear label is sold to selected retail accounts that do not carry the Company's other lines of career sportswear.

  Casual Sportswear. Jones New York Sport offers a collection of casual sportswear which complements the Jones New York career line. These products are designed to be worn for weekend and informal workday dressing. Jones New York Sport is offered in misses, petite and women's sizes. The Company also offers a business casual collection under the Jones & Co label designed to meet the needs of the informal workplace and business "dress down" days.

  Jones Studio, introduced for the Spring 1996 season, provides business casual sportswear separates. In 1996, the Company introduced Jones Jeans, a denim and cotton-based collection for the women's market. Petites and misses sizes were added for Spring 1998.

    Lifestyle Collection. Jones New York Country, introduced for the Fall 1995 season, is a collection of classic country-styled casualwear. Prior to 1997, this label was exclusive to the Company's own retail outlets. The distribution of Jones New York Country products has now been extended to several specialty stores.

    In October 1995, the Company acquired an exclusive license to manufacture and market women's shirts, blouses, skirts, jackets, suits, sweaters, pants, vests, coats, outerwear and hats under the Lauren by Ralph

Lauren trademark in the United States, pursuant to license and design service agreements with the licensor, which expire on December 31, 2001. Upon expiration of the initial term, the Company has the right to renew the license for an additional three-year period, provided that it meets certain minimum sales level requirements. The agreements provide for the payment by the Company of a percentage of net sales against guaranteed minimum royalty and design service payments as set forth in the agreements. In July 1996, the Company began shipping a collection of better career and casual sportswear under this label for the Fall 1996 season. The Company introduced a collection of Petite sportswear which began shipping in the Fall 1997 season. Coats and suits were also introduced in the Fall 1997 season.

  Suits. The Company produces suits under the brand names Jones New York and Saville. Jones New York is a better priced brand. Saville is targeted to sell at the opening price points of the better price category. Jones New York currently offers products in misses and petite sizes and Saville offers petite, misses and women's sizes. During 1997, the Company phased out its licensed Christian Dior suit business.

  Dresses. The Company ships collections of career dresses under the Jones New York and Evan-Picone brand names, targeted to sell at better prices.

  Other. The Company also produces sportswear for the private label market. While there is significant additional demand in this market, the Company has not actively pursued more private label business in order to concentrate on the expansion of its name brand business.

  The Company has introduced a collection of men's casual sportswear under the Jones New York label for the Fall 1998 selling season.

Design

  Each product line of the Company has its own design team which is responsible for the creation, development and coordination of the product group offerings within each line. The Company believes its design staff of 215 people is widely recognized for its distinctive styling of garments and its ability to update fashion classics with contemporary trends. The Company's designers travel throughout the world for fabrics and colors, and attempt to stay continuously abreast of the latest fashion trends. In addition, the Company actively monitors the retail sales of its products to determine changes in consumer trends.

  For most sportswear lines, the Company will develop several groups in a season. A group typically consists of an assortment of skirts, pants, jackets, blouses, sweaters and various accessories. The Company believes that it is able to minimize design risks because the Company often will not have started cutting fabrics until the first few weeks of a major selling season. Since different styles within a group often use the same fabric, the Company can redistribute styles and, in some cases, colors, to fit current market demand.

  In accordance with standard industry practices for licensed products, Polo Ralph Lauren Corporation has the right to approve the Company's designs for the Lauren by Ralph Lauren product line.

Manufacturing

  Apparel sold by the Company is produced in accordance with its design, specification and production schedules. The Company contracts for the cutting and sewing of the majority of its garments with approximately 133 contractors located in the United States and 280 in overseas locations. The Company also operates one manufacturing facility of its own. During 1997, approximately 30% of the Company's products were manufactured in the United States and Mexico, and 70% in other parts of the world, primarily Asia.

  The Company believes that outsourcing allows it to maximize production flexibility while avoiding significant capital expenditures, work-in-process inventory build-ups and costs of managing a larger production work force.
The Company's fashion designers, production staff and quality control personnel closely supervise garments manufactured by contractors to ensure that they meet the Company's high standards. See "Quality Control" below.

  The Company's products are manufactured according to plans prepared each year which reflect prior years' experience, current fashion trends, economic conditions and management estimates of a line's performance. The Company orders piece goods concurrently with concept board development. The purchase of piece goods is controlled and coordinated on a divisional basis. The Company limits its exposure to specific colors and fabrics by committing to purchase a portion of total projected demand with options to purchase additional volume if demand meets the plan. The Company believes that its policy of limiting its commitments for purchases early in the season minimizes its exposure to excess inventory and obsolescence.

  The Company believes its extensive experience in logistics and production management underlies its success in coordinating with contractors who manufacture different garments included within the same product group. The Company has had long-term mutually satisfactory business relationships with many of its contractors, but does not have long-term written agreements with any of them.

  The Company has an active program in place to monitor compliance by its contract manufacturers with applicable laws relating to the payment of wages and working conditions. In 1996, the Company became a participant in the United States Department of Labor's Apparel Manufacturers Compliance Program for that purpose. Under that program, and through the Company's independent agreements with each of its domestic and foreign manufacturers, the Company regularly audits such compliance and requires corrective action when appropriate.

Quality Control

  The Company's comprehensive quality control program is designed to ensure that purchased raw materials and finished goods meet the Company's exacting standards. Substantially all of the fabric purchases for domestically manufactured garments are inspected upon receipt in either the Company's Pennsylvania and North Carolina warehouse facilities (where they are stored prior to shipment for cutting) or at the contractor's warehouse. Fabrics for foreign manufactured garments are inspected by the Company's contractors upon receipt in their warehouses. The Company's quality control program includes inspection of prototypes of each garment prior to cutting by the contractors to ensure compliance with the Company's specifications.

  Domestic contractors are supervised by the Company's quality control staff based primarily in Pennsylvania, while foreign manufacturers' operations are monitored by both Company personnel and buying agents located in other countries. All finished goods are shipped to the Company's warehouses for final inspection and distribution.

Supplies

    The Company generally supplies the raw material to its domestic manufacturers and occasionally to foreign manufacturers. Otherwise, the raw materials are purchased directly by the manufacturer in accordance with the Company's specifications. Raw materials, which are in most instances made and/or colored especially for the Company, consist principally of piece goods and yarn and are purchased by the Company from a number of domestic and foreign textile mills and converters. The Company's foreign finished goods purchases are generally purchased on a letter of credit basis, while its domestic purchases are generally purchased on an open order basis.
The Company does not have long-term formal arrangements with any of its suppliers. However, the Company has experienced little difficulty in satisfying its raw material requirements and considers its sources of supply adequate.

Marketing

  The Company distributes its products through approximately 1,225 customers, including department stores, specialty retailer accounts and direct mail catalog companies throughout the United States and Canada representing approximately 6,800 locations. Department stores account for approximately two-thirds of the Company's sales. The Company's ten largest customers accounted for approximately 67% of sales in 1997. No single customer accounted for more than 10% of net sales; however, certain of the Company's customers are under common ownership. When considered together as a group under common ownership, sales to seven department store customers currently owned by Federated Department Stores, Inc. ("Federated") accounted for approximately 20% of 1997 sales and sales to eight department store customers currently owned by The May Department Stores Company ("May") accounted for approximately 19% of 1997 sales. While the Company believes that purchasing decisions are generally made independently by each department store customer (including the stores in the Federated and May groups), in some cases the trend may be toward more centralized purchasing decisions. The Company attempts to minimize its credit risk from its concentration of customers by closely monitoring accounts receivable balances and shipping levels and the ongoing financial performance and credit status of its customers. Among the Company's leading customers are May group members Lord & Taylor, Hecht's and Foley's; Federated group members Macy's Department Stores, Lazarus and Bloomingdale's; and independent stores Dillard's, Dayton Hudson and Nordstrom.

  The Company has a direct sales force of 174 sales people (excluding employees in the Company's factory outlet stores) which includes individuals located in the Company's New York and Toronto showrooms as well as in regional sales offices and showrooms that the Company leases in Atlanta, Dallas, Los Angeles and Seattle. The Company also has a small number of independent sales representatives. In addition, senior management is actively involved in selling to major accounts. Products are marketed to department stores and specialty retailing customers during "market weeks," which are generally four to six months in advance of the five corresponding industry selling seasons.

  While the Company typically will allocate a six week period to market a line, most major orders are written within the first three weeks of any market period. Since piece goods for a line usually are not cut until the first few weeks of a marketing period, the Company is able to tailor production schedules and styles to current market demands and minimize excess inventory.

  As one of the primary apparel resources for many of its customers, the Company is able to influence the mix, quantity and timing of orders placed by its retail accounts enabling the Company to market complete lines of sportswear and minimize excess inventory. The Company's close relationships with its retail accounts allow it to efficiently monitor production schedules and inventories.

  The Company believes retail demand for its products is enhanced by the Company's ability to provide its retail accounts and consumers with knowledgeable sales support. In this regard, the Company has an established program to place retail sales specialists in many major department stores. These individuals have been trained by the Company to support the sale of its products by educating other store personnel and consumers about the Company's products and by coordinating the Company's marketing activities with those of the stores. In addition, the retail sales specialists provide the Company with firsthand information concerning consumer reactions to the Company's products. In addition, the Company has a program of designated sales personnel in which a store agrees to designate certain sales personnel who will devote a substantial portion of their time to selling Jones products in return for certain benefits.

  The Company employs a cooperative advertising program with its major retail accounts, whereby it shares the cost of its retail accounts' advertising and promotional expenses, up to a preset maximum percentage of the retail accounts' purchases. An important part of the marketing program includes prominent displays of the Company's products in retail accounts' sales catalogs.

Factory Outlet Stores

  At December 31, 1997, the Company operated a total of 214 factory outlet stores and 5 full price stores. The Company operates six coffee bars in close proximity to six of its factory outlet stores as a convenience to its customers. Manufacturer's outlet malls are generally located either in high traffic tourist areas or on major highways to vacation destinations and major cities. The 214 factory outlet stores operated by the Company are located in 120 outlet malls throughout the United States. These locations are generally situated in select geographic markets which are not in direct competition with the Company's primary customers. The Company's outlet stores focus on breadth of product line and customer service as well as value pricing. In addition to its brand name merchandise, these stores also sell merchandise produced by licensees of the Company. The Company's outlet store expansion strategy is to continue to open multiple stores in select outlet malls for specific product lines which target different customer segments.

  The Company opened 45 and closed 26 stores in 1997 and opened 47 and closed 22 stores in 1996. The following table sets forth certain information regarding the number and type of stores open and aggregate store sales for each of the years in the three year period ended December 31, 1997.


Retail stores open at end of period:

Store Type              Description                      1997     1996     1995
----------------------  ----------------------------     ----     ----     ----

Jones New York          Jones New York sportswear          85       82       78
Jones New York          Full price retail showcase          2        2        2
                          for products
Executive Suite         Jones New York and Executive       21       28       33
                           Suite men's and women's
                           suits and furnishings
Jones New York Sport    Jones New York Sport and           31       22        2
                        Jones & Co casual sportswear
Evan-Picone             Evan-Picone sportswear             15       17       23
Jones New York Country  Jones New York Country             35       22        9
                          casual sportswear
Jones New York Country  Full price retail showcase          3        2        -
                          for products
Factory Finale          Close out merchandise              19       15       15
Other concepts          Various                             8       10       13
                                                         ----     ----     ----
Total retail stores open at end of period                 219      200      175

Aggregate net store sales (in thousands)             $153,830 $129,767 $102,307

Square footage of gross store space at end of period  607,632  557,100  478,975


Nearly all stores are leased under long-term leases (typically five years). The average store size is approximately 2,775 square feet, ranging from a minimum of 1,386 square feet to a maximum of 6,600 square feet.

Licensing of Company Brands

  As of December 31, 1997, the Company had 32 license agreements under which independent licensees sell products under the Company's Jones New York (and related) trademarks in accordance with designs furnished or approved by the Company in various territories in the United States and Canada. Current licenses include men's tailored clothing and overcoats, women's intimate apparel, women's rainwear, outerwear, leather outerwear and woolen coats, footwear and handbags, belts, scarves, women's swimwear, umbrellas, eyewear, fragrances, costume jewelry, hair accessories, and cosmetic travel accessories. Each of the licenses provides for the payment to the Company of a percentage of the licensee's net sales of the licensed products against guaranteed minimum royalty payments which generally increase over the term of the agreement. During 1997, the Company received $9,436,000 of Jones New York (and related names) licensing income.

  As of December 31, 1997, the Company had 16 license agreements under which independent licensees sell products under the Company's Evan-Picone trademarks in accordance with designs furnished or approved by the Company in various territories in the United States and Canada. These licenses include women's woolen coats, footwear, men's tailored clothing, mens' knit and woven shirts and sweaters, men's neckwear, and men's and women's hosiery. Each of the licenses provides for the payment to the Company of a percentage of the licensee's net sales of the licensed products against guaranteed minimum royalty payments which generally increase over the term of the agreement. During 1997, the Company received $5,945,000 of Evan-Picone licensing income.

Trademarks

  The Company utilizes a variety of trademarks which it owns, including Jones New York, Jones New York Sport, Jones & Co, Jones*Wear, Jones Wear, JNY, Jones New York Country, Jones Jeans, Saville, Rena Rowan, Ellen Kaye, Evan-Picone, Picone Sport, Elements by Evan-Picone, Picone Studio, Evan-Picone Sport, Executive Suite and Strictly Business. The Company has registered or applied for registration for these and other trademarks for use on a variety of items of apparel and apparel-related products in the United States and Canada. In addition, the Company has registered certain of its trademarks in certain other countries. The Company's material registered trademarks Jones New York,
Jones New York Sport, Rena Rowan and Evan-Picone, have their Federal trademark registrations expire in 2006, 2004, 2002, and 2003, respectively, with its other registered trademarks expiring at various dates through 2014, all of which are subject to renewal. The Company carefully monitors trademark expiration dates to ensure uninterrupted registration of its trademarks. The Company also licenses the Lauren by Ralph Lauren label (see "Products" above). The Company regards its trademarks and other proprietary rights as valuable assets and believes that they have significant value in the marketing of its products. The Company vigorously protects its trademarks against infringement.

Imports and Import Restrictions

  The Company's transactions with its foreign manufacturers and suppliers are subject to the risks of doing business abroad.

  The Company's import operations are subject to constraints imposed by bilateral textile agreements between the United States and a number of foreign countries, including Hong Kong, Taiwan and Korea. These agreements impose quotas on the amount and type of goods which can be imported into the United States from these countries. Such agreements also allow the United States to impose at any time restraints on the importation of categories of merchandise that, under the terms of the agreements, are not subject to specified limits.

  The Company monitors duty, tariff and quota-related developments and continually seeks to minimize its potential exposure to quota-related risks through, among other measures, geographical diversification of its manufacturing sources, the maintenance of overseas offices, allocation of overseas production to merchandise categories where more quota is available and shifts of production among countries and manufacturers.

  The Company's imported products are also subject to United States customs duties and, in the ordinary course of business, the Company is from time to time subject to claims by the United States Customs Service for duties and other charges.

  The United States and the other countries in which the Company's products are manufactured may, from time to time, impose new quotas, duties, tariffs or other restrictions, or adversely adjust presently prevailing quotas, duty or tariff levels, which could adversely affect the Company's operations and its ability to continue to import products at current or increased levels. The Company cannot predict the likelihood or frequency of any such events occurring.

  Because the Company's foreign manufacturers are located at greater geographic distances from the Company than its domestic manufacturers, the Company is generally required to allow greater lead time for foreign orders, which reduces the Company's manufacturing flexibility. Foreign imports are also affected by the high cost of transportation into the United States.

  In addition to the factors outlined above, the Company's future import operations may be adversely affected by political instability resulting in the disruption of trade from exporting countries, any significant fluctuation in the value of the dollar against foreign currencies and restrictions on the transfer of funds. However, the recent instability of Asian financial markets is not expected to have a material impact on the Company's financial results.

Backlog

  On December 31, 1997, the Company had unfilled customer orders of approximately $557 million, compared to approximately $419 million of such orders at December 31, 1996. These amounts include both confirmed orders and unconfirmed orders which the Company believes, based on industry practice and past experience, will be confirmed. The amount of unfilled orders at a particular time is affected by a number of factors, including the timing of the receipt and processing of customer orders and scheduling of the manufacture and shipping of the product, which in some instances is dependent on the desires of the customer. Accordingly, a comparison of unfilled orders from period to period is not necessarily meaningful and may not be indicative of eventual actual shipments.

Competition

  There is intense competition in the sectors of the apparel industry in which the Company participates. The Company competes with many other manufacturers, some of which are larger and have greater resources than the Company.

  The Company competes primarily on the basis of fashion, price and quality. The Company believes its competitive advantages include its ability to effectively anticipate and respond to changing consumer demands, its premier brand names and range of products and its ability to operate within the industry's production and delivery constraints. Furthermore, the Company's established brand names and relationships with retailers have resulted in a highly loyal following of customers.

  The Company considers the risk of formidable new competitors to be minimal due to barriers to entry such as significant startup costs and the long-term nature of supplier and customer relations. It has been the

Company's belief that during the past few years, major department stores and specialty retailers have been increasingly unwilling to source garments from suppliers who are not well capitalized or do not have established reputations for delivering quality merchandise in a timely manner. However, there can be no assurance that significant new competitors will not develop in the future.

Employees

  At December 31, 1997, the Company had approximately 3,135 full-time employees. This total includes 25 in executive or senior managerial positions, approximately 1,870 in quality control, production, design and distribution positions, approximately 380 in sales, clerical and office positions and approximately 860 in the Company factory outlet and full-price retail stores. The Company also employs approximately 790 part-time employees, of which approximately 720 work in the Company factory outlet and full-price retail stores.

  Approximately 350 of the Company's employees are members of the Teamsters Union, which has a four year labor agreement with the Company expiring in March 2002. The Company considers its relations with its employees to be satisfactory.


ITEM 2.  PROPERTIES

    The general location, use and approximate size of the Company's principal properties, all of which are leased, are set forth below:

                                                               Approximate Area
Location                      Use                              in Square Feet
---------------------         -----------------------------    ----------------
Bristol, Pennsylvania         Headquarters, warehouse              419,200
                                and distribution
Bristol, Pennsylvania         Materials warehouse                  102,400
Bristol, Pennsylvania         Distribution warehouse               208,000
Bristol, Pennsylvania         Computer and accounting               16,425
                                services
Bristol, Pennsylvania         Administrative services               22,500
Ciudad Juarez, Mexico         Production                            66,850
Downsview, Canada             Canadian headquarters,               114,300
                                warehouse and distribution
El Paso, Texas                Administrative services               33,250
Lawrenceburg, Tennessee       Distribution warehouses            1,205,100
New York, New York            Executive and sales offices          156,700
Rural Hall, North Carolina    Materials warehouse                  232,200


  The Company leases space for 214 outlet stores, five full-price retail stores and six coffee bars (aggregating approximately 613,500 square feet) at locations across the United States. The Company also leases regional sales offices and showrooms in Atlanta, Dallas, Los Angeles and Seattle. The Company believes that its existing facilities are well maintained, in good operating condition and that its existing and planned facilities will be adequate for its operations for the foreseeable future.

  The Company occupies a warehouse and office facility which is leased from an affiliated real estate partnership which is 50% owned by the Company's Chairman. The lease runs until March 31, 1998. Minimum annual rent payments are $1,000,000. The lease was capitalized at the fair market value of the facility which approximated the present value of the minimum lease payments. Upon the expiration of the lease, the Company has agreed to purchase the property from the partnership for $10,500,000, which approximates fair market value, and enter into a sale and leaseback arrangement with an unrelated third party. See "Item 13. CERTAIN RELATIONSHIPS AND
RELATED TRANSACTIONS."


ITEM 3.  LEGAL PROCEEDINGS

    There are no material pending legal proceedings to which the Company is a party or to which any of its property is subject.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

    Not Applicable.



                              PART II

ITEM 5.  MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER
MATTERS


                                  First       Second      Third       Fourth
                                  Quarter     Quarter     Quarter     Quarter
                                  -------     -------     -------     -------
Price range of common stock:

1997
    High                          $41 3/8     $49 1/8     $57 3/16    $57 5/16
    Low                           $32 1/8     $36 1/8     $46 5/8     $40 7/16

1996
    High                          $24 1/4     $27 3/4     $37 3/8     $37 3/8
    Low                           $17 13/16   $23 1/4     $22 9/16    $29 5/8


  The Company's Common Stock is traded on the New York Stock Exchange under the symbol "JNY". The above figures set forth, for the periods indicated, the high and low sale prices per share of the Company's Common Stock as reported on the New York Stock Exchange Composite Tape. The last reported sale price per share of the Company's Common Stock on March 17, 1998 was $55 11/16 and on that date there were 154 holders of record of the Company's Common Stock.
To date, the Company has not paid any cash dividends on shares of its Common Stock. The Company anticipates that all of its future earnings will be retained for its financial requirements and does not anticipate paying cash dividends on its Common Stock in the foreseeable future. All stock prices have been adjusted to reflect the 2-for-1 stock split effective October 2, 1996.

ITEM 6.  SELECTED FINANCIAL DATA

    The following financial information is qualified by reference to, and should be read in conjunction with, the Company's Consolidated Financial Statements and Notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained elsewhere in this report.
The selected consolidated financial information presented below is derived from the Company's audited Consolidated Financial Statements for each of the five years in the period ended December 31, 1997.


Year Ended December 31,           1997          1996          1995          1994          1993
                            ----------    ----------      --------      --------      --------
Income Statement Data
    Net sales               $1,372,458    $1,021,042      $776,365      $633,257      $541,152
    Licensing income <F1>       15,013        13,036        10,314         8,487         4,907
                            ----------    ----------      --------      --------      --------
      Total revenues         1,387,471     1,034,078       786,679       641,744       546,059
    Cost of goods sold         940,149       717,250       546,413       438,575       363,742
                            ----------    ----------      --------      --------      --------
    Gross profit <F2>          447,322       316,828       240,266       203,169       182,317
    Selling, general and
     administrative expense    250,685       186,572       139,135       115,307       103,392
                            ----------    ----------      --------      --------      --------
    Operating income           196,637       130,256       101,131        87,862        78,925
    Interest expense             3,584         3,040         1,908         1,212           716
    Interest income             (1,556)         (547)         (445)         (695)         (810)
                            ----------    ----------      --------      --------      --------
    Income before provision
      for income taxes         194,609       127,763        99,668        87,345        79,019
    Provision for               72,884        46,889        36,183        32,425        30,660
      income taxes          ----------    ----------      --------      --------      --------
    Net income                $121,725       $80,874       $63,485       $54,920       $48,359 <F3>
                            ==========    ==========      ========      ========      ========

Per Share Data <F4><F5>

Net income per share
       Basic                     $2.35         $1.55         $1.22          $1.06        $0.95 <F3>
       Diluted                   $2.26         $1.51         $1.20          $1.04        $0.92 <F3>
Dividends paid per share            -            -             -              -            -
Weighted average number
  of common shares
  outstanding
       Basic                    51,899        52,333        52,130         51,656       50,789
       Diluted                  53,905        53,651        53,024         52,889       52,286


December 31,                      1997          1996          1995           1994         1993
                              --------      --------      --------       --------     --------
Balance Sheet Data
  Working capital             $330,569      $293,970      $260,853       $204,221     $159,175
  Total assets                 580 767       488,109       400,959        318,286      266,594
  Short-term debt,
    including current
    portion of capital
    lease obligations            4,199         3,067         2,327          1,859        1,722
  Long-term debt,
    including capital
    lease obligations           27,290        12,141        10,151          8,029        9,545
  Stockholders' equity         435,632       376,729       314,975        248,678      189,120


<F1> Represents license fees received by the Company (net of related expenses).

<F2> Historically, the Company included licensing income as a separate line item in operating income. In accordance with current industry practice, the Company has included this amount in total revenues and gross profit. All periods presented reflect this reclassification of licensing income.

<F3> Represents income before cumulative effect of change in accounting principle for the year ended December 31, 1993. In 1993, the Company recorded a cumulative effect of a change in accounting principle for income taxes as a result of the adoption of SFAS No. 109 which increased net income by $1,376,000. Basic and diluted income per share for the year ended December 31, 1993, including this change in accounting principle, was $0.98 and $0.95, respectively.

<F4> On July 30, 1996, the Company's Board of Directors approved a two-for-one stock split of the Company's Common Stock in the form of a 100% stock dividend for shareholders of record as of September 12, 1996.
     Concurrently, the number of authorized shares of Common Stock was increased to 100,000,000. On October 2, 1996, a total of 26,744,580 shares of Common Stock were issued in connection with the split. The stated par value of each share remained at $0.01. All share and per share amounts have been restated to retroactively reflect the stock split.

<F5> During 1997, the Financial Accounting Standards Board issued Statement of
     Financial Accounting Standards No. 128, "Earnings per Share," which provides for the calculation of "basic" and "diluted" earnings per share. This Statement, effective for financial statements issued for periods ending after December 15, 1997, requires restatement of all prior-period EPS data presented. All periods have been restated to comply with the provisions of SFAS No. 128.



ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

STATEMENTS OF INCOME EXPRESSED AS A PERCENTAGE OF TOTAL REVENUES


Year Ended December 31,              1997             1996              1995
                                   ------           ------            ------
Net sales                           98.9%            98.7%             98.7%
Licensing income                     1.1%             1.3%              1.3%
                                   ------           ------            ------
  Total revenues                   100.0%           100.0%            100.0%
Cost of goods sold                  67.8%            69.4%             69.5%
                                   ------           ------            ------
  Gross profit                      32.2%            30.6%             30.5%
Selling, general and
  administrative expenses           18.1%            18.0%             17.7%
                                   ------           ------            ------
  Operating income                  14.2%            12.6%             12.9%
Interest expense                     0.3%             0.3%              0.2%
Interest income                     (0.1%)           (0.1%)            (0.1%)
                                   ------           ------            ------
Income before provision
  for income taxes                  14.0%            12.4%             12.7%
Provision for income taxes           5.3%             4.5%              4.6%
                                   ------           ------            ------
  Net income                         8.8%             7.8%              8.1%
                                   ======           ======            ======
                                       Totals may not agree due to rounding.

GENERAL

  The following discussion provides information and analysis of the Company's results of operations from 1995 through 1997 and its liquidity and capital resources. The following discussion and analysis should be read in conjunction with the Company's Consolidated Financial Statements included elsewhere herein.

  The Company has achieved compound annual growth rates of 32.8% for total revenues and 39.4% for operating income from 1995 to 1997. Total revenues and operating income in 1997 increased 34.2% and 51.0%, respectively, over 1996.

  The Company believes that it has achieved this growth by enhancing the brand equity of each of its labels and successfully adding new labels, such as Lauren by Ralph Lauren, through its focus on exceptional design, quality and value. The Company has leveraged the strength of its brands to increase both the number of locations and amount of selling space in which its products are offered, as well as to introduce new product extensions. The Company has also benefitted from a trend among its major retail accounts to concentrate their women's apparel buying among a narrowing group of apparel vendors.


RESULTS OF OPERATIONS
1997 Compared to 1996

Net Sales
  Net sales in 1997 increased 34.4%, or $0.4 billion, to $1.4 billion compared to $1.0 billion in 1996, due primarily to an increase in the number of units shipped, and also, to a lesser extent, higher average selling prices per unit. Career sportswear sales increased 15.9%, or $83.9 million, to $612.8 million in 1997 compared to $528.9 million in 1996. Casual sportswear sales in 1997 increased 10.8%, or $31.5 million, to $323.4 million compared to $291.9 million in 1996. Lifestyle collection sales in 1997 increased $234.1 million, to $292.9 million compared to $58.8 million in 1996, largely the result of the rapid growth in sales of the Lauren by Ralph Lauren label.
Net sales for the Company's suit, dress and other category increased 1.4%, or $2.0 million, to $143.4 million in 1997, compared to $141.4 million in 1996.

Licensing Income
  Licensing income increased $2.0 million to $15.0 million in 1997, compared to $13.0 million in 1996. Income from licenses under the Jones New York label increased $1.8 million while income from licenses under the Evan-Picone label rose $0.2 million. The increases were primarily due to higher sales volume by licensees.

Gross Profit
  The gross profit margin was 32.2% in 1997, compared to 30.6% in 1996. The increase was attributable to the impact of stronger margins across major product categories and the proportionately larger increase in sales of the Lauren by Ralph Lauren label, which was introduced in Fall 1996 and carries higher margins than the corporate average.

SG&A Expenses
  Selling, general and administrative expenses ("SG&A" expenses) of $250.7 million in 1997 represented an increase of $64.1 million over $186.6 million in 1996. As a percentage of total revenues, SG&A expenses increased to 18.1% in 1997 from 18.0% in 1996. Expenses associated with Lauren by Ralph Lauren product advertising, royalties, store displays and associated operating costs, as well as the Company's overall sales growth, added significant expenses during 1997. Retail store operating expenses increased $6.9 million, reflecting the added cost of 19 new stores in operation at the end of 1997.

Operating Income
  The resulting 1997 operating income increased $66.3 million to $196.6 million, compared to $130.3 million during 1996. The operating margin increased to 14.2% in 1997 from 12.6% in 1996 as a result of the higher gross profit margins during 1997.

Net Interest Expense
  Net interest expense was $2.0 million in 1997 compared to $2.5 million in 1996. The primary reason for the change was an increase in interest income of $1.0 million, which offset higher interest on capital leases for additional warehouse facilities constructed during 1997.

Provision for Income Taxes
  The effective income tax rate for 1997 was 37.5% compared to 36.7% in 1996. The increase was primarily due to higher state income tax provisions for 1997.

Net Income
  Net income increased 50.5% to $121.7 million in 1997, an increase of $40.8 million over the net income of $80.9 million earned in 1996. Net income as a percentage of total revenues was 8.8% in 1997 compared to 7.8% in 1996.

1996 Compared to 1995

Net Sales
  Net sales in 1996 increased 31.5%, or $244.6 million, to $1,021.0 million, compared to $776.4 million in 1995, due primarily to an increase in the number of units shipped. Career sportswear sales increased 20.5%, or $89.8 million, to $528.9 million in 1996 compared to $439.1 million in 1995. Casual sportswear sales in 1996 increased 39.7%, or $83.0 million, to $291.9 million compared to $208.9 million in 1995. Lifestyle collection sales in 1996 increased $56.7 million to $58.8 million, compared to $2.1 million in 1995, primarily due to the 1996 introduction of the Lauren by Ralph Lauren label.
Net sales for the Company's suit, dress and other category increased 12.0%, or $15.1 million, to $141.4 million in 1996 compared to $126.3 million in 1995.

Licensing Income
  Licensing income increased $2.7 million to $13.0 million in 1996 as compared to $10.3 million in 1995. Income from licenses under the Jones New York label increased $2.1 million, while income from licenses under the Evan-Picone label rose $0.6 million.

Gross Profit
   The gross profit margin was 30.6% in 1996 compared to 30.5% in 1995. The increase was primarily attributable to the impact of higher gross profit margins from the Company's major product lines, as well as the introduction of the new Lauren by Ralph Lauren label, which carries higher margins than the corporate average.

SG&A Expenses
  SG&A expenses of $186.6 million in 1996 represented an increase of $47.5 million over $139.1 million in 1995. As a percentage of total revenues, SG&A expenses increased to 18.0% in 1996 from 17.7% in 1995. Expenses associated with the Lauren by Ralph Lauren product advertising and royalties and associated operating costs, as well as the Company's overall sales growth, added significant expenses during 1996. Retail store operating expenses increased $10.2 million, reflecting the added cost of 25 new stores in operation at the end of 1996.

Operating Income
  The resulting 1996 operating income of $130.3 million increased $29.2 million, as compared to $101.1 million during 1995. The operating margin decreased to 12.6% in 1996 from 12.9% in 1995, largely as a result of the higher percentage of SG&A expenses to sales during 1996.

Net Interest Expense
  Net interest expense was $2.5 million in 1996 compared to $1.5 million in 1995. The primary reasons for the change were higher average overall borrowings and interest on capital leases for additional warehouse facilities during 1996.

Provision for Income Taxes
  The effective income tax rate for 1996 was 36.7% as compared to 36.3% in 1995. The increase was primarily due to higher state income tax provisions for 1996.

Net Income
  Net income increased 27.4% to $80.9 million in 1996, an increase of $17.4 million over the net income of $63.5 million earned in 1995. Net income as a percentage of total revenues was 7.8% in 1996, compared to 8.1% in 1995.


LIQUIDITY AND CAPITAL RESOURCES

  The Company's principal capital requirements have been to fund working capital needs, capital expenditures and, beginning in 1995, to repurchase the Company's Common Stock on the open market. The Company has historically relied primarily on internally generated funds, trade credit and bank borrowings to finance its operations and expansion. As of December 31, 1997, total cash and cash equivalents were $40.1 million, a $10.0 million increase over the $30.1 million reported as of December 31, 1996.

  Net cash provided by operations was $110.6 million, $70.7 million and $8.9 million in 1997, 1996 and 1995, respectively. The $39.9 million improvement for 1997 was primarily due to a higher net income and a decrease in trade receivables compared to an increase in the previous two years. While fourth quarter 1997 sales increased 33.7% over 1996, accounts receivable at the end of 1997 decreased $18.9 million from 1996. This was due to the provision for allowances that will be granted to customers and fourth quarter shipments occurring earlier than in prior years, allowing cash collections on a greater portion of the resulting receivables before the end of the year. Inventories increased $41.0 million in 1997, $37.8 million in 1996 and $53.1 million in 1995, all of which reflected the inventory levels required to meet anticipated wholesale shipments for the first quarter of the following year and the net addition of 19 retail stores in 1997, 25 in 1996, and 42 in 1995.

  Net cash used in investing activities increased to $43.3 million, an increase of $8.0 million over 1996. Cash used in investing activities has been primarily for the opening of additional warehouse facilities (including, in 1997, cash restricted for use in completing warehouse facilities under construction at the end of the year), new retail stores and existing store renovations, computer system hardware and software upgrades and a $1.5 million payment made in 1996 to satisfy all future royalty obligations to the former owner of the Evan-Picone trademark. In addition, to support anticipated growth in the number of units shipped, the Company has committed to the construction of additional warehouse facilities in 1998. These facilities, including related equipment, are estimated to cost $28.0 million and the Company plans to finance all or a portion of the construction through capital lease financing and long-term debt.

  Net cash provided by (used in) financing activities was $(57.2) million in 1997, $(22.2) million in 1996 and $2.4 million in 1995. The principal reasons for the changes were: (i) $10.0 and $5.0 million in proceeds from capital leases in 1997 and 1996, respectively, for construction of additional warehouse facilities; (ii) issuance of $10.0 million in long-term debt in 1997 for construction of an additional warehouse facility; and (iii) transactions involving the Company's Common Stock. In 1997 and 1996, the Company repurchased $85.8 million and $33.6 million, respectively, of its Common Stock on the open market under two announced programs under which the Company is authorized to acquire an aggregate of up to $200.0 million of such shares. As of December 31, 1997, $100.0 million had been expended pursuant to the first stock repurchase program (the maximum authorized) and an additional $24.0 million had been expended under the second program. Proceeds from the issuance of common stock to employees exercising stock options amounted to $12.5 million, $9.1 million and $4.7 million in 1997, 1996 and 1995, respectively.

  As of December 31, 1997, the Company had credit arrangements with six United States financial institutions which totaled $425.0 million (see Note 5 of Notes to Consolidated Financial Statements). These lines, which may be used for unsecured borrowings and letters of credit (issued primarily to finance foreign inventory purchases), contain an aggregate sub-limit of $170.0 million for unsecured borrowings with rates depending on the borrowing vehicle utilized. At December 31, 1997, $153.7 million was utilized for letters of credit and there were no short-term borrowings outstanding. The Company also has a line of credit with a Canadian institution for C$4.0 million to be used for unsecured borrowings under which no amounts were outstanding at December
31, 1997.

  The Company believes that funds generated by operations and the bank credit arrangements will provide the financial resources sufficient to meet its foreseeable working capital, letter of credit, capital expenditure and stock repurchase requirements.


THE YEAR 2000

  The Company is currently evaluating the impact of the Year 2000 on its management and information systems. At this time, management believes that the impact of the Year 2000 will have no material effect on its operations or financial results.


INFLATION

  The Company believes that the relatively moderate rates of inflation which have been experienced in the United States and Canada, where it competes, have not had a significant effect on its net sales or profitability.


SEASONALITY OF BUSINESS

  Historically, the Company's sales and profit levels fluctuate by quarter.
As a result, the Company experiences seasonal increases and decreases in its working capital requirements. These patterns result primarily from the timing of shipments for each season; however, the timing of seasonal shipments can vary from quarter to quarter. Fall merchandise is shipped principally in the third quarter while Spring merchandise is shipped primarily in the first quarter. Summer and Holiday/Resort goods, the smaller of the seasons, are shipped primarily in the second and fourth quarters, respectively. For an analysis of quarterly historical operating trends, see Note 14 of Notes to Consolidated Financial Statements.

NEW ACCOUNTING STANDARDS

  In 1997, the Financial Accounting Standards Board issued two new disclosure standards.

  Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income," established standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

  Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information," which supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise," establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as components of and enterprise about which separate financial information is available that is evaluated regularly by Management in deciding how to allocate resources and in assessing performance.

  Both SFAS Nos. 130 and 131 are effective for financial statements for periods beginning after December 15, 1997 and require comparative information for earlier years to be restated. The adoption of these standards is not expected to have a material effect on the Company's financial position or results of operations. The Company is currently reviewing SFAS No. 131 and has of yet been unable to fully evaluate the impact, if any, it may have on future financial statement disclosures.


STATEMENT REGARDING FORWARD-LOOKING DISCLOSURE

  This Report includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended which represent the Company's expectations or beliefs concerning future events that involve risks and uncertainties, including those associated with the effect of national and regional economic conditions, the overall level of consumer spending, the performance of the Company's products within the prevailing retail environment, customer acceptance of both new designs and newly-introduced product lines, and financial difficulties encountered by customers. All statements other than statements of historical facts included in this Annual Report, including, without limitation, the statements under "Management's Discussion and Analysis of Financial Condition," are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Company's expectations ("Cautionary Statements") are disclosed in this Report. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements.


ITEM 8.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

STATEMENT OF MANAGEMENT RESPONSIBILITY

  The management of Jones Apparel Group, Inc. is responsible for the preparation, integrity and objectivity of the consolidated financial statements and other financial information presented in this report. The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles and properly reflect the effects of certain estimates and judgements made by management.

  The Company's management maintains an effective system of internal control that is designed to provide reasonable assurance that assets are safeguarded and transactions are properly recorded and executed in accordance with management's authorization. The system is continuously monitored by direct management review, the independent accountants and by internal auditors who conduct an extensive program of audits throughout the Company.

  The Company's consolidated financial statements have been audited by BDO Seidman, LLP, independent accountants. Their audits were conducted in accordance with generally accepted auditing standards, and included a review of financial controls and tests of accounting records and procedures as they considered necessary in the circumstances.

  The Audit Committee of the Board of Directors, which consists of outside directors, meets regularly with management, the internal auditors and the independent accountants to review accounting, reporting, auditing and internal control matters. The committee has direct and private access to both internal and external auditors.

/s/ Sidney Kimmel       /s/ Wesley R. Card

Sidney Kimmel           Wesley R. Card
Chairman                Chief Financial Officer



REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Jones Apparel Group, Inc.

  We have audited the accompanying consolidated balance sheets of Jones Apparel Group, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Jones Apparel Group, Inc. and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.


/s/ BDO Seidman, LLP

BDO Seidman, LLP
New York, New York
February 6, 1998

Jones Apparel Group, Inc.
Consolidated Balance Sheets
(All amounts in thousands except per share data)


December 31,                                           1997             1996
                                                    -------         --------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                         $40,134          $30,085
  Accounts receivable, net of allowance
    of $2,767 and $2,263 for doubtful accounts       91,747          112,678
  Inventories                                       255,055          214,437
  Receivable from and advances to contractors         7,833           11,490
  Prepaid and refundable income taxes                 5,993                -
  Deferred taxes                                     26,269            9,708
  Prepaid expenses and other current assets          13,740           11,432
                                                   --------         --------
    TOTAL CURRENT ASSETS                            440,771          389,830

  PROPERTY, PLANT AND EQUIPMENT, at cost,
   less accumulated depreciation and amortization    81,934           61,696
  CASH RESTRICTED FOR CAPITAL ADDITIONS              11,193                -
  INTANGIBLES, at cost, less
    accumulated amortization                         30,604           26,288
  OTHER ASSETS                                       16,265           10,295
                                                   --------         --------
                                                   $580,767         $488,109
                                                   ========         ========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current portion of long-term debt and
    capital lease obligations                        $4,199           $3,067
  Accounts payable                                   90,429           72,569
  Income taxes payable                                    -            8,959
  Accrued expenses and other current liabilities     15,574           11,265
                                                   --------         --------
    TOTAL CURRENT LIABILITIES                       110,202           95,860
                                                   --------         --------

NONCURRENT LIABILITIES:
  Obligations under capital leases                   18,457           12,134
  Long-term debt                                      8,833                7
  Other                                               6,107                -
                                                   --------         --------
  TOTAL NONCURRENT LIABILITIES                       33,397           12,141
                                                   --------         --------

  TOTAL LIABILITIES                                 143,599          108,001
                                                   --------         --------
COMMITMENTS AND CONTINGENCIES                             -                -

EXCESS OF NET ASSETS ACQUIRED OVER COST               1,536            3,379

STOCKHOLDERS' EQUITY:
  Preferred stock, $.01 par value - shares
    authorized 1,000; none issued                         -                -
  Common stock, $.01 par value - shares
    authorized 100,000;issued 54,478 and 53,595         545              536
  Additional paid-in capital                        122,582           99,140
  Retained earnings                                 438,917          317,192
  Cumulative foreign currency
    translation adjustment                           (1,524)          (1,154)
                                                   --------         --------
                                                    560,520          415,714
  Less treasury stock,
   3,384 and 1,600 shares, at cost                 (124,888)         (38,985)
                                                   --------         --------
    TOTAL STOCKHOLDERS' EQUITY                      435,632          376,729
                                                   --------         --------
                                                   $580,767         $488,109
                                                   ========         ========

See accompanying notes to consolidated financial statements

Jones Apparel Group, Inc.
Consolidated Statements of Income
(All amounts in thousands except per share data)


Year Ended December 31,                    1997              1996            1995
                                     ----------        ----------        --------
NET SALES                            $1,372,458        $1,021,042        $776,365
LICENSING INCOME                         15,013            13,036          10,314
                                     ----------        ----------        --------
  Total revenues                      1,387,471         1,034,078         786,679

COST OF GOODS SOLD                      940,149           717,250         546,413
                                     ----------        ----------        --------
  Gross profit                          447,322           316,828         240,266

SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES                              250,685           186,572         139,135
                                     ----------        ----------        --------
  Operating income                      196,637           130,256         101,131

INTEREST EXPENSE                          3,584             3,040           1,908
INTEREST INCOME                          (1,556)             (547)           (445)
                                     ----------        ----------        --------
  Income before provision for
    income taxes                        194,609           127,763          99,668

PROVISION FOR INCOME TAXES               72,884            46,889          36,183
                                     ----------        ----------        --------
NET INCOME                             $121,725           $80,874         $63,485
                                     ==========        ==========        ========
EARNINGS PER SHARE
  Basic                                   $2.35             $1.55           $1.22
  Diluted                                 $2.26             $1.51           $1.20

WEIGHTED AVERAGE COMMON
    SHARES OUTSTANDING
  Basic                                  51,899            52,333          52,130
  Diluted                                53,905            53,651          53,024


See accompanying notes to consolidated financial statements

Jones Apparel Group, Inc.
Consolidated Statements of Stockholders' Equity
(All amounts in thousands)

                                                                 Cumulative
                                                                    foreign                   Total
                                          Additional               currency                  Stock-
                                 Common      paid-in   Retained translation    Treasury    holders'
                                  stock      capital   earnings adjustments       stock      equity
                                   ----     --------   --------     -------    ---------   --------
BALANCE, JANUARY 1, 1995           $259      $76,711   $172,916     $(1,208)   $       -   $248,678

YEAR ENDED DECEMBER 31, 1995:
  Amortization of deferred
    compensation in connection
    with executive stock options      -          232          -           -            -        232
  Net income                          -            -     63,485           -            -     63,485
  Exercise of stock options           4        4,730        (83)          -          168      4,819
  Tax benefit derived from
    exercise of stock options         -        2,499          -           -            -      2,499
  Stock tendered as payment for
    options exercised                 -            -          -           -         (168)      (168)
  Treasury stock acquired             -            -          -           -       (4,638)    (4,638)
  Foreign currency translation
    adjustments                       -            -          -          68            -         68
                                    ---     --------   --------     -------      -------   --------
BALANCE, DECEMBER 31, 1995          263       84,172    236,318      (1,140)      (4,638)   314,975

YEAR ENDED DECEMBER 31, 1996:
  Amortization of deferred
    compensation in connection
    with executive stock options      -          290          -           -            -        290
  Net income                          -            -     80,874           -            -     80,874
  Exercise of stock options           6        9,825          -           -            -      9,831
  Tax benefit derived from
    exercise of stock options         -        5,157          -           -            -      5,157
  Stock tendered as payment
    for options exercised             -            -          -           -         (763)      (763)
  Treasury stock acquired             -            -          -           -      (33,584)   (33,584)
  Effect of 2-for-1 stock split     267         (267)         -           -            -          -
  Registration of 1996
    Stock Option Plan                 -          (37)         -           -            -        (37)
  Foreign currency translation
    adjustments                       -            -          -         (14)           -        (14)
                                    ---     --------   --------     -------     --------   --------
BALANCE, DECEMBER 31, 1996          536       99,140    317,192      (1,154)     (38,985)   376,729

YEAR ENDED DECEMBER 31, 1997:
  Amortization of deferred
    compensation in connection
    with executive stock options
    and related items                 -        2,778          -           -            -      2,778
  Net income                          -            -    121,725           -            -    121,725
  Exercise of stock options           9       12,597          -           -            -     12,606
  Tax benefit derived from
    exercise of stock options         -        8,067          -           -            -      8,067
  Stock tendered as payment
    for options exercised             -            -          -           -         (100)      (100)
  Treasury stock acquired             -            -          -           -      (85,803)   (85,803)
  Foreign currency translation
    adjustments                       -            -          -        (370)           -       (370)
                                   ----     --------   --------     -------    ---------   --------
BALANCE, DECEMBER 31, 1997         $545     $122,582   $438,917     $(1,524)   $(124,888)  $435,632
                                   ====     ========   ========     =======    =========   ========

See accompanying notes to consolidated financial statements

Jones Apparel Group, Inc.
Consolidated Statements of Cash Flows
(All amounts in thousands)


Year Ended December 31,                       1997       1996        1995
                                          --------    -------     -------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                $121,725    $80,874     $63,485
                                          --------    -------     -------
Adjustments to reconcile net income
  to net cash provided by operating
  activities:
   Depreciation and amortization            14,594      8,948       6,724
   Provision for losses on
     trade receivables                       1,870        800        (464)
   Deferred taxes                          (17,907)     7,233       7,622
   Other                                       264        416          40

Decrease (increase) in:
   Trade receivables                        18,917    (21,349)    (17,873)
   Inventories                             (40,961)   (37,814)    (53,077)
   Prepaid expenses and
     other current assets                    1,264     10,624     (10,746)
   Other assets                             (6,273)    (3,703)     (5,027)

Increase (decrease) in:
   Accounts payable                         17,909     13,498      13,371
   Taxes payable                            (5,253)     6,673       4,116
   Accrued expenses and other
     current liabilities                     4,428      4,492         768
                                          --------    -------     -------
     Total adjustments                     (11,148)   (10,182)    (54,546)
                                          --------    -------     -------
     Net cash provided by
      operating activities                 110,577     70,692       8,939
                                          --------    -------     -------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital expenditures                    (32,149)   (34,066)    (16,013)
   Proceeds from disposition of assets           -        261         635
   Increase in cash restricted
     for capital additions                 (11,193)         -           -
   Acquisition of trademarks and licenses        -     (1,492)        (28)
                                          --------    -------     -------
     Net cash used in investing activities (43,342)   (35,297)    (15,406)
                                          --------    -------     -------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Principal payments on long-term
     debt and capital leases                (3,939)    (2,623)     (2,606)
   Purchases of treasury stock             (85,803)   (33,584)     (4,638)
   Proceeds from issuance of
     long-term debt                         10,000          -           -
   Proceeds from capital leases             10,000      5,000       5,000
   Proceeds from exercise of stock options  12,507      9,068       4,651
   Other                                         -        (37)          -

     Net cash provided by (used in)       --------    -------     -------
      financing activities                 (57,235)   (22,176)      2,407
                                          --------    -------     -------
EFFECT OF EXCHANGE RATES ON CASH                49          2        (202)
                                          --------    -------     -------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS                          10,049     13,221      (4,262)

CASH AND CASH EQUIVALENTS, BEGINNING        30,085     16,864      21,126
                                          --------    -------     -------
CASH AND CASH EQUIVALENTS, ENDING          $40,134    $30,085     $16,864
                                          ========    =======     =======

See accompanying notes to consolidated financial statements

Jones Apparel Group, Inc.
Notes to Consolidated Financial Statements


NOTE 1.  SUMMARY OF ACCOUNTING POLICIES

Basis of Presentation
  The consolidated financial statements include the accounts of Jones Apparel Group, Inc. and its wholly-owned subsidiaries (collectively, the "Company"). All significant intercompany balances and transactions have been eliminated.

  The Company designs, contracts for the manufacture of, and markets a broad range of women's career and casual sportswear, suits and dresses. The Company sells its products to better specialty and department stores and also operates its own network of factory outlet stores. In addition, the Company licenses the use of several of its brand names to select manufacturers of women's and men's apparel and accessories.

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Credit Risk
  Financial instruments which potentially subject the Company to concentration of credit risk consist principally of temporary cash, cash equivalents and accounts receivable. The Company places its cash and cash equivalents in investment-grade, short-term debt instruments with quality financial institutions and the U.S. Government and, by policy, limits the amount of credit exposure in any one financial vehicle. The Company performs ongoing credit evaluations of its customers' financial condition and, generally, requires no collateral from its customers. The allowance for non-collection of accounts receivable is based upon the expected collectibility of all accounts receivable.

Financial Instruments
  The fair value of cash and cash equivalents and receivables approximate their carrying value due to their short-term maturities. The fair value of long-term debt instruments, including the current portion, approximates the carrying value and is estimated based on the current rates offered to the Company for debt of similar maturities.

Inventories
  Inventories are stated at the lower of cost or market. Wholesale inventories are determined using the first-in, first-out method while retail inventories are determined using the retail method.

Property, Plant, Equipment and Depreciation
  Depreciation and amortization are computed by the straight-line method over the estimated useful lives of the assets ranging from three to twenty years.

Leased Property Under Capital Leases
  Property under capital leases is amortized over the lives of the respective leases or the estimated useful lives of the assets.

Intangibles
  Intangibles, which include trademarks and license agreements, are amortized on a straight-line basis over the estimated useful lives of the assets.

Jones Apparel Group, Inc.
Notes to Consolidated Financial Statements (Continued)


Excess of Net Assets Acquired Over Cost
  The excess of net assets acquired over cost of acquired businesses is amortized using the straight-line method over a five year period.

Foreign Currency Translation
  The financial statements of foreign subsidiaries are translated into U.S. dollars in accordance with Statement of Financial Accounting Standards
No. 52, "Foreign Currency Translations." Balance sheet accounts are translated at the current exchange rate and income statement items are translated at the average exchange rate for the period. Gains and losses resulting from translation are accumulated in a separate component of stockholders' equity. Segment data is not provided as foreign operations are not material.

Treasury Stock
  Treasury stock is recorded at net acquisition cost. Gains and losses on disposition are recorded as increases or decreases to additional paid-in capital with losses in excess of previously recorded gains charged directly to retained earnings.

Revenue Recognition
  Sales are recognized upon shipment of products or, in the case of retail sales, at the time of register receipt. Allowances for estimated returns are provided when sales are recorded.

Income Taxes
  The Company uses the asset and liability method of accounting for income taxes. Current tax assets and liabilities are recognized for the estimated Federal, foreign, state and local income taxes payable or refundable on the tax returns for the current year. Deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary timing differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred income tax provisions are based on the changes to the respective assets and liabilities from period to period.

Stock Options
  The Company uses the intrinsic value method of accounting for employee stock options as permitted by Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount the employee must pay to acquire the stock. The compensation cost is recognized over the vesting period of the options.

Earnings per Share
  During 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings per Share," which provides for the calculation of "basic" and "diluted" earnings per share. This Statement, effective for financial statements issued for periods ending after December 15, 1997, requires restatement of all prior-period EPS data presented. Basic earnings per share includes no dilution and is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflect, in periods in which they have a dilutive effect, the effect of common shares issuable upon exercise of stock options. All periods presented have been restated to comply with the provisions of SFAS No. 128.

Cash Equivalents
  The Company considers all highly liquid short-term investments to be cash equivalents.

Jones Apparel Group, Inc.
Notes to Consolidated Financial Statements (Continued)


Long-Lived Assets
  The Company reviews certain long-lived assets and identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. In that regard, the Company assesses the recoverability of such assets based upon estimated non-discounted cash flow forecasts.

Presentation of Prior Year Data
  Certain reclassifications have been made to conform prior year data with the current presentation.

New Accounting Standards
  Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income," established standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

  Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information," which supersedes SFAS
No. 14, "Financial Reporting for Segments of a Business Enterprise," establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as components of and enterprise about which separate financial information is available that is evaluated regularly by Management in deciding how to allocate resources and in assessing performance.

  Both SFAS Nos. 130 and 131 are effective for financial statements for periods beginning after December 15, 1997 and require comparative information for earlier years to be restated. The adoption of these standards is not expected to have a material effect on the Company's financial position or results of operations. The Company is currently reviewing SFAS No. 131 and has of yet been unable to fully evaluate the impact, if any, it may have on future financial statement disclosures.



NOTE 2.  INVENTORIES

Inventories are summarized as follows:

  December 31,                                            1997            1996
  (In thousands)                                      --------        --------
  Raw materials                                        $27,045         $38,571
  Work in process                                       41,294          37,682
  Finished goods                                       186,716         138,184
                                                      --------        --------
                                                      $255,055        $214,437
                                                      ========        ========

Jones Apparel Group, Inc.
Notes to Consolidated Financial Statements (Continued)


NOTE 3.  PROPERTY, PLANT AND EQUIPMENT

  Major classes of property, plant and equipment are as follows:

  December 31,                                            1997            1996
  (In thousands)                                       -------         -------
  Land and buildings                                   $37,893         $36,763
  Leasehold improvements                                29,230          24,712
  Machinery and equipment                               31,979          25,340
  Furniture and fixtures                                 9,666           6,932
  Construction in progress                              17,355           1,076
                                                       -------         -------
                                                       126,123          94,823
  Less: accumulated depreciation and amortization       44,189          33,127
                                                       -------         -------
                                                       $81,934         $61,696
                                                       =======         =======

  Included in property, plant and equipment are the following capitalized leases:

  December 31,                                            1997            1996
  (In thousands)                                       -------         -------
  Buildings                                            $32,137         $31,006
  Machinery and equipment                                3,759           3,538
  Construction in progress                               9,937               -
                                                       -------         -------
                                                        45,833          34,544
  Less: accumulated amortization                        12,626          10,243
                                                       -------         -------
                                                       $33,207         $24,301
                                                       =======         =======

  At December 31, 1997, the Company had commitments to construct additional warehouse facilities. These facilities, which will be completed during 1998, will cost an estimated $28,000,000 in the aggregate. As of December 31, 1997, a total of $9,937,000 had been expended on these projects and the Company had $11,193,000 in cash on hand restricted for use in their completion.

Jones Apparel Group, Inc.
Notes to Consolidated Financial Statements (Continued)


NOTE 4.  INTANGIBLE ASSETS

  Intangible assets consist of the following:
                                                                       Useful
                                                                        lives
  December 31,                                1997        1996        (years)
  (In thousands)                           -------     -------     ----------

  Trademarks                               $32,972     $26,865       15 to 20
  License agreements                         5,319       5,319     51/2 to 19
                                           -------     -------
                                            38,291      32,184

  Less: accumulated amortization             7,687       5,896
                                           -------     -------
                                           $30,604     $26,288
                                           =======     =======

NOTE 5.  SHORT-TERM BORROWINGS

  At December 31, 1997, the Company had credit arrangements with six United States financial institutions which totaled $425,000,000. These lines, which may be used for unsecured borrowings and letters of credit (issued primarily to finance foreign inventory purchases), contain an aggregate sub-limit of $170,000,000 for unsecured borrowings with rates depending on the borrowing vehicle utilized. At December 31, 1997, the estimated aggregate interest rate on the lines was 7.1%. The Company was committed for unexpired bank letters of credit at December 31, 1997 in the amount of $153,744,000 and there were no short-term borrowings outstanding. The Company also has a line of credit with a Canadian institution for C$4,000,000 to be used for unsecured borrowings under which no amounts were outstanding at December 31, 1997.


NOTE 6.  LONG-TERM DEBT

  Long-term debt consists of the following:

  December 31,                                            1997            1996
  (In thousands)                                        ------          ------

  7.125% Industrial revenue bonds, due 2007             $9,833          $    -
  Other debt                                                10              48
                                                        ------          ------
                                                         9,843              48
  Less: current portion                                  1,010              41
                                                        ------          ------
                                                        $8,833          $    7
                                                        ======          ======

  During 1997, the Company issued $10.0 million of long-term debt to finance construction of a new warehouse facility. The aggregate maturities for long-term debt for the five years after December 31, 1997 are approximately $1,000,000 per year.

Jones Apparel Group, Inc.
Notes to Consolidated Financial Statements (Continued)


NOTE 7.  OBLIGATIONS UNDER CAPITAL LEASES

  Obligations under capital leases consist of the following:

  December 31,                                            1997            1996
  (In thousands)                                       -------         -------
  Warehouses, office facilities and equipment          $21,646         $15,160
  Less: current portion                                  3,189           3,026
                                                       -------         -------
  Obligations under capital leases - noncurrent        $18,457         $12,134
                                                       =======         =======

  The Company occupies a warehouse and office facility which is leased from an affiliated real estate partnership which is 50% owned by the Company's Chairman. The lease runs until March 15, 1998. Minimum annual rent payments are $1,000,000. The lease was capitalized at the fair market value of the facility which approximated the present value of the minimum lease payments. Upon the expiration of the lease, the Company has agreed to purchase the property from the partnership for $10,500,000, which approximates fair market value, and enter into a sale and leaseback arrangement with an unrelated third party.

  The Company occupies warehouse and office facilities leased from the City of Lawrenceburg, Tennessee. Four ten-year net leases run until February 2004, July 2005, May 2006 and April 2007, respectively, and require minimum annual rent payments of $500,000, $500,000, $500,000, and $1,000,000, respectively, plus accrued interest. In connection with these leases, the Company guaranteed $25,000,000 of Industrial Development Bonds issued in order to construct the facilities, $20,417,000 of which remained unpaid as of December 31, 1997.
The financing agreement with the issuing authority (i) requires the Company to maintain stipulated levels of insurance and tangible net worth, (ii) requires the Company to maintain minimum ratios of cash flow to debt service and liabilities to tangible net worth and (iii) contains certain other restrictions.

  The Company also leases various equipment under three to five year leases at an aggregate annual rental of $767,000. The equipment has been capitalized at its fair market value of $2,650,000, which approximates the present value of the minimum lease payments.

  The following is a schedule by year of future minimum lease payments under capital leases, together with the present value of the net minimum lease payments as of December 31, 1997:

  Year Ending December 31,
  (In thousands)

  1998                                                      $4,638
  1999                                                       4,254
  2000                                                       3,523
  2001                                                       3,345
  2002                                                       3,166
  Later years                                                8,994
                                                           -------
  Total minimum lease payments                              27,920
  Less: amount representing interest                         6,274
                                                           -------
  Present value of net minimum lease payments              $21,646
                                                           =======

Jones Apparel Group, Inc.
Notes to Consolidated Financial Statements (Continued)


NOTE 8.  SIGNIFICANT CUSTOMERS

  A significant portion of the Company's sales are to retailers throughout the United States and Canada. Sales to department stores owned by Federated Department Stores, Inc. ("Federated") accounted for 20%, 20% and 21% for the years ended December 31, 1997, 1996 and 1995, respectively. Sales to department stores owned by The May Department Stores Company ("May") accounted for 19%, 20% and 19% for the years ended December 31, 1997, 1996 and 1995, respectively. Federated and May accounted for approximately 43% of accounts receivable at December 31, 1997.


NOTE 9.  COMMITMENTS

  (a) LEASES. Total rent expense charged to operations for the years ended December 31, 1997, 1996 and 1995 was $22,159,000, 18,888,000 and $15,359,000,
respectively.

  The following is a schedule by year of future minimum rental payments required under operating leases for the next five years:

  Year Ending December 31,
  (In thousands)

  1998                                                      $18,059
  1999                                                       17,320
  2000                                                       15,124
  2001                                                       13,416
  2002                                                        8,506
  Later years                                                17,617
                                                            -------
                                                            $90,042
                                                            =======

  Certain of the leases provide for renewal options and the payment of real estate taxes and other occupancy costs.

  (b) CONTINGENT LIABILITIES. Various lawsuits and claims arising during the normal course of business are pending against the Company and its consolidated subsidiaries. In the opinion of management, the ultimate liability, if any, resulting from these matters will have no significant effect on the Company's consolidated financial position, results of operations or liquidity.

  (c) ROYALTIES. Under an exclusive license to manufacture certain items under the Lauren by Ralph Lauren trademark pursuant to license and design service agreements with Polo Ralph Lauren Corporation, the Company is obligated to pay Polo Ralph Lauren Corporation a percentage of net sales of Lauren by Ralph Lauren products. Under these agreements, minimum payments of $7,000,000 are due for each of the years 2000 and 2001. The license and design service agreements expire on December 31, 2001 and provide for certain renewal options at that time.

Jones Apparel Group, Inc.
Notes to Consolidated Financial Statements (Continued)



NOTE 10.  INCOME TAXES

  The following summarizes the provision for income taxes:


  Year ended December 31,             1997              1996              1995
  (In thousands)                   -------           -------           -------

  Current:
    Federal                        $78,811           $34,522           $23,236
    State and local                 10,524             3,733             3,030
    Foreign                          1,456             1,401             2,295
                                   -------           -------           -------
                                    90,791            39,656            28,561
                                   -------           -------           -------
  Deferred:
    Federal                        (15,359)            7,722             7,653
    State and local                 (2,240)             (489)              (31)
    Foreign                           (308)                -                 -
                                   -------           -------           -------
                                   (17,907)            7,233             7,622
                                   -------           -------           -------
Provision for income taxes         $72,884           $46,889           $36,183
                                   =======           =======           =======

The foreign and domestic components of income before provision for income taxes were as follows:


  Year ended December 31,             1997              1996              1995
  (In thousands)                  --------          --------           -------

  United States                   $192,482          $125,650           $94,224
  Canada                             1,815             2,378             2,666
  Other                                312              (265)            2,778
                                  --------          --------           -------
  Income before provision
    for income taxes              $194,609          $127,763           $99,668
                                  ========          ========           =======

Jones Apparel Group, Inc.
Notes to Consolidated Financial Statements (Continued)


  The provision for income taxes on adjusted historical income differs from the amounts computed by applying the applicable Federal statutory rates due to the following:


  Year ended December 31,             1997              1996              1995
  (In thousands)                   -------          --------           -------

  Provision for Federal income
    taxes at the statutory rate    $68,113           $44,717           $34,884
  State and local income taxes,
    net of federal benefit           5,385             2,108             1,949
  Amortization of excess of net
    assets acquired over cost         (645)             (645)             (645)
  Other items, net                      31               709                (5)
                                   -------           -------           -------
  Provision for income taxes       $72,884           $46,889           $36,183
                                   =======           =======           =======


  The Company has not provided for U.S. Federal and foreign withholding taxes on $2,727,000 of foreign subsidiaries' undistributed earnings as of December 31, 1997. Such earnings are intended to be reinvested indefinitely.

  The following is a summary of the significant components of the Company's deferred tax assets and liabilities:



  December 31,                                          1997              1996
  (In thousands)                                     -------           -------

  Deferred tax assets:
    Nondeductible accruals and allowances            $23,587           $ 8,009
    Depreciation and amortization                        561             1,118
    Other (net)                                        2,286             1,042
                                                     -------           -------
  Net deferred tax asset                             $26,434           $10,169
                                                     =======           =======

Jones Apparel Group, Inc.
Notes to Consolidated Financial Statements (Continued)


NOTE 11.  COMMON STOCK

  On July 30, 1996, the Company's Board of Directors approved a two-for-one stock split of the Company's Common Stock in the form of a 100% stock dividend for shareholders of record as of September 12, 1996. Concurrently, the number of authorized shares of Common Stock was increased to 100,000,000. On October 2, 1996, a total of 26,744,580 shares of Common Stock were issued in connection with the split. The stated par value of each share remained at $0.01. The issuance of authorized but unissued shares resulted in the transfer of $267,000 from additional paid-in capital to common stock, representing the par value of the shares issued. All share and per share amounts have been restated to retroactively reflect the stock split.

  In 1995, the Board of Directors authorized the repurchase of up to $100,000,000 of the Company's Common Stock in open market transactions over a two-year period ending in December, 1997. The program expired on October 27, 1997, through which date 2,823,394 shares had been acquired at a cost of $100,000,000.

  In 1997, the Board of Directors authorized an additional program to repurchase the Company's Common Stock from time to time in open market transactions not to exceed $100,000,000 in aggregate price. This program was to commence upon the earlier of December 15, 1997 or the full utilization of the previous buy-back program and has no time limit. As of December 31, 1997, 530,106 shares had been acquired at a cost of $24,025,000, leaving $75,975,000 available for future repurchases at that date.


NOTE 12.  STATEMENT OF CASH FLOWS

  Cash interest payments during the years ended December 31, 1997, 1996 and 1995 were $3,941,000, $3,207,000 and $2,118,000, respectively.

  Cash income tax payments during the years ended December 31, 1997, 1996 and 1995 were $96,251,000, $32,110,000 and $23,068,000, respectively.

  In connection with an agreement entered into for the formal acquisition of and payment for a currently utilized trademark, the Company recorded a $6,107,000 intangible asset and an offsetting long-term liability.

  Reductions in income tax payments resulting from the exercise of employee stock options during the years ended December 31, 1997, 1996 and 1995 were $8,067,000, $5,157,000 and $2,499,000, respectively.

  Under the provisions of the Company's 1991 Stock Option Plan, employees exercising stock options during the year ended December 31, 1997 exchanged 2,122 shares of the Company's Common Stock (valued at $100,000) for 8,163 newly issued shares, during the year ended December 31, 1996 exchanged 28,000 shares of the Company's Common Stock (valued at $763,000) for 67,430 newly issued shares and during the year ended December 31, 1995 exchanged 11,536 shares of the Company's Common Stock (valued at $168,000) for 24,000 newly issued shares.

Jones Apparel Group, Inc.
Notes to Consolidated Financial Statements (Continued)


NOTE 13.  STOCK OPTIONS

  At December 31, 1997, the Company has two stock option plans, which are described below. The Company applies APB Opinion 25, "Accounting for Stock Issued to Employees," and related Interpretations in accounting for the plans. Under APB Opinion 25, when the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation cost is recognized.

  Under the Company's 1991 and 1996 Stock Option Plans, options to purchase an aggregate of not more than 5,000,000 shares and 4,000,000 shares, respectively, of common stock may be granted from time to time to key employees, officers, directors, advisors and independent consultants to the Company or to any of its subsidiaries. The Plans are administered by the Board of Directors, which has empowered a committee of directors to administer the Plans.

  Under both plans, the per share exercise price for incentive stock options ("ISOs") will not be less than 100% of the fair market value of a share of the common stock on the date the option is granted (110% of fair market value on the date of grant of an ISO if the optionee owns more than 10% of the Company). Under the 1991 Plan, the per share exercise price for non-qualified stock options ("NQSOs") will not be less than 75% of the fair market value on the date the option is granted. The 1996 Plan has no restrictions on NQSO pricing. Under the 1991 Plan, options may be granted for a term to be determined by the committee of not less than one or more than ten years from the date of grant; under the 1996 Plan, options may be granted for a term of not less than six months or more than ten years from the date of grant.

  FASB Statement 123, "Accounting for Stock-Based Compensation," requires the Company to provide pro forma information regarding net income and earnings per share as if compensation cost for the Company's stock option plans had been determined in accordance with the fair value-based method prescribed in FASB Statement 123. The Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1997, 1996 and 1995, respectively: no dividends paid for all years; expected volatility of 34.7%, 38.9% and 40.7%; risk-free interest rates of 6.04%, 6.20% and 6.16%;
and expected lives of 3.4, 3.0 and 3.0 years.

  Under the accounting provisions of FASB Statement 123, the Company's net income and earnings per share would have been reduced to the pro forma amounts indicated in the following table.


December 31,                          1997              1996              1995
                                  --------           -------           -------
Net income (in thousands)
  As reported                     $121,725           $80,874           $63,485
  Pro forma                        116,120            79,074            63,387

Basic earnings per share
  As reported                        $2.35             $1.55             $1.22
  Pro forma                          $2.24             $1.51             $1.22

Diluted earnings per share
  As reported                        $2.26             $1.51             $1.20
  Pro forma                          $2.15             $1.47             $1.20

Jones Apparel Group, Inc.
Notes to Consolidated Financial Statements (Continued)


  The following table contains information on stock options for the three year period ended December 31, 1997:

                                                       Exercise       Weighted
                                    Option          price range        average
                                    shares            per share          price
                                 ---------   ------------------         ------
Outstanding, January 1, 1995     3,726,366     $0.40 to $16.125          $9.65
Granted                            180,000     $12.00 to $17.75         $14.28
Exercised                          777,766      $0.40 to $14.25          $6.20
Forfeited                           78,000     $7.00 to $16.125         $13.63
                                 ---------   ------------------         ------
Outstanding, December 31, 1995   3,050,600      $0.40 to $17.75         $10.71
Granted                          2,166,000   $14.715 to $34.375         $24.53
Exercised                        1,031,230    $0.40 to $14.5625          $9.53
Forfeited                           76,200      $7.00 to $24.00         $14.93
                                 ---------   ------------------         ------
Outstanding, December 31, 1996   4,109,170     $0.40 to $34.375         $18.17
Granted                          1,717,000      $1.00 to $51.50         $47.04
Exercised                          883,118     $7.00 to $36.625         $14.28
Forfeited                           18,800    $12.375 to $24.75         $21.46
                                 ---------   ------------------         ------
Outstanding, December 31, 1997   4,924,252      $0.40 to $51.50         $28.88
                                 =========   ==================         ======
Exercisable at year-end
  1995                             980,400    $0.40 to $15.0625          $8.93
  1996                             733,770      $0.40 to $17.50          $9.56
  1997                             894,854     $0.40 to $34.375         $13.90


                                                      1991 Plan      1996 Plan
                                                      ---------      ---------
Available for future grants
  1995                                                  938,334              -
  1996                                                   49,534      2,799,000
  1997                                                    3,134      1,147,200


                            Exercise price       Exercise price          Total
                          less than market      equal to market        options
                          ----------------      ---------------        -------
Weighted-average
fair value of:
  Options granted in 1995                -                $4.74          $4.74
  Options granted in 1996            $8.46                $8.00          $8.01
  Options granted in 1997           $35.72               $14.90         $15.20

Jones Apparel Group, Inc.
Notes to Consolidated Financial Statements (Continued)


The following table summarizes information about stock options outstanding at December 31, 1997.


Range of exercise prices:       $0.40       $11.25      $21.125    $32.625       $44.00        $0.40
                                   to           to           to         to           to           to
                                $9.50      $19.625     $24.3125     $39.25       $51.50       $51.50
                              -------    ---------    ---------    -------    ---------    ---------
Outstanding Options
  Number outstanding
    at December 31, 1997      361,167    1,044,867    1,579,218    324,000    1,615,000    4,924,252
  Weighted-average remaining
    contractual life (years)      3.4          6.9          8.6        9.0          9.8          8.3
  Weighted-average
    exercise price              $5.86       $13.55       $23.97     $34.53       $47.61       $28.88

Exercisable options
  Number outstanding
    at December 31, 1997      261,169      373,067      253,618      7,000            -      894,854
  Weighted-average
    exercise price              $4.61       $13.16       $23.98     $34.38            -       $13.90


NOTE 14.  UNAUDITED CONSOLIDATED FINANCIAL INFORMATION

  Unaudited interim consolidated financial information for the two years ended December 31, 1997 is summarized as follows:

                                        First     Second      Third     Fourth
(In thousands except per share data)  Quarter    Quarter    Quarter    Quarter
                                     --------   --------   --------   --------
1997
  Net sales                          $317,990   $262,988   $445,972   $345,508
  Total revenues                      321,455    266,289    450,508    349,219
  Gross profit                        106,571     87,747    147,201    105,803
  Operating income                     47,475     31,115     79,383     38,664
  Net income                           29,540     19,280     48,938     23,967
  Diluted earnings per share            $0.55      $0.36      $0.90      $0.45

1996
  Net sales                          $260,350   $193,275   $309,019   $258,398
  Total revenues                      262,926    195,934    313,228    261,990
  Gross profit                         75,369     63,691     99,706     78,062
  Operating income                     32,652     21,534     49,788     26,282
  Net income                           20,339     13,338     30,878     16,319
  Diluted earnings per share            $0.38      $0.25      $0.58      $0.30

Jones Apparel Group, Inc.
Notes to Consolidated Financial Statements (Continued)

NOTE 15.  EMPLOYEE BENEFIT PLAN

  The Company maintains the Jones Apparel Group, Inc. Retirement Plan (the "Plan") under Section 401(k) of the Internal Revenue Code. Full-time employees not covered by a collective bargaining agreement and meeting certain other requirements are eligible to participate in the Plan. Under the Plan, employees may elect to have up to 10% of their salary deferred and deposited with a qualified trustee, who in turn invests the money in a variety of investment vehicles as selected by each employee.

  From January 1, 1995 through March 31, 1996, the Company matched 30% of each participant's contributions with the Company's contribution limited to a maximum of 1.8% of the employee's total compensation for employees earnings less than $150,000 per year. For employees earning over $150,000 per year, the Company matched 25% of each participant's contributions with the Company's contribution limited to a maximum of 1% of the employee's total compensation. On April 1, 1996, the Company matching contribution rates were increased to 50% and 3.0% of total compensation, respectively, for employees earning up to $150,000 per year and 35% and 2.1% of total compensation, respectively, for employees earning over $150,000 per year.

  Contributions and salary deferrals are subject to limitations imposed by the Internal Revenue Code. The Company may, at its sole discretion, contribute additional amounts to all employees on a pro rata basis. All employee contributions into the Plan are 100% vested, while the Company's matching contributions vest over a five-year period. The Company contributed approximately $1,241,000, $801,000 and $369,000 to the Plan during the years ended December 31, 1997, 1996 and 1995, respectively.

Jones Apparel Group, Inc.
Notes to Consolidated Financial Statements (Continued)


NOTE 16.  EARNINGS PER SHARE

  Basic and diluted earnings per share for each of the three years ended December 31, 1997, 1996 and 1995 are calculated as follows (in thousands except per share amounts):


                                              Net                    Per-share
                                           Income        Shares         Amount
                                         --------        ------         ------
For the year ended December 31, 1997:

  Basic earnings per share               $121,725        51,899          $2.35

  Effect of assumed conversion
    of employee stock options                   -         2,006          $0.09
                                         --------        ------         ------
  Diluted earnings per share             $121,725        53,905          $2.26
                                         ========        ======         ======
For the year ended December 31, 1996:

  Basic earnings per share                $80,874        52,333          $1.55

  Effect of assumed conversion
    of employee stock options                   -         1,318          $0.04
                                          -------        ------         ------
  Diluted earnings per share              $80,874        53,651          $1.51
                                          =======        ======         ======
For the year ended December 31, 1995:

  Basic earnings per share                $63,485        52,130          $1.22

  Effect of assumed conversion
    of employee stock options                   -           894          $0.02
                                          -------        ------         ------
  Diluted earnings per share              $63,485        53,024          $1.20
                                          =======        ======         ======

  Options to purchase 1,590,000 shares of common stock at exercise prices ranging from $45 5/16 to $51 1/2 per share were outstanding during a portion of 1997 but were not included in the computation of diluted earnings per share because the exercise prices of the options were greater than the average market price of the common shares. These options, which expire between July 22 and December 12, 2007, were all outstanding at the end of 1997.

NOTE 17.  SUPPLEMENTAL PRO FORMA CONDENSED FINANCIAL INFORMATION

  On January 1, 1999, Jones Apparel Group, Inc. consummated a corporate reorganization under which two new wholly owned subsidiaries named Jones Apparel Group USA, Inc. ("Jones USA") and Jones Apparel Group Holdings, Inc. ("Jones Holdings") were created. On that date, the operating assets of Jones Apparel Group, Inc. were transferred to Jones USA and Jones USA assumed the role of obligor of the Senior Notes due 2001 (which were issued on October
2, 1998 in conjunction with the acquisition of Sun Apparel, Inc.) with Jones Apparel Group, Inc. remaining and Jones Holdings becoming co-obligors of the Notes. The following condensed financial information represents, on a pro forma basis, the results of Jones USA had the reorganization occurred on January 1, 1995 (all amounts in thousands). Separate pro forma financial statements and other disclosures concerning Jones USA and Jones Holdings are not presented as such information is not considered material to the holders of the Senior Notes.


                                  December 31,   December 31,    December 31,
                                         1995           1996            1997
                                  -----------    -----------     -----------

  Current assets                     $284,805       $331,104        $365,019
  Noncurrent assets                    33,045         58,962          95,349
  Current liabilities                 141,514        199,043         256,605
  Noncurrent liabilities               10,151         12,420          28,094
  Excess of net assets
    acquired over cost                  5,221          3,379           1,536


                                          For the Year Ended December 31,
                                     ---------------------------------------
                                         1995           1996            1997
                                     --------       --------      ----------
  Total revenues                     $690,339       $921,500      $1,261,159
  Gross profit                        177,533        244,302         371,522
  Operating income                     35,361         56,820         112,946
  Net income                           21,671         30,616          61,358

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

 Not Applicable.




                             PART III


ITEM 10.  DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

Directors and Executive Officers

  The directors and executive officers of the Company are as follows:

Name                        Age            Office
---------------------       ---            -----------------------------------
Sidney Kimmel                70            Chairman and Director

Herbert J. Goodfriend        71            Vice Chairman and Director

Jackwyn Nemerov              46            President

Irwin Samelman               67            Executive Vice President, Marketing
                                           and Director

Wesley R. Card               50            Chief Financial Officer

Patrick M. Farrell           48            Vice President and
                                           Corporate Controller

Geraldine Stutz              69            Director

Howard Gittis                64            Director


  Each director who is not a full-time employee of the Company will receive an annual grant of options to purchase 1,000 shares of the Company's common stock at an exercise price of $1.00 per share. Each option will expire on the tenth anniversary of its date of grant, and will be exercisable, in whole or in part, commencing six months from the date of grant and thereafter during the exercise period. Officers are appointed by the Board of Directors.

  The Board of Directors has appointed an Audit Committee consisting of Ms. Stutz and Mr. Gittis. The Audit Committee meets periodically to review and make recommendations with respect to the Company's internal controls and financial reports, and in connection with such reviews, has met with appropriate Company financial personnel and the Company's independent certified public accountants. The Board of Directors has also appointed a Stock Option
Committee consisting of Ms. Stutz and Mr. Gittis to administer the 1991 and 1996 Stock Option Plans and a Compensation Committee consisting of Ms. Stutz and Mr. Gittis to determine cash and other incentive compensation to be paid to the Company's executive officers.

  Mr. Kimmel founded the Jones Apparel Division of W.R. Grace & Co. in 1970.
Mr. Kimmel has served as Chairman since 1975. Prior to 1975, Mr. Kimmel occupied various executive offices including President of Jones New York and Vice President of John Meyer of Norwich. Prior to founding Jones, Mr. Kimmel was employed by W.R. Grace & Co. and was President of Villager, Inc., a sportswear company.

  Mr. Goodfriend joined the Company in 1990 after serving as the Company's legal counsel for the previous three years and has served as a director since July 1991. Before joining Jones, Mr. Goodfriend served as a director of Villager, Inc. and Venice Industries, Inc. In addition, Mr. Goodfriend is engaged in the practice of law and is of counsel to the firm of Phillips Nizer Benjamin Krim & Ballon LLP, which performs legal services for the Company.

  Ms. Nemerov was appointed President in January 1997. She joined the Company in 1985 and served as President of the Company's casual sportswear divisions and the Lauren by Ralph Lauren division. Prior to joining Jones, Ms. Nemerov was President of the Gloria Vanderbilt division of Murjani, Inc. from 1980 through 1985.

  Mr. Samelman has been Executive Vice President, Marketing of the Company since 1991 and has served as a director since July 1991. In addition, from 1987 to 1991, Mr. Samelman provided marketing consulting services to the Company through Samelman Associates, Inc., a private consulting company controlled by him. Prior thereto, Mr. Samelman was Regional Marketing Manager of Russ Togs, Inc. and Vice President of Villager, Inc.

  Mr. Card joined the Company in 1990. Prior to joining Jones, Mr. Card held the positions of Executive Vice President and Chief Financial Officer of Carolyne Roehm, Inc., and Corporate Vice President, Controller and Assistant Secretary of Warnaco, Inc.

  Mr. Farrell was appointed Vice President and Corporate Controller in November 1997. He joined the Company in 1994 as Director of Internal Audit and served as Vice President, Finance and Administration of Retail Operations of the Company since 1995. Prior to joining the Company, Mr. Farrell was Director of Internal Audit for Crystal Brands, Inc.

  Ms. Stutz has been a director of the Company since July 1991. Since 1993, Ms. Stutz has been a principal partner of Panache Productions, a fashion and marketing service. During the previous five years, she was Publisher of Panache Press at Random House, a book publisher. From 1960 until 1986, Ms. Stutz was President of Henri Bendel. Ms. Stutz serves on the Board of
Directors of Tiffany & Co., The Theatre Development Fund and The Actors' Fund.

  Mr. Gittis has been a director of the Company since April 1992. During the past five years, Mr. Gittis' principal occupation has been Director and Vice Chairman of MacAndrews & Forbes Holdings Inc., a diversified holding company. In addition, Mr. Gittis is a director of Andrews Group Incorporated, California Federal Bank, a Federal Savings Bank, Consolidated Cigar Corporation, Consolidated Cigar Holdings Inc., First Nationwide Holdings
Inc., First Nationwide (Parent) Holdings Inc., Loral Space and Communications Ltd., Mafco Consolidated Group Inc., Pneumo Abex Corporation, Power Control Technologies, Inc., Revlon, Inc., Revlon Consumer Products Corporation, Revlon Worldwide Corporation and Rutherford-Moran Oil Corporation.


Key Employees

  The following persons, although not executive officers of the Company, make significant business contributions to the Company:

  Rena Rowan was the original creator of the Jones New York line and served as the division's Chief Designer from 1970 to 1982. She is currently
Vice President, Design of the Company.  From 1991 to 1993, Ms.

Rowan was an executive vice president of the Company. Prior to the inception of Jones New York, Ms. Rowan was employed by Villager, Inc. and Rosenau, Inc.

  Anita Britt, Director of Investor Relations and Financial Planning, joined the Company in December 1993. Prior to joining the Company, Ms. Britt was
Director of Internal Audit of American Reliance Group, Inc.

  Howard Buerkle has been President of Retail Operations for the Company since 1989. From 1986 through 1989, Mr. Buerkle was President of the retail division of Inwear/Martinique.

  Ellen Daniel, President of the Evan-Picone Collection division, joined Jones in 1994. From 1982 through 1994, Ms. Daniel was employed by Liz Claiborne, most recently as Senior Vice President - Corporate Design Director.

  Ira Dansky joined the Company in 1996 as General Counsel. Prior to joining the Company, Mr. Dansky was engaged in private law practice from 1987 through 1996, prior to which he served as Associate General Counsel of Xerox Corporation.

  Ronald Harrison, Vice President of Manufacturing, joined the Company in 1981. Mr. Harrison had been Plant Manager for Chief Apparel, Inc. from 1965 through 1981.

  Joseph Hiess was appointed President of the Jones New York Men's Sportswear division in August 1997. Prior to his appointment, Mr. Hiess served as head of Design and Marketing of JJ Farmer, a menswear company he founded in 1986 and subsequently sold to Salant Corporation in 1993.

  Barbara Kennedy has been President of the Jones New York Dress Division since August 1991. From 1983 through August 1991, Ms. Kennedy was employed by Bloomingdale's in various capacities, most recently as Vice President, Merchandise Manager.

  Gary R. Klocek has been Controller of Jones Apparel Group, Inc. since August 1987. Prior to joining Jones, Mr. Klocek held various positions with Atlantic Richfield Company ("ARCO") from 1979 through 1987, his last position being Manager of Cost and Inventory Control for one of ARCO's subsidiaries.

  Jeffrey Levy, President of Rena Rowan, joined the Company in 1990. Prior to joining Jones, Mr. Levy was Vice President of Sales and National Sales Manager, of Russ Togs, Inc. from 1984 through 1990.

  Benny Lin, Senior Vice President - Creative Director, joined Jones Apparel Group in December 1995. Mr. Lin had been Fashion Director at Macy's East prior to joining the Company.

  Martin Marlowe joined Jones Apparel Group in 1992 as Vice President of Foreign Manufacturing. Prior to joining Jones, Mr. Marlowe was President of Jodi International, an apparel importer, from 1988 to 1992.

  Helen Merril, President of the Evan-Picone Dress Divisions, joined Jones Apparel Group in October 1993. Prior to joining the Company, Ms. Merril held the positions of President of Scassi Dress of De Peche Corporation and President of Nippon Boutique of Albert Nippon Inc.

  Susan Metzger, Vice President of Sales for the Lauren by Ralph Lauren division, joined the Company in May 1996. Prior to joining Jones Apparel Group, Ms. Metzger held the positions of Vice President of Sales of Chaus, Inc. and Sales Manager of JH Collectibles.

  Heather Pech, President of the Jones New York Sport Collection division, joined the Company in 1990. Ms. Pech had been Account Executive at Calvin Klein, Inc. prior to joining Jones.

  Deanna Randall, who joined the Company in 1981, has held various sales and marketing positions with the Company, and is currently President of the Jones New York career division.

  Susan Rieland, President of Casual Design, joined the Company in 1994. Ms. Rieland had been Account Executive at Rafaella prior to joining Jones.

  John Sammaritano, Vice President of Distribution, joined Jones in 1975. Mr. Sammaritano had been Vice President of Distribution for Villager, Inc. from 1964 through 1975.

  Richard Shaw, President of Jones Apparel Group Canada, Inc., joined the Company in May 1997. Prior to joining the Company, Mr. Shaw served as President of Liz Claiborne Canada, which he helped launch in 1987.


ITEM 11.  EXECUTIVE COMPENSATION

  The information appearing in the Proxy Statement under the captions "EXECUTIVE COMPENSATION" and "EMPLOYMENT AND COMPENSATION ARRANGEMENTS" is incorporated herein by this reference.


ITEM 12.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The information appearing in the Proxy Statement under the caption "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS" is incorporated herein by this reference.


ITEM 13.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  The information appearing in the Proxy Statement under the captions "CERTAIN TRANSACTIONS" and "COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION" are incorporated herein by this reference.



                              PART IV


ITEM 14.  EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8-K

    (a) The following documents are filed as part of this report:

        1. The schedule and report of independent certified public accountants thereon, listed on the Index to Financial Statement Schedules attached hereto.

        2.  The Exhibits, which are listed on the Exhibit Index attached hereto.

    (b) No reports on Form 8-K were filed by the registrant during the last quarter of the period covered by this report.

                            SIGNATURES


  Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment to the Annual Report on Form 10-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 26, 1998
                                                      JONES APPAREL GROUP, INC.
                                                      (Registrant)

                                                By:   /s/ Sidney Kimmel
                                                      Sidney Kimmel, Chairman

    Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

     Signature                         Title                        Date
---------------------        -----------------------------      --------------
/s/ Sidney Kimmel            Chairman and Director              March 26, 1998
-----------------            (Chief Executive Officer)
(Sidney Kimmel)


/s/ Wesley R. Card           Chief Financial Officer            March 26, 1998
------------------           (Principal Financial Officer)
(Wesley R. Card)

/s/ Patrick M. Farrell       Vice President and                 March 26, 1998
----------------------       Corporate Controller
(Patrick M. Farrell)         (Principal Accounting Officer)


/s/ Herbert J. Goodfriend    Vice Chairman and Director         March 26, 1998
-------------------------
(Herbert J. Goodfriend)


/s/ Irwin Samelman           Executive Vice President,          March 26, 1998
------------------           Marketing and Director
(Irwin Samelman)

/s/ Geraldine Stutz          Director                           March 26, 1998
-------------------
(Geraldine Stutz)


/s/ Howard Gittis            Director                           March 26, 1998
-----------------
(Howard Gittis)

JONES APPAREL GROUP, INC.

INDEX TO FINANCIAL STATEMENT SCHEDULES


Report of Independent Certified Public Accountants on Schedule

Schedule II.          Valuation and qualifying accounts


Schedules other than those listed above have been omitted since the information is not applicable, not required or is included in the respective financial statements or notes thereto.



EXHIBIT INDEX

Incorporated
by Reference          Exhibit
to Exhibit            Nos.        Description of Exhibit
------------          -------     ----------------------

(5) 3.1               3.1         Articles of Incorporation, as amended

(1) 3.3               3.3         By-Laws

(3) 3.4               3.4         Amendment to By-Laws

(1) 10.2              10.2        Lease Agreement between the Registrant and
                                  Bristol Associates, L.P., re:
                                  250 Rittenhouse Circle

(1) 10.5              10.5        Form of 1991 Stock Option Plan+

(1) 10.7              10.7        Employment and Stock Option
                                  Agreements between the Registrant and
                                  Herbert J. Goodfriend+

(2) 10.17             10.17       Note Agreement with The Industrial
                                  Development Board of the City of
                                  Lawrenceburg, Tennessee

(2) 10.18             10.18       Industrial Development Board of the City of
                                  Lawrenceburg Taxable
                                  Revenue Note, Series 1995

(2) 10.19             10.19       Lease agreement between the Registrant and
                                  the Industrial
                                  Development Board of the City of Lawrenceburg

(4) 10.26             10.26       Series 1996 Note Agreement with The
                                  Industrial Development Board of the City of
                                  Lawrenceburg, Tennessee

(4) 10.27             10.27       Industrial Development Board of the City of
                                  Lawrenceburg Taxable
                                  Revenue Note, Series 1996

(4) 10.28             10.28       First Amendment to Lease Agreement between
                                  the Registrant and the Industrial
                                  Development Board of the City of Lawrenceburg

(4) 10.29             10.29       Agreement between the Registrant and
                                  Herbert J. Goodfriend with respect to
                                  consulting services following termination of employment

Incorporated
by Reference          Exhibit
to Exhibit            Nos.        Description of Exhibit
------------          -------     ----------------------

(5) 10.30             10.30       Series 1996 Note Agreement with The
                                  Industrial Development Board of the City of
                                  Lawrenceburg, Tennessee

(5) 10.31             10.31       Industrial Development Board of the City of
                                  Lawrenceburg Taxable
                                  Revenue Note, Series 1996

(5) 10.32             10.32       Lease Agreement between the Registrant and
                                  the Industrial Development Board of the
                                  City of Lawrenceburg

(5) 10.33             10.33       Form of 1996 Stock Option Plan+

(5) 10.34             10.34       Letter Agreement between the Registrant and
                                  CoreStates Bank

(5) 10.35             10.35       Master Short Term Borrowing Agreement
                                  between the Registrant and CoreStates Bank

(5) 10.36             10.36       Letter Agreement between the Registrant and
                                  First Union National Bank

(5) 10.37             10.37       Letter Agreement between the Registrant and
                                  the Bank of New York

(5) 10.38             10.38       Letter Agreement between the Registrant and
                                  Bank of Boston

(5) 10.39             10.39       Money Market Line Commercial Promissory
                                  Note between the Registrant and Bank of Boston

(5) 10.40             10.40       License Agreement between the Registrant
                                  and Polo Ralph Lauren, L.P., dated October
                                  18, 1995#

(5) 10.41             10.41       Design Services Agreement between the
                                  Registrant and Polo Ralph Lauren, L.P.,
                                  dated October 18, 1995#

(5) 10.42             10.42       Lease Agreement between the Registrant and
                                  The Shelton Companies

(5) 10.43             10.43       Letter Agreement between the Registrant and
                                  Israel Discount Bank of New York

    *                 10.44       Series 1997 Note Agreement with The
                                  Industrial Development Board of the City of
                                  Lawrenceburg, Tennessee

    *                 10.45       Industrial Development Board of the City of
                                  Lawrenceburg Taxable Revenue Note, Series
                                  1997

    *                 10.46       Amendment to Lease Agreement between the
                                  Registrant and the Industrial Development
                                  Board of the City of Lawrenceburg

    *                 10.47       Letter Agreement between the Registrant
                                  and First Union National Bank

Incorporated
by Reference          Exhibit
to Exhibit            Nos.        Description of Exhibit
------------          -------     ----------------------

    *                 10.48       Letter Agreement between the Registrant and
                                  CoreStates Bank

    *                 10.49       Letter Agreement between the Registrant and
                                  BankBoston

    *                 10.50       Money Market Line Commercial Promissory
                                  Note between the Registrant and BankBoston

    *                 10.51       Letter Agreement between the Registrant and
                                  The Chase Manhattan Bank

    *                 10.52       Term Note and Unconditional Guaranty with
                                  First Union National Bank

    *                 11          Computation of Earnings per Share

    *                 21          List of Subsidiaries

    *                 23          Consent of BDO Seidman, LLP

    *                 27          Financial Data Schedule (6)

    *                 27.1        Restated Financial Data Schedule for 1996
                                  and 1995 (6)

    *                 27.2        Restated Financial Data Schedule for 1997
                                  interim periods (6)

    *                 27.3        Restated Financial Data Schedule for 1996
                                  interim periods (6)
____________________
*   Filed herewith.

# Portions deleted pursuant to application for confidential treatment under Rule 24B-2 of the Securities Exchange Act of 1934.

+   Management contract or compensatory plan or arrangement.

(1) Incorporated by Reference to the Company's Registration Statement on Form S-1 (file No. 33-39742).

(2) Incorporated by Reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993.

(3) Incorporated by Reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

(4) Incorporated by Reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

(5) Incorporated by Reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

(6) Exhibit 27 is submitted as an exhibit only in the electronic format of this Annual Report on Form 10-K submitted to the Securities and Exchange Commission.)

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Jones Apparel Group, Inc.
New York, New York

The audits referred to in our dated February 6, 1998 relating to the consolidated financial statements of Jones Apparel Group, Inc. and subsidiaries, which is contained in Item 8 of Form 10-K, included the audits of the financial statement schedule listed in the accompanying index for each of the three years ended December 31, 1997. The financial statement schedule is the responsibility of management. Our responsibility is to express an opinion on the financial statement schedule based upon our audits.

In our opinion, such financial statement schedule presents fairly, in all material respects, the information set forth therein.

/s/ BDO Seidman, LLP

BDO Seidman, LLP

New York, New York
February 6, 1998

                                                                   SCHEDULE II

            JONES APPAREL GROUP, INC. AND SUBSIDIARIES

                VALUATION AND QUALIFYING ACCOUNTS
           YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
                          (In Thousands)




          Column A                   Column B             Column C            Column D     Column E
-------------------------------      ----------   -------------------------   ----------   ---------
                                                         Additions
                                                  -------------------------
                                     Balance at   Charged to    Charged to                 Balance
                                     beginning    costs and     other         Deductions   at end of
Description                          of period    expenses      accounts         <F1>      period
------------                         ----------   ----------    -----------   ----------   ---------
For the year ended
  December 31, 1995:
    Allowance for doubtful accounts      $2,560       $(464)           $  -        $(161)    $2,257


For the year ended
  December 31, 1996:
    Allowance for doubtful accounts      $2,257       $(800)           $  -        $(806)    $2,263


For the year ended
  December 31, 1997:
    Allowance for doubtful accounts      $2,263     $(1,870)           $  -       $2,374     $2,767



<F1>  Doubtful accounts written off (recovered) against accounts receivable.

                                                              EXHIBIT 10.44


                       SERIES 1997 NOTE AGREEMENT

        SERIES 1997 NOTE AGREEMENT (this "Agreement"), dated as of April 1, 1997, among THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF LAWRENCEBURG, a Tennessee public nonprofit corporation (the "Board"), NATIONSBANK OF TENNESSEE, NATIONAL ASSOCIATION, a national banking association with its principal office in Nashville, Tennessee (the "Purchaser"), and JONES APPAREL GROUP, INC., a Pennsylvania corporation (the "Lessee").

        PRELIMINARY STATEMENTS:

        WHEREAS, the Board is a public nonprofit corporation and a public instrumentality of the City of Lawrenceburg, Tennessee, and is authorized under Sections 7-53101 to 7-53-311, inclusive, Tennessee Code Annotated, as amended (hereinafter called the "Act"), to acquire, whether by purchase, exchange, gift, lease, or otherwise, and to own, lease and dispose of properties for the public purpose of promoting industry and developing trade by inducing manufacturing, industrial, governmental, educational and commercial enterprises to locate in or remain in the State of Tennessee; and

        WHEREAS, the Lessee heretofore leased from the Board pursuant to the Lease (as defined herein) certain distribution facilities located on land owned by the Board and located in the City of Lawrenceburg, Tennessee, and in connection therewith the Board issued its Taxable Revenue Note Series 1996 Jones Apparel Group Project, Inc.) (the "Series 1996 Note") to finance the cost thereof; and

        WHEREAS, Lessee has requested the Board to reimburse it for its costs to be incurred by Lessee in connection with the Board's enhancement of such facilities by issuing its note to the Purchaser and by using the proceeds from the issuance of such note for the purpose of reimbursing the Lessee for the cost of constructing and equipping a new 210,000 square foot distribution facility to be located on the leased premises adjacent to the existing distribution facility; and

        WHEREAS, the Board proposes to issue and sell its 1997 note (the "Series 1997 Note") to the Purchaser pursuant to this Agreement and further proposes to use the proceeds from the sale thereof to perform its obligations under such Lease; and

        WHEREAS, the Series 1996 Note and the Series 1997 Note proposed to be issued under this Agreement will be secured by, among other security, the amended and restated assignment of the rental payments under the Lease and the amended and restated deed of trust from the Board with respect to the property on which the distribution facilities are located.

        NOW, THEREFORE, in consideration of the premises, the Board, the Purchaser and the Lessee hereby agree as follows:

                                  ARTICLE I
                                 DEFINITIONS

        In addition to the terms defined in the preamble hereto, and elsewhere herein, the following terms have the following respective meanings as used in this Agreement unless the context otherwise requires:

        "Act" means Sections 7-53-101 to 7-53-311, inclusive, of Tennessee Code Annotated, as amended.

        "Agreement" means this Series 1997 Note Agreement as it now exists and as it may hereafter be amended.

        "All Unpaid Installments" shall have the same meaning as in the Lease.

        "Assignment" means the Amended and Restated Assignment Agreement dated as of April 1, 1997 from the Board to the Purchaser.

        "Authorized Lessee Representative" means the President or any Vice President of the Lessee, except that the Lessee may, by written notice to the Noteholder, designate additional Authorized Lessee Representatives or delete Authorized Lessee Representatives.

        "Basic Rent" means the Basic Rent payable pursuant to Section 4.01 of the Lease.

        "Building" shall have the same meaning as in the Lease.

        "Business Day" means any day other than a Saturday, Sunday, or a public holiday or the equivalent for banks generally under the laws of State of Tennessee.

        "Closing Date" means the date agreed to by the parties as the date to close the sale of the Series 1997 Note but in no event later than April 18, 1997.

        "Deed of Trust" means the Amended and Restated Construction Deed of Trust and Security Agreement with respect to the Project dated as of April 1, 1997 from the Board for the benefit of the Purchaser as amended, restated and supplemented.

        "Default Rate" shall have the same meaning as in the Series 1996 Note.

        "Documents" means the Lessee Documents and the Series 1997 Note
Documents.

        "Environmental Indemnity' means the Environmental Law Compliance and indemnity Agreement dated -as of April 1, 1997 among the Lessee and the Purchaser.

        "Escrow and Security Agreement" means the Escrow and Security Agreement dated as of April 1, 1997 by and among the Board, Lessee and NationsBank of Tennessee, National Association, as Escrow Agent and Trustee.

        "Event of Default" means an Event of Default as defined in Article VI hereof.

        "First Amendment to Lease" means the First Amendment to Lease dated as of April 1, 1997 by and between the Board and Lessee.

        "First Amendment to the Amended and Restated Deed of Trust And Security Agreement" means the First Amendment to the Amended and Restated Deed of Trust said Security Agreement dated as of April 1, 1997 entered into by the Board, NationsBank of Tennessee, National Association and Lessee.

        "Holder," whether or not capitalized, means the registered owner from time to time of the Series 1997 Note.

        "Land" means the real property described in Schedule A to the Lease.

        "Lease" means the Lease dated as of May 1, 1996 between the Board, as lessor, and the Lessee, as lessee, as amended by the First Amendment to Lease and as such lease may hereafter be amended.

        "Leased Property" means the Land, the Building and all other improvements now or hereafter located on the Land.

        "Lessee" means Jones Apparel Group, Inc., a Pennsylvania corporation.

        "Lessee Documents" means this Agreement, the Lease, the Series 1997 Guaranty, the Escrow and Security Agreement and the Environmental Indemnity.

        "Noteholder" or "Purchaser" means NationsBank of Tennessee, National Association, a national banking association with its principal office in Nashville, Tennessee, as the original purchaser and registered owner of the Series 1997 Note, and any subsequent registered owner of the Series 1997 Note.

        "Notes" mean collectively the Series 1996 Note and the Series 1997 Note.

        "Prior Note Agreements" means collectively the Note Agreement, dated November 23, 1993, the Series 1995 Note Agreement dated as of June 30, 1995, the Note Agreement dated as of May 1, 1996, all by and among the Board, the Lessee and the Purchaser.

        "Prime Rate" shall have the same meaning as in the Series 1997 Note.

        "Project" means the Land, the Building and any personal property located therein including any and all equipment used at or in connection with the Project, but excluding any inventory owned by Lessee.

        "Series 1996 Note" means the Taxable Revenue Note, Series 1996 (Jones Apparel Group, Inc. Project) dated May 1, 1996 in the principal amount of $5,000,000 issued by the Board.

        "Series 1997 Guaranty" means that certain Series 1997 Guaranty Agreement dated as of April 1, 1997 from Lessee.

        "Series 1997 Note" means the Taxable Revenue Note, Series 1997 (Jones Apparel Group, Inc. Project) dated the date hereof in the principal amount of $10,000,000 issued by the Board.

        "Series 1997 Note Documents" means this Agreement, the Lease, the Series 1997 Note, the Deed of Trust, the First Amendment to the Amended and Restated Deed of Trust and Security Agreement, the Series 1997 Guaranty, the Escrow and Security Agreement and the Assignment.

        "Tangible Net Worth" means the excess of Lessee's Total Assets (excluding receivables from Lessee's officers and intangible assets determined in accordance with generally accepted accounting principles) over Total Liabilities (exclusive of capital stock and surplus), all determined in accordance with generally accepted accounting principles consistently applied.

        "Total Assets" shall mean total assets determined in according with generally accepted accounting principles consistently applied.

        "Total Liabilities" shall mean total liabilities determined in accordance with generally accepted accounting principles consistently applied.

                                  ARTICLE II
                   AMOUNT AND TERMS OF THE SERIES 1997 NOTE

        SECTION 2.01. The Series 1997 Note. The Purchaser agrees to purchase and the Board agrees to sell, at par, on the terms and conditions hereinafter set forth, the Taxable Revenue Note, Series 1997 (Jones Apparel Group, Inc. Project) of the Board in the principal amount of Ten Million Dollars ($10,000,000). The Series 1997 Note shall contain the terms and conditions and shall be substantially in the form of Exhibit A hereto.

        SECTION 2.02. Purchasing the Series 1997 Note. The Series 1997 Note shall be purchased on the Closing Date. Not later than 4:00 P.M. (Nashville time) on the Closing

Date, and upon fulfillment of the applicable conditions set forth in Article III, the Purchaser will purchase the Series 1997 Note by application of immediately available funds on behalf of the Board in the manner set forth in Section 20.03 of the Lease.

        SECTION 2.03.  Application of Payments.  Except as otherwise provided in
Article XX of the Lease, any payment or prepayment of Basic Rent under the Lease shall be applied as a payment or prepayment first to accrued interest on the Notes and the remainder, if any, to prepayment penalty, if any, and then to principal installments on the Notes in the inverse order of maturity. Any payment or prepayment on the Series 1996 Note or the Series 1997 Note shall be applied as a payment or prepayment of Basic Rent under the Lease.

        SECTION 2.04. Payments. Each payment on the Series 1997 Note shall be made not later than 12:00 Noon (Nashville time) on the day when due at the place designated in the Series 1997 Note in immediately available funds. Whenever any payment to be made hereunder or under the Series 1997 Note shall be stated to be due on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and such extension of time shall in such case be included in computing such interest.

        SECTION 2.05. Use of Proceeds. All of the proceeds from the sale of the Series 1997 Note will be used as provided in Section 20.03 of the Lease.

                                 ARTICLE III
                            CONDITIONS OF PURCHASE

        SECTION 3.01. Conditions Precedent to the Purchase of the Series 1997 Note. The obligation of the Purchaser to purchase the Series 1997 Note is subject to the conditions precedent that the Purchaser shall have received on or before the Closing Date the following, each in form and substance satisfactory to the Purchaser:

        (a)  The Series 1997 Note duly executed by the Board.

        (b)  The Assignment duly executed by the Board.

        (c) The First Amendment to Lease and the Escrow and Security Agreement duly executed by the Board and the Lessee.

        (d)  The Deed of Trust duly executed by the Board.

        (e) The First Amendment to the Amended and Restated Deed of Trust and Security Agreement executed by the parties thereto.

        (f)  The Series 1997 Guaranty duly executed by the Lessee.

        (g)  The Environmental Indemnity duly executed by the Lessee.

        (h) Evidence of the completion of all recordings and filings as may be necessary or, in the opinion of the Purchaser, desirable to perfect the liens, assignments and security interests created by the Documents, and evidence that all other actions necessary or, in the opinion of the Purchaser, desirable to perfect and protect the priority lien, assignment and security interest created by the Documents have been taken.

        (i) Certified copies of the resolutions of the Board of Directors of the Board approving each Series 1997 Note Document and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to each Series 1997 Note Document.

        (j) A Certificate of the Secretary, or similar officer, of the Board certifying the names and true signatures of the officers of the Board authorized to sign each Series 1997 Note Document and the other documents to be delivered by it hereunder.

        (k) Certified copies of the Resolutions of the Board of Directors of the Lessee approving each Lessee Document and of all documents evidencing other necessary corporate action and governmental approval, if any, with respect to each Lessee Document.

        (l) A Certificate of the Secretary, or similar officer, of the Lessee certifying the names and true signatures of the officers of the Lessee authorized to sign each Lessee Document and the other documents to be delivered by it hereunder.

        (m) The opinion of Boston, Bates & Holt, counsel for the Lessee, dated the date hereof, and in form acceptable to Purchaser.

        (n) The opinion of White and Betz, counsel for the Board, dated the date hereof, and in form acceptable to Purchaser.

        (o) A paid title insurance policy, prepared upon an opinion of counsel approved by the Purchaser, in form and content, and with a company, acceptable to the Purchaser, in the amount of $15,000,000 insuring that the Deed of Trust creates a valid first lien in and upon the Project, free and clear of all defects and encumbrances except as set forth on Schedule B to the Lease and containing full coverage against liens of mechanics, materialmen, laborers and any other party who might claim statutory or common law liens.

        (p)  Evidence satisfactory to the Purchaser as to:

             (i) Methods of access to and egress from the Project, and nearby or adjoining public ways, meeting the reasonable requirements of similar projects;

             (ii) The availability of storm and sanitary sewer facilities meeting the reasonable requirements of the Project;

             (iii) The availability of other required utilities, such as electricity, water, etc., reasonably required to serve the Project; and

             (iv) The securing of all requisite governmental approvals of sanitary facilities, and other matters that are subject to the jurisdiction of any governmental authority.

        (q) Suitable policies or evidence of insurance in accordance with the terms of the Lease and this Agreement.

        (r) A survey, certified by a surveyor registered as such in Tennessee, to which is attached a certificate satisfactory to the Purchaser, which survey shall disclose all improvements, easements and rights-of-way, and the Building.

        (s) An environmental report, prepared by an environmental engineering firm acceptable to the Purchaser, if requested by Purchaser, with respect to the premises, in form, substance and detail satisfactory to the Purchaser.

        (t)  Such other items as the Purchaser may reasonably request.

                                  ARTICLE IV
                  REPRESENTATIONS, COVENANTS AND WARRANTIES
                                 OF THE BOARD

        SECTION 4.01. Representations and Warranties of the Board. The Board represents and warrants as follows:

           (a) The Board is a duly established, organized and existing public corporation under the laws of the State of Tennessee. Each of the directors of the Board is a duly qualified elector of and taxpayer in the City of Lawrenceburg, Tennessee, and no director is an officer or employee of the City of Lawrenceburg, Tennessee. The composition of the Board of Directors of the Board is in conformity with the requirements of Section 7-53-301 of the Act.

           (b) The Board has all requisite power, authority and legal right to execute and deliver the Series 1997 Note Documents and all other instruments and documents to be executed and delivered by the Board pursuant hereto, to perform and observe the provisions thereof and to carry out the transactions contemplated thereby. All corporate action on the part of the Board which is required for the execution, delivery, performance and observance by the Board of the Series 1997 Note Documents has been duly authorized and effectively taken, and such execution, delivery, performance and observation by the Board do not contravene applicable law or any contractual restriction binding on or affecting the Board.

           (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by the Board of, and performance by the Board of its obligations under, any Series 1997 Note Document except for the filing of a Report on Debt Obligation with the Division of Local Finance, Comptroller's Office, as required by Chapter 402, Public Acts of 1989.

           (d) This Agreement is, and each other Series 1997 Note Document when delivered hereunder will be, legal, valid and binding special obligations of the Board enforceable against the Board in accordance with their respective terms.

           (e) There is no default of the Board in the payment of the principal of or interest on any of its indebtedness for borrowed money or under any instrument or instruments or agreements under and subject to which any indebtedness for borrowed money has been incurred which does or could affect the validity and enforceability of the Series 1997 Note Documents or the ability of the Board to perform its obligations thereunder, and no event has occurred and is continuing under the provisions of any such instrument or agreement which constitutes or, with the lapse of time or the giving of notice, or both, would constitute such a default.

           (f) There is not pending or, to the knowledge of the undersigned officers of the Board, threatened any action or proceeding before any court, governmental agency or arbitrator (i) to restrain or enjoin the issuance or delivery of the Series 1997 Note or the collection of any revenues pledged under the Assignment, (ii) in any way contesting or affecting the authority for the issuance of the Series 1997 Note or the validity of any of the Series 1997 Note Documents, or (iii) in any way contesting the existence or powers of the Board.

           (g) In connection with the authorization, issuance and sale of the Series 1997 Note, the Board has complied with all provisions of the Constitution and laws of the State of Tennessee, including the Act and Sections 8-44-104, et seq., of Tennessee Code Annotated (the "Public Meetings Act").

           (h) The Board has not assigned or pledged and will not assign or pledge its interest in the Lease for any purpose other than to secure the Series 1996 Note and the Series 1997 Note under the Assignment.
        The Series 1996 Note and the Series 1997 Note constitute the only notes or other obligations of the Board in any manner payable from the revenues to be derived from the Lease, and except for the Series 1996 Note and the Series 1997 Note, no notes or other obligations have been or will be issued on the basis of the Lease.

           (i) The Board is not in default under any provision of its Certificate of Incorporation or By-Laws, and is not in default under any of the provisions of the laws of the State of Tennessee which default would affect its existence or its powers referred to in subsection (b) of this Section.

           (j) No member, officer or other official of the Board has any interest whatsoever in the Lessee or in the transactions contemplated by the Lease.

           (k) The Board will not enter into any agreement or instrument which might in any way prevent or materially impair its ability to perform its obligations under the Series 1997 Note Documents.

           (l) The Board will not consent or agree to any modification of the Lease or waive compliance with any of the terms thereof, unless any such modification or waiver shall have been agreed to in writing by the Noteholder.

           (m) The Board will execute, acknowledge where appropriate, and deliver from time to time promptly at the request of the Noteholder all such instruments and documents as in the opinion of the Noteholder are necessary or desirable to carry out the intent and purpose of any of the Documents.

        SECTION 4.02. Affirmative Covenants. So long as the Series 1997 Note shall remain unpaid, the Board will, upon request of the Noteholder and provided it shall be furnished with sufficient funds to pay all costs and expenses (including attorney's fees) reasonably incurred by it as such costs and expenses accrue:

           (a) Take all action and do all things which it is authorized by law to take and do in order to perform and observe all covenants and agreements on its part to be performed and observed under the Series 1997 Note Documents.

           (b) Execute, acknowledge where appropriate, and deliver from time to time promptly at the request of the Noteholder all such instruments and documents as in the opinion of the Noteholder are necessary or desirable to carry out the intent and purpose of the Series 1997 Note Documents or Lessee Documents (or any of them).

                                     ARTICLE V
             OTHER REPRESENTATIONS, COVENANTS AND WARRANTIES OF LESSEE

        SECTION 5.01. Representations and Warranties. In order to induce the Board to amend and modify the Lease and the Purchaser to purchase the Series 1997 Note, Lessee hereby represents and warrants to, and agrees with, the Board, the Purchaser and any subsequent Noteholder as follows:

        (a) Organization. The Lessee is a corporation duly organized, validly existing and in good standing under the laws of the State of Pennsylvania and has all requisite power and authority to own and operate its properties and to carry on its business as now being conducted. Lessee shall remain a corporation duly organized and existing and in good standing under the laws of the State of Pennsylvania, and is and shall remain duly qualified to do business in Tennessee and each state other than Tennessee in which qualification is necessary. Neither the execution, the delivery, nor the performance of this Agreement and all related documents by Lessee will constitute a default under or conflict with Lessee's charter or bylaws or any agreement, contract, document, or instrument to which Lessee now is a party. The execution of all necessary resolutions and other prerequisites of corporate actions have been duly performed so that the individual executing this Agreement and related documents on behalf of Lessee is duly authorized to bind Lessee by his signature.

        (b) Requisite Power and Authorization. This Agreement constitutes, and upon execution and delivery thereof, the other Lessee Documents will constitute, legal, valid and binding obligations of the Lessee enforceable against the Lessee in accordance with their respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally. The Lessee has full power and authority, corporate and otherwise, to execute and deliver, and to perform all of its obligations under, each of the Lessee Documents. All corporate action which is required for such execution, delivery and performance has been validly taken.

        (c) Approvals. No approval, consent or other authorization (corporate, governmental or otherwise) of, or filing with, any court, agency, commission or other authority or entity is required for the due execution, delivery, performance or observance by the Lessee of this Agreement or for the payment of any sums thereunder.

        (d) Litigation. There is no litigation or proceeding pending against Lessee or, to the knowledge of Lessee, threatened that, if decided adversely to Lessee, would have a material effect upon its financial condition. Lessee is not subject to any outstanding court or administrative order.

        (e) Financial Statements. The financial statements of Lessee heretofore delivered to the Purchaser fairly and accurately reflect the financial condition and capital structure of Lessee as of the dates thereof. Since said date, no material adverse change in either has occurred or, to the knowledge of Lessee, is threatened. All financial statements delivered to Purchaser have been prepared in accordance with generally accepted accounting principles, consistently applied, and are true, accurate and complete in every material respect. Without limiting the foregoing, Lessee warrants that such financial statements disclose all known contingent liabilities as well as direct liabilities. Lessee acknowledges that Purchaser agreed to purchase the Series 1997 Note in reliance upon such financial statements, and Lessee warrants that no material adverse change has occurred in the financial condition of any person or entity as set forth in such financial statements. Lessee warrants that Lessee has good and marketable title to the assets disclosed on Lessee's balance sheet disclosed to Purchaser, subject only to liens, security interests and other encumbrances noted thereon.

        (f) Taxes. Lessee is not presently delinquent in the payment of any taxes imposed by any governmental authority or in the filing of any tax return and Lessee is not involved in a dispute with any taxing authority over tax amounts due. Lessee covenants that all future taxes assessed against Lessee shall be timely paid and that all tax returns required of Lessee shall be timely filed.

        SECTION 5.02. Lease. The Lessee shall punctually pay all Basic Rent and other amounts due under the Lease and shall promptly perform all of its other obligations under the Lease.

        SECTION 5.03. Inspection. The Lessee and the Board shall permit the Noteholder and any representative of the Noteholder to visit and inspect the Leased Property at such time as either the Board or the Lessee has title to any part thereof, to examine the books of account of the Lessee and to discuss Lessee's affairs, finances and accounts with Lessee and independent certified public accountants, all during business hours and as often as the Noteholder or any such representatives may reasonably request. Any inspection or examination pursuant to this paragraph shall be for the sole purpose of protecting the security of the Noteholder and shall not be construed as a representation by the Noteholder that there has been compliance with the plans and specifications for the Project or that the Project will be or is free of faulty materials or workmanship, or a waiver of any right the Noteholder may have against Lessee or any other party.

        SECTION 5.04.  Expenses Paid by Lessee, indemnification.

        (a) The Lessee will pay in full all reasonable out-of-pocket expenses of the Board and the Purchaser incurred in connection with the preparation, execution and delivery of this Agreement and the Lease and the consummation of the transactions contemplated by such documents, including but not limited to
(i) the fees and disbursements of the Board's counsel, and Purchaser's counsel,
(ii) all taxes(other than income taxes) applicable to such transactions, (iii) all present and future recording and filing fees and recording and filing taxes,
(iv) all expenses incident to the preparation of the Documents and any other documents relating to the Lease or the Series 1997 Note, and (v) all survey and title insurance premiums, fees and expenses.

        (b) The Lessee shall pay to or reimburse in full the Board and Noteholder for all costs and expenses incurred in the collection or enforcement of (or in respect of any action taken to collector enforce) the Documents upon any default thereunder, or in any investigation of any such default, including reasonable attorneys' fees.

        (c) The Lessee shall indemnify and hold harmless both the Board, the Purchaser and any subsequent Noteholder (and all officers and directors of both the Board, the Purchaser and any subsequent Noteholder) against all liabilities, claims, costs and expenses imposed or asserted against either the Board or the Purchaser for (i) any loss or damage to property or injury or death of any person that may be occasioned by any cause whatsoever pertaining to the renovation, maintenance, operation or use of the Leased Property, (ii) any breach or default on the part of the Lessee in the performance of any covenant or agreement under the Lessee Documents or arising from any act or failure to act by the Lessee or any of his agents, contractors, servants, employees or licensees or arising from any accident, injury or damage whatsoever caused to any person, firm or corporation occurring in or about the Leased Property, or (iii) any such claim or action or proceeding brought thereon.

        (d) The obligations of the Lessee under this Section 5.04 shall survive the payment in full of all amounts payable under the Series 1997 Note to the extent set forth above.

        SECTION 5.05. Performance of Lessee or Board Obligations by Series 1997 Noteholder. Without having any obligation to do so and only if an Event of Default has occurred and is continuing, the Noteholder may perform or pay any obligation which the Lessee is obligated to pay or perform under any of the Lessee Documents or which the Board is obligated to pay or perform under any of the Series 1997 Note Documents. All of the following shall bear interest at the Default Rate and, together with such interest, be repaid by the Lessee to the Noteholder on demand: (1) all sums advanced or paid by the Noteholder under this Section, and (2) all costs reasonably incurred or paid by the Noteholder in the exercise of its rights under this Section.

        SECTION 5.06. Further Assurances. Lessee will execute such other assignments, security agreements, financing statements, and other documents that Purchaser may deem necessary to further evidence the obligations provided for in the Lease or to perfect, extend, or clarify Purchaser's rights in any property securing or intended to secure the Series 1997 Note. Any Vice President of Purchaser is hereby appointed as Lessee's attorney-in-fact with full power of substitution for the signing of financing statements and other similar filings with government offices for perfecting security interests granted hereby. Purchaser acknowledges that this power of attorney is coupled with an interest and is irrevocable.

        SECTION 5.07. Financial Statements. The Lessee will provide to the Purchaser (i) within forty-five days in the case of the Lessee, after the end of the Lessee's fiscal quarter, financial statements of the Lessee, in form and content satisfactory to Purchaser including a complete balance sheet and profit and loss statement for each quarter; (ii) within one hundred twenty days after the close of Lessee's fiscal year, complete certified audited financial statements of Lessee, prepared in accordance with generally accepted accounting principles, consistently applied, prepared by a certified public accountant acceptable to Purchaser; and (iii) a quarterly compliance certificate from an officer of the Lessee acknowledging that the Lessee is not in default in the performance of any provisions of the Lessee Documents and that the Lessee is in compliance with all fiscal covenants contained in the Lessee Documents.

        SECTION 5.08. Cash Flow to Debt Service Ratio. Lessee shall at all times maintain a ratio of Cash Flow to Debt Service of not less than 10.0 to
1.0 except as provided below. For the purposes of this covenant, "cash flow" shall mean earnings of Lessee before interest, taxes, depreciation and amortization and "debt service" shall mean the sum of the current portion of long term debt and capitalized leases, dividends, and treasury stock repurchases. In the event Lessee is engaged in an active stock repurchase program, Lessee shall at all times maintain a ratio of Cash Flow to Debt Service of not less than 1.5 to 1.0. An active stock repurchase program shall mean that Lessor has purchased during the immediately preceding thirty day period not less than $1,000,000 of its own Common Stock.

        SECTION 5.09.  RESERVED

        SECTION 5.10. Dividends and Loans or Advances. The Lessee will not pay or make, directly or indirectly, to any related company, (i) dividends;
(ii) royalty fees or related company management or consulting fees; and (iii) any loans or advances for the duration of this Agreement unless immediately before and immediately after paying or making such dividend, royalty fee or related company management or consulting fee or any loan or advance, the Lessee was and remains in compliance with the other covenants contained herein.

        SECTION 5.11. Liabilities to Tangible Net Worth. Lessee will not permit its ratio of Total Liabilities to its Tangible Net Worth to exceed .75 to 1 at any time during the term of the Lease.

        SECTION 5.12. Insurance. The Lessee will maintain public liability insurance insuring against bodily injury and property damage with liability limits of $500,000 for each occurrence and $10,000,000 aggregate liability and fire and extended coverage insurance on all assets in such form and in such amounts as are consistent with industry practices and with insurers satisfactory to the Purchaser. The Lessee shall provide evidence of insurance (together with written agreement by the insurer or insurers to give Purchaser 30 days' prior written notice of cancellation) to the Purchaser and the Lessee shall name the Purchaser as the loss payee on any and all such insurance policies relating to the Leased Property.

        SECTION 5.13. Use of Project. Lessee will keep the Project free from any lien, security interest, or encumbrance other than that granted to Purchaser by the Board pursuant to the Deed of Trust and in good order and repair and will not waste or destroy the Project or any part thereof. Lessee will not use the Project in violation of any statute or ordinance. Lessee's business activities are conducted in accordance with all applicable laws and regulations, and Lessee covenants that such activities shall continue to be so conducted. Purchaser may examine and inspect the Project at any time.

        SECTION 5.14. No Conflicting Agreements. Lessee is not a party to any contract or agreement and is not subject to any contingent liability that does or may impair Lessee's ability to perform under the terms of this Agreement.
The execution and performance of this Agreement will not cause a default under any other contract or agreement to which Lessee or any property of Lessee is subject, and will not result in the imposition of any charge, penalty, lien or other encumbrance against any of Lessee's property except in favor of Purchaser.

        SECTION 5.15. Notice to Purchaser of Certain Events. Lessee covenants to give Purchaser prompt written notice of any litigation, arbitration, administrative proceeding or investigation that may hereafter be instituted or threatened against Lessee in which the potential liability of Lessee exceeds $250,000. Lessee covenants to give Purchaser written notice within ten days of (i) the creation or discovery of any material additional contingent liability or the occurrence of any other material adverse change in the financial condition of Lessee, (ii) the occurrence of any event, or presence of any condition, which constitutes an Event of Default or which with the giving of notice, the passage of time, or both, would constitute a default, and (iii) the change of the name of Lessee.

        SECTION 5.16. Further Assurances. Lessee covenants that it will execute, acknowledge where appropriate, and deliver from time to time promptly at the request of the purchaser all such instruments and documents as in the opinion of the Purchaser are necessary or desirable to carry out the intent and purpose of the Series 1997 Note Documents or Lessee Documents (or any of them).

        SECTION 5.17. Merger, Sale of Assets, Certificates and-Loans. Lessee will not, without the prior written consent of the Purchaser:

        (a) enter into any merger or consolidation; provided, however, that Lessee may, without the consent of Purchaser, merge or consolidate with any other company as long as the Lessee shall be the continuing or surviving corporation;

        (b) sell, lease, convey or otherwise dispose of any of its property or assets, except that Lessee may (i) grant liens or encumber any of its property (other than its interest in the Lease) (ii) dispose of property in the ordinary course of business and (iii) otherwise dispose of its properties as long as the aggregate fair market value of the property so disposed of in any fiscal year of the Lessee also does not exceed $1,000,000; and

        (c) submit to the Purchaser any certificate or other document that contains any untrue statement of a material fact or omits to state a material fact necessary to make it not misleading.

        SECTION 5.18. Borrowing. Lessee will not create, incur, assume or become liable in any manner for any indebtedness for borrowed money, deferred payment for the purchase of assets, lease payments, as surety or guarantor for the debt of another, or otherwise plan to purchase, except for normal trade debts incurred in the ordinary course of Lessee's business, and except for existing indebtedness disclosed to Purchaser in writing and acknowledged by Purchaser prior to the date of this Agreement.

                                  ARTICLE VI
                              EVENTS OF DEFAULT

        The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:

        (a) non-payment when due of any installment of interest on the Series 1996 Note or the Series 1997 Note; or

        (b) non-payment when due of any installment of principal on the Series 1996 Note or the Series 1997 Note whether at maturity, by acceleration or mandatory prepayment; or

        (c) non-payment when due of any other amount required to be paid by the Lessee or the Board hereunder or under any other Document (other than a default under subsections (a) or (b) above) continued for ten (10) days after written notice thereof to the Lessee; or

        (d)  the occurrence of an "Event of Default" as defined in Article
             14.01 of the Lease which continues beyond the applicable cure period provided therein, if any; or

        (e) indebtedness of the Lessee in excess of $50,000 shall be declared to be due and payable, or required to be prepaid other than by regularly scheduled or other mandatory required prepayment, prior to the stated maturity thereof; or

        (f) any representation or warranty made by Lessee herein or in the Lease is untrue in any material respect when made;

        (g) default by the Lessee in the due observance or performance of any term, covenant, condition or agreement on its part to be performed under any of the Documents (other than a default under subsections (a), (b), (c), (d), (e) or (f) above) continued for thirty (30) days after written notice specifying such default has been given to the Lessee;

        (h) default by the Lessee in the due observance or performance of any term covenant, condition or agreement on its part to be performed under the Prior Note Agreements, or any of them, except that no default shall be deemed to exist under the Prior Note Agreements by reason of a breach of the financial covenants contained in Sections 5.07, 5.08 and 5.11 of the Prior Note Agreements unless there is a breach of any of the financial covenants contained in

             Section 5.07 through 5.11 hereof, which the parties agree shall supersede and replace Sections 5.07 through 5.11 of the Prior Note Agreements. The parties further agree that the provisions of
             Section 5.09 contained in the Prior Note Agreements are deleted and are of no further force and effect. Except as modified hereby, the terms of the Prior Note Agreements remain in full force and effect; or

        (i) default under any notes issued by the Board or Purchaser for the benefit of Lessee or under any and all other documents, instructions, deeds of trust, mortgages, security agreements, guaranties, executed and/or delivered by Lessee or the Board in connection therewith (the "Loan Documents"); it being agreed that a default under any of such Loan Documents shall be a default hereunder and vice versa.

                                 ARTICLE VII
                                MISCELLANEOUS

        SECTION 7.01. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy, or telex communication) and mailed, telecopied, telexed, telegraphed or delivered, if to the Board, at its address, c/o White & Betz, 22 Public Square, Lawrenceburg, Tennessee 38464-0488, Attention: Alan C. Betz, Esq.;
if to the Purchaser, at its address at NationsBank of Tennessee, National Association, 255 N. Military Avenue, Lawrenceburg, Tennessee 38464, Attention:
Mr. Timothy E. Pettus; if to any Noteholder other than the Purchaser, at the address indicated on the note register maintained pursuant to Section 7.02 hereof; if to the Lessee, at its address at Jones Apparel Group, Inc., 250 Rittenhouse Circle, Bristol, Pennsylvania 19007, Attention: Chief Financial Officer; or, as to each party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall, when mailed or telegraphed; be effective three days after deposit in the mails or delivery to the telegraph company, respectively, addressed as aforesaid. All such notices and communications otherwise transmitted shall be effective upon receipt by the addressee.

        SECTION 7.02. Series 1997 Note Registration. The Series 1997 Note shall be registered (as hereinafter provided) in the name of the owner on a note register to be provided for that purpose by the Board in the office of the Lessee, as note registrar. The note registrar and the note register shall be subject to change upon written notice thereof from the Noteholder. No transfer thereof shall be valid unless made at the written request of the registered owner or his legal representative, on said note register and evidence of transfer of the Series 1997 Note furnished to the note registrar. Principal of, premium, if any, and interest on the Series 1997 Note will be paid by check to the registered owner by mail at the address shown on the note register or at such other place as may be directed by the Noteholder, which directions shall be noted in the note register.

        The person in whose name the Series 1997 Note shall be registered shall be deemed and regarded as the absolute owner thereof for all purposes, and payment of or on account of the interest on or the principal of the Series
1997 Note shall be made only to or upon the order of the registered owner thereof or his legal representative, but such registration may be changed as hereinabove provided. All such payments shall be valid and effectual to satisfy and discharge the liability upon the Series 1997 Note to the extent of the sum or sums paid.

        SECTION 7.03. No Waiver: Remedies. No failure on the part of the Noteholder to exercise, and no delay in exercising, any right under any Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Document preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in the Documents are cumulative and not exclusive of any remedies provided by law.

        SECTION 7.04. Binding Effect, Governing Law. This Agreement shall be binding upon and inure to the benefit of the Board, the Purchaser and the Lessee and their respective successors and assigns, except that the Board shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Purchaser. This Agreement and the Series 1997 Note shall be governed by, and construed in accordance with, the laws of the State of Tennessee except to the extent that applicable federal law may permit any higher rate of interest.

        SECTION 7.05. Acquisition of the Series 1997 Note For Account of the Purchaser. The Purchaser represents and warrants that it will acquire the Series 1997 Note and the other Series 1997 Note Documents to be acquired by it for its own account and, except that the Purchaser may grant participation interests therein to other financial institutions, not with a view to the distribution or any disposition thereof, and that it has no present intention of making any such distribution or disposition provided that the disposition of the Purchaser's property shall at all times be and remain within its control. In the event that the Purchaser or any subsequent Noteholder should transfer the Series 1997 Note, the Purchaser or any subsequent Noteholder shall give prompt written notice to the Board and the Lessee of the name and address of the transferee. Until such time as the Board and the Lessee receive such notice from the Purchaser and the name and address of the transferee have been entered on the note register and noted on the Series 1997 Note, the Board and the Lessee shall be entitled to assume that the Purchaser is the Noteholder and that the Noteholder is as reflected in the most recent entry on the note register and the most recent notation on the Series 1997 Note.

        SECTION 7.06. Severability. In the event that any clause or provision of any Series 1997 Note Document shall be held to be invalid by any court of competent jurisdiction, the invalidity of such clause or provision shall not affect any of the remaining provisions of such Series 1997 Note Document.

        SECTION 7.07. Payment on Non-Business Days. Whenever any payment to be made hereunder or under the Series 1997 Note shall be stated to be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day.

        SECTION 7.08. No Liability of Board's Officers, Etc. No recourse under or upon any obligation, covenant or agreement contained in this Agreement or the Assignment, or in the Series 1997 Note, or under any judgment obtained against the Board, or by the enforcement of any assessment or by any legal or equitable proceeding by virtue of any constitution or statute or otherwise or under any circumstances, under or independent of this Agreement or the Assignment, shall be had against any incorporator, member, director or officer, as such, past, present or future, of the Board, either directly or through the Board, or otherwise, for the payment for or to the Board or any receiver thereof, or for or to the holder of the Series 1997 Note or otherwise, of any sum that may be due and unpaid by the Board upon the Series 1997 Note. Any and all personal liability of every nature, whether at common law or in equity, or by statute or by constitution or otherwise, of any such incorporator, member, director or officer, as such, to respond by reason of any act or omission on his part or otherwise, for the payment for or to the Board or any receiver thereof, or for or to the holder of the Series 1997 Note or otherwise, of any sum that may remain due and unpaid upon the Series 1997 Note, is hereby expressly waived and released as a condition of and consideration for the execution of this Agreement and the issue of the Series 1997 Note.

        SECTION 7.09. No Liability of the City of Lawrenceburg, Tennessee, The City of Lawrenceburg, Tennessee shall not in any event be liable for the payment of the principal of, premium, if any, or interest on the Series 1997 Note, or for the performance of any pledge, mortgage, obligation or agreement of any kind whatsoever herein or indebtedness by the Board, and neither the Series
1997 Note nor any of the agreements or obligations of the Board contained in this Agreement or the Assignment or otherwise shall be construed to constitute an indebtedness of the City of Lawrenceburg, Tennessee, within the meaning of any constitutional or statutory provision whatsoever.

        SECTION 7.10. Term of Agreement. This Agreement and all terms and provisions hereof shall survive the closing of the purchase and delivery of the Series 1997 Note and shall not be merged into the Series 1997 Note or any other documents evidencing the Series 1997 Note or the purchase thereof. The term of this Agreement shall be from the date hereof until the date of payment in full of the Series 1997 Note and all other obligations of the Board or the Lessee hereunder and under the other Documents.

        SECTION 7.11. Arbitration. Any controversy or claim between or among the parties hereto including but not limited to those arising out of or relating to this Agreement, or any related notes or instruments, including any claim based on or arising from an alleged tort, shall be determined by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, the applicable state law), the rules of practice and procedure for the arbitration of commercial disputes of Judicial Arbitration and Mediation Services, Inc. (J.A.M.S.) Endispute or any successors thereto as supplemented by any special rules set forth in any of the Loan Documents including the special rules set forth below. In the event of any inconsistency, the special rules shall control. Judgment upon any arbitration award may be entered in any court having jurisdiction. Lessee consents to the exclusive jurisdiction of the courts of competent jurisdiction in Davidson County, Tennessee. Any party to the Agreement may bring an action, withholding a summary of expeditional providing, to compel arbitration of any controversy or claim to which this Agreement applies to any court having jurisdiction over such action.

        (A) Special Rules. The arbitration shall be conducted in Davidson County, Tennessee and administered by J.A.M.S. who will appoint an arbitrator. If J.A.M.S. is unable or legally precluded from administering the arbitration, then the American Arbitration Association will serve. All arbitration hearings will be commenced within 90 days of the demand for arbitration; further, the arbitrator shall only, upon a showing of cause, be permitted to extend the commencement of such hearing for an additional 60 days.

        (B) Reservation of Rights. Nothing herein shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation or repose and any waivers contained in this Agreement; or (ii) be a waiver by the Purchaser of the protection afforded to it by 12 U.S.C. Sec. 91 or any substantially equivalent state law; or (iii) limit the right of the purchaser
(a) to exercise self help remedies such as (but not limited to) setoff, or (b) to foreclosure against any real or personal property collateral, or (c) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief, writ of possession or the appointment of a receiver.
The Purchaser may exercise such self help rights, foreclosure upon such property, or obtain such provisional or ancillary remedies before, during or after the pendency of any arbitration proceeding brought pursuant to this Agreement. Neither the exercise or self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in such action, to arbitrate the merits of the controversy or claim occasioning resort to such remedies.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                  THE INDUSTRIAL DEVELOPMENT BOARD OF
                                  THE CITY OF LAWRENCEBURG

                                  By: /s/ Jerry Putman
                                      Chairman
ATTEST:
Caralyne Thompson
          Secretary

                                  NATIONSBANK OF TENNESSEE, NATIONAL
                                  ASSOCIATION

                                  By: /s/ Tim Pettus
                                  Title: Senior V. Pres.

                                  JONES APPAREL GROUP, INC.

                                  By: /s/ Gary R. Klocek
                                  Title: Corp. Controller

                                                              EXHIBIT 10.45


                        THE INDUSTRIAL DEVELOPMENT BOARD OF
                              THE CITY OF LAWRENCEBURG

                         TAXABLE REVENUE NOTE, SERIES 1997
                        (JONES APPAREL GROUP, INC. PROJECT)

$10,000,000                                                 April 17, 1997


        FOR VALUE RECEIVED, the undersigned, THE INDUSTRIAL DEVELOPMENT BOARD
OF THE CITY OF LAWRENCEBURG, a Tennessee public nonprofit corporation (the "Maker"), promises to pay to the registered owner hereof (the "holder"), at the main office of NationsBank of Tennessee, National Association, Lawrenceburg, Tennessee, or at such other place as the holder may from time to time designate in writing, the principal sum of TEN MILLION DOLLARS ($10,000,000), plus interest at the rate of seven and thirty one hundredth percent (7.30%) on the outstanding principal balance hereof from the date hereof.

        Principal and interest hereunder shall be payable monthly on the fifth day of each month, commencing on May 5, 1997. Unless the principal shall be declared due earlier and except as hereinafter provided, the principal hereof shall be payable in one hundred and twenty (120) equal monthly installments commencing on May 5, 1997. Notwithstanding the above, the entire outstanding principal balance, if any, together with all accrued and unpaid interest shall be immediately due and payable in full on May 5, 2002.

        Overdue installments of principal and, to the extent legally enforceable, interest and other amounts payable under this Note shall bear interest from their due date at the Default Rate (as hereinafter defined).

        All calculations of interest hereunder shall be on the basis of actual days elapsed in a 360-day year.

        Anything herein to the contrary notwithstanding, at no time shall the interest rate hereunder exceed the highest rate permitted from time to time by applicable law.

        As used herein, (a) "Prime Rate" means the rate of interest set by NationsBank of Tennessee, National Association, as such bank's Prime Rate from time to time, and (b) "Default Rate" means the lesser of the Prime Rate plus 4%, or the maximum rate from time to time permitted under applicable law.

        This Note is the Note referred to in, and is entitled to the benefits of, the Series 1997 Note Agreement (the "Note Purchase Agreement") dated as of April 1, 1997 among the Maker, NationsBank of Tennessee, National Association and Jones Apparel Group, Inc., a Pennsylvania corporation (the "Lessee"), and is secured by, among others, (i) an Amended and

Restated Assignment Agreement, dated as of April 1, 1997, from the Maker to NationsBank of Tennessee, National Association assigning to NationsBank of Tennessee, National Association maker's interest in that certain' Lease from Maker to Lessee dated as of May 1, 1996 herewith and of record in the Register's Office for Lawrence County, Tennessee, as amended by the First Amendatory Lease Agreement dated as of April 1, 1997 (the "Lease"), (ii) an Amended and Restated Construction Deed of Trust and Security Agreement from Maker for the benefit of NationsBank of Tennessee, National Association, dated as of April 1, 1997, and of record in the Register's Office for Lawrence County, Tennessee; (iii) an Escrow and Security Agreement dated as of April 1, 1997 by and among Maker, Lessee and NationsBank of Tennessee, N.A. as escrow agent and trustee; and (iv) such other security as has heretofore or will be hereafter provided as security for any loan made by NationsBank of Tennessee, National Association, for the benefit of Lessee.

        This Note shall be prepayable at the option of the Maker at any time with the prepayment penalties set forth in the following schedule if this Note is prepaid through refinancing of the indebtedness by any outside lender, other than NationsBank of Tennessee, National Association, or its affiliates, including any financial institution, credit union, trust fund or like source of funds.

      Prepayment Date               Prepayment Penalty

      Before May 1, 2000                    2%
      and thereafter                        0%

        Notwithstanding the foregoing paragraph, this Note shall be prepayable by the Maker without penalty in the event the Note is prepaid through funds of the Lessee generated solely from its operations.

        All payments hereunder shall be payable in lawful money of the United States of America representing legal tender in payment of all debts and dues, public and private, at the time of payment.

        Payment of each monthly installment as herein above provided, when received by the holder shall be first applied to accrued interest at the rate aforesaid on the then outstanding balance of principal and the remainder of said installment shall be applied to reduction of principal.

        Demand, notice, presentment and protest are waived.

        This Note is issued in accordance with Sections 7-53-101 to 7-53-311 of Tennessee Code Annotated and constitutes a special obligation of the Maker, the principal of, premium, if any, and interest on this Note, and all other amounts payable by the Maker pursuant to the Note Purchase Agreement and this Note, are payable pursuant to the Assignment referred to in the Note Purchase Agreement; (ii) from revenues of the Maker derived and to be derived pursuant to the Lease. All payments made as provided above shall, to the extent of the sum or sums so paid, satisfy and discharge the liability of the Maker under the Note or the Note Purchase Agreement, as the case may be. Neither the faith and credit nor any taxing power of the Maker, the State of Tennessee nor the City of Lawrenceburg, Tennessee, is pledged to the payment of the principal or premium, if any, or interest on this Note.

        No recourse under or upon any obligation, covenant or agreement contained in this Note, or under any judgment obtained against the Maker, or by the enforcement of any assessment or by any legal or equitable proceeding by virtue of any constitution or statute or otherwise or under any circumstances, under or independent of this Note, shall be had against any incorporator, member, director or officer, as such, past, present or future, of the Maker, either directly or through the Maker, or otherwise, for the payment for or to the Maker or any receiver thereof, or for or to the holder of the Note or otherwise, of any sum that may be due and unpaid by the Maker upon the Note. Any and all personal liability of every nature, whether at common law or in equity, or by statute or by constitution or otherwise, of any such incorporator, member, director or officer, as such, to respond by reason of any act or omission on his part or otherwise, for the payment for or to the Maker or any receiver thereof, or for or to the holder of the Note or otherwise, of any sum that may remain due and unpaid upon the Note, is hereby expressly waived and released as a condition of and consideration for the issue of the Note.

       Upon the occurrence of an Event of Default under the Note Purchase Agreement, the Lease or the Deed of Trust, the balance of the principal sum of the indebtedness evidenced hereby, with all arrearages of interest thereon, and any other sums advanced hereunder or under any other document evidencing or securing the indebtedness evidenced hereby, shall, at the option of the holder, become and be due and payable immediately, without notice, anything contained herein to the contrary notwithstanding, time being of the essence of this contract. From and after the date of acceleration in accordance with this paragraph, interest will accrue at the Default Rate.

       In the event this Note is placed in the hands of an attorney for collection or for enforcement or protection of the security, the Maker shall pay reasonable attorney's fees and all court and other costs upon demand.

       The failure of the holder to exercise any option to accelerate the indebtedness hereunder in the event of any default as above provided, or any forbearance, indulgence, or other delay by such holder in the exercise of any such option, shall not constitute a waiver of the right to exercise such option prior to the curing of any such default or in the event of any subsequent default, whether similar or dissimilar to any prior default.

        The Maker consents to any extension of time of payment hereof, release of all or any part of the security for the payment hereof, or release of any party liable for this obligation. Any such extension or release may be made without notice to said Maker and without discharging any of its liability hereunder.

        No provision in this Note shall require the payment or permit the collection of interest in excess of the maximum permitted by law. If any excess of interest in such respect is herein provided for, or shall be adjudicated to be so provided for herein, the provisions of this paragraph shall govern, and the Maker shall not be obligated to pay the amount of such interest to the extent that it is in excess of the amount permitted by law. In the event the holder shall collect monies which are deemed to constitute interest which would otherwise increase the effective interest rate on this Note to a rate in excess of that permitted to be charged by applicable law, all such sums deemed to constitute interest in excess of the legal rate shall be immediately returned to the payor thereof upon such determination.

        This Note shall be construed according to the laws of the State of Tennessee except to the extent-that applicable federal law may permit any higher rate of interest.

        Any notice to the Maker of this Note shall be effective when delivered by personal service or when placed in the first-class United States mails, postage prepaid, addressed to Maker, c/o Alan C. Betz, Esq., White & Betz,
22 Public Square, Lawrenceburg, Tennessee 38464-0488, or at such other address as may be designated in writing to holder by Maker.

        This Note may be transferred or assigned by the holder by giving notice to the Lessee as note registrar at its main office, currently at 250 Rittenhouse Circle, Bristol, Pennsylvania 19007. The principal hereof, premium, if any, and interest hereon will be paid by check of the note registrar at the times provided herein to the holder by mail to the address shown on the registration books or at such other place as may be directed by the holder.

        The law pursuant to which this Note is issued requires that the following statement appear on the face hereof:

             Neither the principal of or interest on this Note is taxable by the State of Tennessee or by any county or municipality thereof.

             However, such interest is subject to the Tennessee corporate excise tax and the Tennessee privilege tax imposed on savings and loan associations and the principal hereof may be subject to Tennessee inheritance tax.

             IN WITNESS WHEREOF, THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF LAWRENCEBURG, has caused this Note to be duly executed by its Chairman and its seal to be impressed hereon and attested by its Secretary as of the date first above written.

                                 THE INDUSTRIAL DEVELOPMENT
                                 BOARD OF THE CITY OF
                                 LAWRENCEBURG

                                 By: /s/ Jerry Putman
                                     Chairman

(SEAL)

ATTEST:

Caralyn Thompson
       Secretary

     Date Of                Name and Address
    Registration            Registered Owner

    April 17, 1997          NationsBank of Tennessee,
                            National Association
                            255 N. Military Avenue
                            Lawrenceburg, TN 38464

                                                              EXHIBIT 10.46

                                             This instrument Prepared By
                                             Alexander B. Buchanan, Esq.
                                             Waller Lansden Dortch & Davis
                                             511 Union Street, Suite 2100
                                             Nashville, Tennessee 37219-1760


                        FIRST AMENDMENT TO LEASE

        This First Amendment to Lease (the "First Amendment") made and entered into as of April 1, 1997, by and between THE INDUSTRIAL DEVELOPMENT BOARD OF
THE CITY OF LAWRENCEBURG, a public non-profit corporation organized and existing under the laws of the State of Tennessee (hereinafter called "Lessor") and JONES APPAREL GROUP, INC., a Pennsylvania corporation (hereinafter called "Lessee").

                               WITNESSETH

        WHEREAS, Lessor and Lessee have heretofore entered into a Lease dated as of May 1, 1996 (the "Lease") noted in Note Book 23, Page 175, registered in Trust Book 400, Page 99-128, Register's Office of Lawrence County, Tennessee; and

        WHEREAS, Lessee has agreed to construct enhancements on the Leased Premises (as defined in the Lease) consisting of a 210,000 square foot distribution facility located adjacent to the existing facility and has received the prior written consent of NationsBank of Tennessee, N.A. to the enhancement as required by the Lease; and

        WHEREAS, the parties wish to amend the Lease in order to set forth more fully the understanding of the parties with respect to matters arising by reason of the proposed enhancement; and

        WHEREAS, to obtain funds for the enhancement, Lessor will issue and sell its Taxable Revenue Note, Series 1997 (Jones Apparel Group, Inc. Project) (herein sometimes referred to as the "Series 1997 Note") in the principal amount of $10,000,000 under and pursuant to the Act (as defined in the Lease) and the Series 1997 Note Purchase Agreement dated as of the date hereof (the "Series 1997 Note Purchase Agreement") among Lessor, NationsBank of Tennessee, National Association (the "Purchaser") and Lessee and proceeds from the sale of the Series 1997 Note shall be disbursed in the manner and for the purposes hereinafter set forth.

SECTION I

        Section 1.01 of the Lease is amended in the following particulars:

        a. The definition of "All Unpaid Installments" is deleted and the following substituted in its stead:

              "All Unpaid Installments" means an amount equal to (i) the then unpaid principal amount of the Notes, premium, if any, and all interest accrued or to accrue on and prior to the next succeeding date or dates on which the Lessor may prepay the Notes or on which the Notes become due, whether by acceleration or otherwise, and
            (ii) any additional rental due or to become due hereunder prior to the time that the Notes are paid in full, including without limitation any unpaid fees and expenses of Lessor which are then due or will become due prior to the time that the Notes are paid in full.

        b. The definition of "Building" is deleted and the following is substituted in its stead:

              "Building" means the improvements constructed on the Land in accordance with the Construction Contract. From and after the issuance of the Series 1997 Note, "Building" shall also include improvements constructed on the Land in accordance with the Series 1997 Construction Contract.

        c. The definition of "Deed of Trust" is deleted and the following substituted in its stead:

              "Deed of Trust" means the Deed of Trust dated as of May 1,
            1996 from the Lessor for the benefit of the Purchaser with respect to the Project, of record in Trust Book 400, Page 86-96 Register's Office for Lawrence County, Tennessee, as amended, restated and supplemented.

        d. The definition of "Lessee Documents" is deleted and the following is substituted in its stead:

              " Lessee Documents" means this Lease, the Note Purchase Agreement, the Guaranty, the Environmental Indemnity, the Series 1997 Note Purchase Agreement, the Series 1997 Guaranty, and the Series 1997 Environmental Indemnity.

        e. The definition of "Note Documents" is deleted and the following is substituted in its stead:

              "Note Documents" means this Lease, the Note Purchase
            Agreement, the Note, the Assignment, the Series 1997 Note Purchase Agreement, the Series 1997 Note, the Series 1997 Assignment, the First Amendment to the Amended and Restated Deed of Trust and Security Agreement, and the Deed of Trust.

        f. The following new definitions shall be added to the Lease in alphabetical order:

              "Enhancement" means the 210,000 square foot distribution facility to be located on the Leased Premises and constructed in accordance with the terms of the Series 1997 Construction Contract.

              "First Amendment to the Amended and Restated Deed of Trust and
            Security Agreement" means the First Amendment to the Amended and Restated Deed of Trust and Security Agreement dated as of April 1, 1997 by and among the Lessor, the Lessee and NationsBank of Tennessee, National Association.

              "First Amendment to Lease" means this First Amendment to Lease dated as of June 1, 1997 by and between Lessor and Lessee.

              "Notes" means, collectively, the Note and the Series 1997 Note.

              "Note Purchase Agreements" means, collectively, the Note Purchase
            Agreement and the Series 1997 Note Purchase Agreement.

              "Series 1997 Assignment" means the Restated and Amended
            Assignment Agreement dated as of April 1, 1996 from Lessor to the Purchaser.

              "Series 1997 Construction Contract" means the form of agreement dated January 23, 1997 between Lessee and the Series 1997
            Contractor.


              "Series 1997 Contractor" means Evers Construction Company Inc.

              "Series 1997 Environmental Indemnity" means the Environmental
            Law and Compliance Certificate and Indemnity Agreement dated as of April 1, 1997 between Lessee and Purchaser.

              "Series 1997 Guaranty" means that certain Guaranty Agreement dated as of April 1, 1997 from Lessee.

              "Series 1997 Note" means the Taxable Revenue Note, Series 1997
            (Jones Apparel Group, Inc. Project) in the principal amount of $10,000,000 issued by the Lessor.

              "Series 1997 Noteholder" means NationsBank of Tennessee,
            National Association, a national banking association with its principal office in Nashville, Tennessee as the original purchaser and registered owner of the Series 1997 Note and any subsequent registered owner of the Series 1997 Note.

              "Series 1997 Note Agreement" means the Series 1997 Note
            Agreement dated as of April 1, 1997 among Lessor, Lessee and the Series 1997 Noteholder.

SECTION II

        Article III through Article XIX of the Lease are hereby amended in the following particulars:

            (a) all references to the "Note" appearing in such Articles of the Lease shall be changed to the "Notes";

            (b) all references to the "Note Purchase Agreement" shall be changed to the "Note Purchase Agreements"; and

            (c) all verbs modifying such terms shall be pluralized where necessary to provide correct grammar.


SECTION III

        The following new Article XX is added immediately following
Article XIX of the Lease:

                                 ARTICLE XX

          Construction and Equipping of Enhancement; Issuance of the
                    Series 1997 Note; Lessee's Acceptance;
              Permitted Contests, Assignment of Lessor's Rights

        Section 20.01. Construction and Equipping of the Enhancement. Lessee agrees to complete the Enhancement in accordance with the Series 1997 Construction Contract by October 1, 1997 and to lease the Project, including the Enhancement, from Lessor in accordance with the terms hereof. Lessee agrees that any property acquired for use at the Project will be acquired in the name of the Lessor and any property located on the Leased Premises (other than Lessee's inventory) shall be deemed the property of Lessor without any further act of the Lessee.

        Section 20.02 Agreement to Issue Series 1997 Note. In order to provide funds for reimbursement of the Lessee for the costs of the constructing and equipping the Enhancement as set forth in Section 20.01 hereof and certain costs incurred in connection with the issuance of the Series 1997 Note, Lessor agrees that it will sell the Series 1997 Note as provided in the Series 1997 Note Purchase Agreement.

        Section 20.03 Use of Proceeds. The proceeds of the sale of the Series 1997 Note shall be disbursed by the Purchaser as follows:

           (a) $63,839 shall be paid to or at the direction of the Lessee to pay it for certain costs in connection with the issuance of the Series 1997 Note.

           (b) $9,936,161 shall be paid to NationsBank of Tennessee, N.A. as Escrow Agent and Trustee (the "Escrow Agent") and disbursed as provided in that certain Escrow and Security Agreement dated as of April 1, 1997 by and among Lessor, Lessee and Escrow Agent.

        Section 20.04. Lessor to Pursue Remedies Against Contract Subcontractors and Suppliers and Their Sureties. In the event of default of the Series 1997 Contractor or any other contractor, subcontractor or supplier under any contract made by it in connection with the Enhancement or in the event of breach of warranty with respect to any material, workmanship or performance guarantee, Lessor will at the request of Lessee promptly proceed (subject to Lessee's advice to the contrary), either separately or in conjunction with others, to exhaust the remedies of Lessor against the contractor, subcontractor or supplier so in default and against each surety for the performance of such contract. Lessee agrees to advise Lessor of the steps it intends to take in connection with any such default. If Lessee shall so notify Lessor, Lessee may, in its own name or in the name of Lessor, prosecute or defend any action or proceeding or take any other action involving any such contractor, subcontractor or surety which the Lessee deems reasonably necessary, and in such event Lessor hereby agrees to cooperate fully with Lessee and to take all action necessary to effect the substitution of Lessee for Lessor in any such action or proceeding. Any amounts recovered by way of damages, refunds, adjustments or otherwise in connection with the foregoing shall be paid to Lessee.

        Section 20.05. Use of Leased Property. Lessee is hereby granted and shall have the right during the Term to occupy and use the Leased Property as a facility for use as a clothing distribution center. Lessor agrees that at Lessee's request and expense it will use all reasonable efforts to ensure that such uses are and will continue to be lawful uses under all applicable zoning laws and regulations.

        Section 20.06. Lessee's Acceptance of Leased Property. With regard to Lessor but subject to Section 20.04, Lessee agrees to accept the Leased Property in its condition on the date that title thereto was transferred to the Lessor and assumes all risks, if any, resulting from any present or future, latent or patent defects therein or from the failure of the Project or the Enhancement to comply with all legal requirements applicable thereto, reserving, however, any and all rights of Lessee with respect to parties other than Lessor.

        Section 20.07. Assignment of Lessor's Rights. Concurrently with the execution of the First Amendment to Lease, Lessor will enter into the Series 1997 Assignment pursuant to which the Lessor will assign to the Purchaser Lessor's rights under the Lease as security for, among other things, the payment of the Notes and other amounts payable by Lessor or Lessee under the Note Purchase Agreements. Lessee hereby consents to such assignment and agrees to make all payments to Lessor required hereunder directly to the Purchaser without defense or set-off by reason of any dispute between Lessee and Lessor. Lessee further agrees that upon such assignment the Purchaser shall be entitled to enforce the provisions of the Lease without regard to whether the Lessor is then in default with respect to the Notes, or either of them, or under the Note Purchase Agreements, or either of them. Concurrently with the execution of the First Amendment to Lease, Lessor will also amend and restate the Deed of Trust pursuant to which the Lessor will make clear that the lien on the Project includes the Enhancement and serves as security for the payment of both the Note and the Series 1997 Note and as security for the obligations of Lessor and Lessee under the Note Purchase Agreement, the Series 1997 Note Purchase Agreement and this Lease.

        Section 20.08. Authorized Lessee Representative. Anything herein contained to the contrary notwithstanding, any notice, request, direction or similar communication of Lessee required or permitted under this Article XX shall be executed by the Authorized Lessee Representative on behalf of the Lessee, and the Purchaser shall not be obligated to accept or act upon any such notice request direction or other communication unless it is made by an Authorized Lessee Representative on behalf of the Lessee.

        Section 20.09. Application of Moneys. All moneys received pursuant to any right given or action taken under the Deed first shall be applied to the payment of (i) the cost and expenses of the proceedings resulting in the collection of such moneys and of the expenses, liabilities and advances incurred or made by the Deed of Trust Trustee, including reasonable attorneys' fees, and all other outstanding fees and expenses of the Deed of Trust Trustee, and (ii) any sums due to the Lessor under the Lease, such moneys shall be applied in the order set forth below:

        (a) Unless the principal of all Notes shall have become or been declared due and payable, all such moneys shall be applied:


             First: To the payment of all installments of interest then due on the Notes in order of priority first to installments past due for the greatest period and, if the amount available shall not be sufficient to pay in full any particular installment, then to the ratable payment of the amounts due on such installment; and

             Second: To the payment of the unpaid principal of any of the Notes which shall have become due and, if the amount available shall not be sufficient to pay in full Notes due on any particular date, together with such interest, then to the ratable payment of the amounts due on such date.

        (b) If the principal of all the Notes shall have become or been declared due and payable, all such moneys shall be applied to the payment of the principal, premium, if any, and interest then due and unpaid upon the Notes, without preference or priority as between principal, premium, interest, installments of interest or bonds, ratably according to the amounts due respectively for principal, premium and interest to the persons entitled thereto.

                                  THE INDUSTRIAL DEVELOPMENT BOARD OF
                                  THE CITY OF LAWRENCEBURG

                                  By: /s/ Jerry Putnam
                                    Chairman

                                  JONES APPAREL GROUP, INC.

                                  By: /s/ Gary R. Klocek
                                    Title: Corp. Controller

                                                              EXHIBIT 10.47


First Union Capital Markets Group
123 South Broad Street
Philadelphia, Pennsylvania 19109-1199
215 985-6000
Fax 215 985-8793


October 22, 1997

Mr. Gary R. Klocek
Controller
Jones Apparel Group, Inc.
250 Rittenhouse Circle
Bristol, PA 19007

Dear Gary:

I am pleased to inform you that First Union National Bank (the "Bank") has approved, on an uncommitted basis, a $90 million facility for the use of Jones Apparel Group, Inc. The facility is subject to the following conditions:

Sublimit(s):

The facility is divided into two sublimits. One for $50 million, to be used for the express purpose of issuing import letters of credit. Each letter of credit will be risk participated with a bank of our mutual choice on a 50% basis for a total letter of credit facility, including the risk participation of $100 million. Initially the risk participant bank will be BankBoston.

The second sublimit will be for direct borrowings, not to exceed $40 million.

Advances under both sublimits will be at the Bank's sole discretion.

Letters of Credit:

Fees: As previously negotiated.

October 22, 1997
Mr. Gary R. Klocek
Page Two

Terms of Advances:

The interest rates, amount, maturity date and other payment terms with respect to any cash advance will be on an offering basis on terms mutually agreed upon.

Guarantors:

MELRU Corp., Jones Investment Company, Inc., Jones International LTD, and Jones Holdings Corp. will continue to guarantee the facility as reflected in the Guaranty and Suretyship Agreements dated July 26, 1993.

All borrowings under the sublimit of $40 million for direct advances will be subject to the terms outlined in a Money Market Master Note dated July 26, 1993.

Please feel free to call me if you have any questions on the aforementioned matter.

Best regards,

/s/ Carl E. Goelz

Carl E. Goelz
Vice President

                                                              EXHIBIT 10.48


CoreStates Bank,
FC. 1-8-8-14
PO Box 7618
1345 Chestnut Street
Philadelphia PA 19101-7618
215 973 7397
Fax 215 973 7671

James P Richards
Vice President
Retailer and Apparel Group                                 August 5, 1997


Gary R. Klocek
Controller
JONES APPAREL GROUP
250 Rittenhouse Circle
Bristol, PA 19007

Dear Gary:

I take great pleasure in advising you that we have approved in favor of Jones Apparel Group, the following credit facilities:

        A) A $150,000,000 discretionary fine of credit for the issuance of documentary trade letters of credit, This amount is gross of any risk participations. Chase Manhattan Bank has advised us they plan to risk participate 30%, or $45,000,000, of this facility.

        B) A $25,000,000 discretionary line of credit available for money market loans and/or standby letters of credit. There is currently outstanding a $100,000 standby LOC issued on behalf of Melru Corporation.

        C) We have also reapproved facilities for foreign exchange and other types of transactional business.

I'm currently reviewing our documentation file to ensure that everything is current and in good order. I will notify you should I find anything to the contrary.

We are pleased to play an important role in Jones Apparel's growth and very happy to have been favored with the opportunity to demonstrate our international capabilities. I trust we have met--or exceeded--your expectations. We look forward to further opportunities to demonstrate our confidence in the Jones Apparel Group and its management.

Sincerely,

/s/ James P. Richards

cc: Wesley R. Card

                                                              EXHIBIT 10.49


BankBoston, N. A.
100 Federal Street
Boston, Massachusetts 02110


August 19, 1997


Mr. Gary Klocek
Controller
Jones Apparel Group, Inc.
250 Rittenhouse Circle
Bristol, PA 10997

Dear Gary:

BankBoston, N.A. is pleased to confirm that we hold available for Jones Apparel Group, Inc., a $55,000,000 364-day uncommitted letter of credit facility to extend through July 5, 1998.

The availability of borrowings under this facility is subject to (i) our usual reservation that we continue to be satisfied with the affairs of Jones Apparel Group, Inc.; (ii) the execution of documentation for this facility that is satisfactory to the Bank and (iii) any changes in government regulations or monetary policy.

If the foregoing is satisfactory, please execute and return the enclosed copy of this letter.

                           Very truly yours,
                           BankBoston, N.A.

                           By /s/ Nancy E. Fuller
                           Nancy E. Fuller, Director

                           /s/ Terese A. McLaughlin, Assistant Vice President


Accepted:
Jones Apparel Group, Inc.
By /s/ Gary R. Klocek
Date 9-10-97

                                                              EXHIBIT 10.50

BankBoston, N.A.
100 Federal Street
Boston, Massachusetts 02110

                                                  July 7, 1997

Mr. Gary R. Klocek
Controller
Jones Apparel Group, Inc.
250 Rittenhouse Circle
Bristol, PA 19007

Dear Gary;

     We are pleased to inform you that the necessary internal approval has been obtained for the establishment of an informal "money market" lending arrangement with Jones Apparel Group. Loans under this arrangement will be at fixed rates quoted by BankBoston, N.A. with maturities of up to ninety days. Prepayment of loans will not be permitted and if any loans are paid on a date other than the maturity date thereof (whether by acceleration or otherwise), you shall compensate us for any funding losses and other costs (including lost profits) incurred as a result of such payment. Each loan must be at least $750,000 and aggregate loans under this arrangement may not exceed $20,000,000. This arrangement is not a commitment to lend, and from time to time the Bank may not quote rates on some or all maturities.

     We agree that upon your advice by telephone from time to time to our Money Market Desk at (617) 434-7725 that you wish to borrow money under this facility and our agreement to lend, we will forthwith lend you such amount at the quoted rate of interest by crediting such an amount to your demand deposit account with us, or, upon your instructions, by wiring such amount to such other account as you may direct. Borrowings shall be evidenced by a Promissory Note in the form attached hereto. Each borrowing and the corresponding information (see attached note schedule) will be recorded the day of the telephone call. Our corresponding advices of credit and debit will be additional evidence of borrowings. You authorize us to keep the official record of all borrowings under this "money market" lending arrangement in the format described above, and you agree that this record shall be prima facie evidence of the amount of the borrowings under this facility.

     This letter and the Promissory Note evidence your promise to pay all such borrowings with interest on their respective maturity dates.

    This "money market" lending arrangement remains in force until July 7, 1998.

    If the foregoing satisfactorily sets forth the terms and conditions of this lending arrangement, please indicate your acceptance thereof by executing and returning the attached copy of this letter and the attached Promissory Note.


                                         Sincerely,

                                         /s/ Linda H. Thomas
                                         Linda H. Thomas, Managing Director

Accepted: Jones Apparel Group, Inc.


BY: /s/ Gary R. Klocek
TITLE Controller
DATE: 7-14-97

                                MONEY MARKET LINE

                           COMMERCIAL PROMISSORY NOTE

                                                         Boston, Massachusetts
                                                                  July 7, 1997

     FOR VALUE RECEIVED, the undersigned (jointly and severally if more than one) promise(s) to pay to the order of BANKBOSTON, N.A. (together with any successors or assigns, the "Bank"), a national banking association with its Head Office at 100 Federal Street, Boston, Massachusetts 02110, the aggregate principal amount of all loans made by the Bank to the undersigned pursuant to the letter agreement between the Bank and the undersigned dated July 7, 1997, as shown in the schedule attached hereto (the "Note Schedule"), together with interest on each loan from the date such loan is made until the maturity thereof at the applicable rate set forth in the Note Schedule. The principal amount of each loan shall be payable on the maturity date of such loan as indicated in the Note Schedule. Interest on the principal amount of each loan shall be payable in arrears on the same day as the principal amount is due. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed including holidays and days on which the Bank is not open for the conduct of banking business.

SECTION 1.  PAYMENT TERMS.

     1.1 PAYMENTS; PREPAYMENTS. All payments hereunder shall be made by the undersigned to the Bank in United States currency at the Bank's address specified above (or at such other address as the Bank may specify), in immediately available funds, on or before 2:00 p.m. (Boston, Massachusetts time) on the due date thereof Payments received by the Bank prior to the occurrence of an Event of Default (as defined in Section 2) will be applied first to fees, expenses and other amounts due hereunder (excluding principal and interest); second, to accrued interest; and third to outstanding principal; after the occurrence of an Event of Default, payments will be applied to the Obligations under this Note as the Bank determines in its sole discretion. No prepayment of any loan shall be permitted.

     1.2 PREPAYMENT CHARGE. If any payment of principal is made for any reason on any day other than the date scheduled therefor, whether as a result of acceleration or otherwise, the undersigned shall reimburse the Bank for the loss, if any, including any lost profits, resulting from such prepayment, as reasonably determined by the Bank. The undersigned shall pay such loss upon presentation by the Bank of a statement of the amount of such loss, setting forth the Bank's calculation thereof, which notice and calculation (including the method of calculation) shall be deemed true and correct absent manifest error.

     1.3 DEFAULT RATE. To the extent permitted by applicable law, upon and after the occurrence of an Event of Default (whether or not the Bank has accelerated payment of this Note), interest on principal and overdue interest shall, at the option of the Bank, be payable on demand at a rate per annum equal to 2% above the greater of the rate of interest otherwise payable hereunder or the rate announced by the Bank from time to time as its Base Rate.

SECTION 2.  DEFAULTS AND REMEDIES.

     2.1 DEFAULT. The occurrence of any of the following events or conditions shall constitute an "Event of Default" hereunder:

       (a) (i) default in the payment when due of the principal of or interest on this Note or (ii) any other default in the payment or performance of this Note or of any other Obligation or (iii) default in the payment or performance of any obligation of any Obligor to others for borrowed money or in respect of any extension of credit or accommodation or under any lease;

       (b) failure of any representation or warranty herein or in any agreement, instrument, document or financial statement delivered to the Bank in connection herewith to be true and correct in any material respect;

       (c) failure to furnish the Bank promptly on request with financial information about, or to permit inspection by the Bank of any books, records and properties of, any Obligor;

       (d) merger, consolidation, sale of all or substantially all of the assets or change in control of any Obligor; or

       (e) any Obligor generally not paying its debts as they become due; the death, dissolution, termination of existence or insolvency of any Obligor; the appointment of a trustee, receiver, custodian, liquidator or other similar official for such Obligor or any substantial part of its property or the assignment for the benefit of creditors by any Obligor; or the commencement of any proceedings under any bankruptcy or insolvency laws by or against any Obligor.


     As used herein, "Obligation" means any obligation hereunder or otherwise of any Obligor to the Bank or to any of its affiliates, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising; and "Obligor" means the undersigned, any guarantor or any other person primarily or secondarily liable hereunder or in respect hereof.

     2.2 REMEDIES. Upon an Event of Default described in Section 2.1(e) immediately and automatically, and upon or after the occurrence of any other Event of Default at the option of the Bank, all Obligations of the undersigned shall become immediately due and payable without notice or demand. All rights and remedies of the Bank are cumulative and are exclusive of any rights or remedies provided by law or in equity or any other agreement, and may be exercised separately or concurrently.

SECTION 3.  MISCELLANEOUS.

     3.1 WAIVER; AMENDMENT. No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note. No waiver of any right or any amendment hereto shall be effective unless in writing and signed by the Bank, nor shall a waiver on one occasion bar or waive the exercise of any such right on any future occasion. Without limiting the generality of the foregoing, the acceptance by the Bank of any late payment shall not be deemed to be a waiver of the Event of Default arising as a consequence thereof Each Obligor waives presentment, demand, notice, protest, and an other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and assents to any extensions or postponements of the time of payment and to any other indulgences under this Note, and to any additions or releases of any other parties or persons primarily or secondarily liable hereunder, that from time to time may be granted by the Bank in connection herewith.

     3.2 SET-OFF. Regardless of the adequacy of any collateral or other means of obtaining repayment of the Obligations, the Bank is hereby authorized at any time and from time to time, without notice to the undersigned (any such notice being expressly waived by the undersigned) and to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) and other sums credited by or due from the Bank to the undersigned or subject to withdrawal by the undersigned against the Obligations of the undersigned, although such Obligations may be contingent or unmatured.

     3.3 TAXES. The undersigned agrees to indemnify the Bank and hold it harmless from and against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution, delivery, and performance of this Note.

     3.4 EXPENSES. The undersigned will pay on demand all expenses of the Bank in connection with the preparation, administration, default, collection, waiver or amendment of the Obligations or in connection with the Bank's exercise, reservation or enforcement of any of its rights, remedies or options thereunder, including, without limitation, fees of outside legal counsel or the allocation costs of in-house legal counsel, accounting, consulting, brokerage or other similar professional fees or expenses, and any fees or expenses associated with any travel or other costs relating to any appraisals or examinations conducted in connection with the Obligations or any collateral therefor, and the amount of all such expenses shall, until paid, bear interest at the rate applicable to principal hereunder (including any default rate) and be an Obligation secured by any such collateral.

     3.5 BANK RECORDS. The entries on the records of the Bank (including any appearing on this Note) shall be prima facie evidence of the aggregate principal amount outstanding under this Note and interest accrued thereon.

     3.6 INFORMATION. The undersigned shall furnish the Bank from time to time with such financial statements and other information relating to any Obligor or any collateral securing, this Note as the Bank may require. All such information shall be true and correct and fairly represent the financial condition and the operating results of such Obligor as of the date and for the periods for which the same are furnished. The undersigned shall permit representatives of the Bank to inspect its properties and its books and records, and to make copies or abstracts thereof Each Obligor authorizes the Bank to release and disclose to its affiliates, agents and contractors any financial statements and other information relating to said Obligor provided to or prepared by or for the Bank in connection with any Obligation. The undersigned will notify the Bank promptly of the existence or upon the occurrence of any Event of Default or event which, with the giving of notice or the passage of time or both, would become an Event of Default.

     3.7 GOVERNING LAW; CONSENT TO JURISDICTION. This Note is intended to take effect as a sealed instrument and shall be governed by, and construed in accordance with, the laws of The Commonwealth of Massachusetts, without regard to its conflicts of law rules. The undersigned agrees that any suit for the enforcement of this Note may be brought in the courts of such state or any Federal Court sitting in such state and consents to the non-exclusive jurisdiction of each such court and to service of process in any such suit being made upon the undersigned by mail at the address specified below. The undersigned hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit was brought in an inconvenient court.

     3.8 SEVERABILITY; AUTHORIZATION TO COMPLETE; PARAGRAPH HEADINGS. If any provision of this Note shall be invalid, illegal or unenforceable, such provisions shall be severable from the remainder of this Note and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. The Bank is hereby authorized, without further notice, to fill in any blank spaces on this Note, and to date this Note as of the date funds are first advanced hereunder. Paragraph headings are for the convenience of reference only and are not a part of this Note and shall not affect its interpretation.

     3.9 JURY WAIVER. THE BANK (BY ITS ACCEPTANCE OF THIS NOTE) AND THE UNDERSIGNED AGREE THAT NEITHER OF THEM NOR ANY ASSIGNEE OR SUCCESSOR SHALL
(A) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER ACTION BASED UPON, OR ARISING OUT OF, THIS NOTE, ANY RELATED INSTRUMENTS, ANY COLLATERAL OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG ANY OF THEM, OR
(B) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH SHALL BE SUBJECT TO NO EXCEPTIONS. NEITHER THE BANK NOR THE UNDERSIGNED HAS AGREED WITH OR REPRESENTED TO THE OTHER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

                                   By: /s/ Gary R. Klocek
                                       Gary R. Klocek, Controller
                                       Jones Apparel Group, Inc.
                                       250 Rittenhouse Circle
                                       Bristol, PA 19007

EXHIBIT 10.51



The Chase Manhattan Bank                             George Neuman
1411 Broadway, 5th Floor                             Vice President
New York, NY 10018                                   Seventh Avenue Region
Tel 212-391-4050
Fax 212-391-7118


August 14,1997


Mr. Gary Klocek
Controller
Jones Apparel Group, Inc.
250 Rittenhouse Circle
Bristol, PA 19007

Dear Gary:

     We are pleased to advise you that based on your annual financial statements for the fiscal year 1996, The Chase Manhattan Bank (the "Bank") has approved your request for a line of credit in the amount of $25,000,000. Our officers may, at their discretion, make short term loans to Jones Apparel Group, Inc.
on such terms as are mutually agreed upon between us from time to time. We also advise a $45,000,000 participation in the $150,000.000 line of credit for commercial letters of credit extended by CoreStates Bank, N.A.

     Borrowings under this line are intended to be used to meet your normal short term working capital needs and will bear interest at such a rate as shall be mutually agreed upon by each of us from time to time.

     As this line is not a commitment, credit availability is, in addition, subject to your execution and delivery of such documentation as the Bank deems appropriate and the receipt and continuing satisfaction with current financial information, which information will be furnished to the Bank as it may from time to time reasonably request. This line expires on June 30, 1998.

     We are pleased to be of service and trust you will call on us to assist in any of your banking requirements.

Very truly yours,

 /s/ George Neuman

                                                              EXHIBIT 10.52




                                    TERM NOTE

                                                    Philadelphia, Pennsylvania
                                                               October 1, 1997

$10,000,000

FOR VALUE RECEIVED, and intending to be legally bound hereby, JONES APPAREL GROUP, INC., a Pennsylvania corporation with offices at 250 Rittenhouse Circle, Bristol, PA 19007 (the "Borrower") unconditionally promises to pay to the order of FIRST UNION NATIONAL BANK (the "Bank") the principal sum of Ten Million Dollars ($10,000,000), with interest, in accordance with the provisions hereinafter set forth.

A.   Terms of Note.
     1. Interest Rate. Interest will accrue on the outstanding principal balance of this Note during each Interest Period at a rate per annum (computed on the basis of a 360-day year and the actual number of days elapsed) equal to the sum of the One Month LIBOR for such Interest Period, plus 60 basis points (.6 of 1%). The term "Interest Period" means the calendar month. The term "One Month LIBOR" means the rate for U.S. dollar deposits of one month maturity as reported on Telerate page 3750 as of 11:00 a.m., London time, on the second London business day before the relevant Interest Period begins (or if not so reported, then as determined by the Bank from another recognized source or interbank quotation).

     2. Payment of Principal and Interest. This Note shall be Paid in one hundred nineteen (119) consecutive monthly installments of principal and interest on the first day Of each month (or, if not a business day, the next succeeding business day) commencing on November 3, 1997, in an amount equal to the sum of (i) all accrued and unpaid interest on the Note plus (ii) a principal payment of $83,333.33, with a final installment of principal and interest on the Maturity Date in an amount equal to the sum of (i) all accrued and unpaid interest on the Note plus (ii) a principal payment of $83,333.73.

     3. Payment Terms. All payments made hereunder shall be made on the due date thereof, in immediately available funds and in lawful currency of the United States of America. All payments made hereunder shall be made to the Bank at its offices set forth in this Note or at such other address as the Bank shall notify the Borrower of in writing.

     4. Late Charge. If any payment is not paid in full when the same is due, the Borrower shall pay the Bank a fee on such unpaid amount equal to five percent (5%) of such amount.

     5. Default Rate. At the Bank's option, interest will be assessed on any principal which remains unpaid at the maturity of this Note, whether by acceleration or otherwise, at a rate which is two percent (2%) higher than the rate otherwise charged hereunder (the "Default Rate") provided that at no time shall the Default Rate exceed the highest rate of interest allowed by law. Such Default Rate of interest shall also be charged on the amounts owed by the Borrower to the Bank pursuant to any judgment entered in favor of Bank with respect to this Note.

     6. Prepayment. Borrower may, without penalty or premium, on any date installments of principal are due, prepay the principal amount of this Note in whole or in part, any partial prepayment to be made in the sum of $83,333.33 or an integral multiple thereof. All such partial prepayments shall be applied against the installments of principal due under Paragraph A.2 above in the inverse order of maturity thereof.

     7.   Security for Note.

          7.1. As security for the payment of all amounts owing under this Note, the Borrower will execute and deliver to the Bank the Deed of Trust (as hereinafter defined) at the time of the acquisition of the Project (as hereinafter defined).

          7.2 As security for the payment of all amounts owing under this Note, the Borrower hereby assigns and grants to the Bank a security interest in and to the Project Account (as hereinafter defined) pursuant to a separate Assignment of Interest in a Custodian Account of even date herewith. Unless there has occurred an Event of Default under this Note, Borrower may withdraw from the Project Account (i) all accrued earnings for any corporate purpose or use, and (ii) amounts in excess of the accrued earnings so long as the funds withdrawn are used for the acquisition or construction of the Project or the purchase of equipment to be installed on the Project; provided, however, that until the Deed of Trust is recorded, aggregate withdrawals from the Project Account (other than withdrawals of accrued earnings) will not exceed $500,000.00. At the time of any permitted withdrawal from the Project Account (other than withdrawals of accrued earnings), the Chief Financial Officer of the Borrower (or his written designee) will certify in writing to the Bank that the funds withdrawn are for the uses herein permitted.

B. Certain Definitions. As used herein, the following terms shall have the following meanings (additional terms are defined elsewhere in this Note):

     1.   Affiliate.  The term "Affiliate" means First Union
          Corporation and any of its direct and indirect affiliates and subsidiaries.

     2. Consolidated Net Income. The term "Consolidated Net Income" means, for any period, the net income after taxes of the Borrower and its subsidiaries for such period, as shown by the consolidated income statement of the Borrower and its subsidiaries, calculated in accordance with GAAP.

     3. Consolidated Tangible Net Worth. The term "Consolidated Tangible Net Worth" means, at any time, the sum of Stockholders' Equity plus the lesser of the cost of the Borrower's treasury stock purchased after June 29, 1997, or Fifty Million Dollars ($50,000,000), less the sum of:

          (a)  Any surplus resulting from any write-up of assets;

          (b) Goodwill, including any amounts, however designated on the consolidated balance sheet of the Borrower and its subsidiaries, representing the excess of the purchase price paid for assets or stock acquired over the value assigned thereto on the books of the Borrower and its subsidiaries;

          (c)  Patents, trademarks, trade names and copyrights;

          (d) Any amount at which shares of capital stock of the Borrower or any subsidiary appear as an asset on the consolidated balance sheet of the Borrower and its subsidiaries;

          (e) Loans and advances to stockholders, directors, officers or employees or to any affiliate of the Borrower or any subsidiary; and

          (f)  Deferred expenses

     4. Funded Debt. The term "Funded Debt" means any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) for or in respect of: W borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility,(iii) reimbursement obligations under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, (iv) any other transaction (including without limitation forward sale or purchase agreements, capitalized leases, synthetic leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness), or (v) any guaranty of Funded Debt for borrowed money.

     5. GAAP. The term "GAAP" means generally accepted accounting principles as in effect at the time of application to the provisions hereof, consistently applied.

     6. Guarantors. The term "Guarantors" means, individually and collectively, Melru Corp., Jones Investment Company
          Inc., Jones International Ltd., and Jones Holding Corp.

     7. Guaranties. The term "Guaranties" means those agreements now or hereafter in effect, from the Guarantors in favor of the Bank.

     8. Liabilities. The term "Liabilities" means any and all obligations and indebtedness of every kind and description of the Borrower owing to the Bank or to any Affiliate, whether under the Loan Documents or not and whether such debts or obligations are primary or secondary, direct or indirect, absolute or contingent, sole, joint or several, secured or unsecured, due or to become due, contractual or tortious, arising by operation of law or otherwise, or now or hereafter existing, including, without limitation, principal, interest, fees, late fees, expenses, attorneys' fees and costs.

     9. Loan Documents. The term "Loan Documents" means this Note, the Deed of Trust, the Guaranties and any and all credit accommodations, notes, mortgages, loan agreements, other agreements and documents, now or hereafter existing, creating, evidencing, guarantying, securing or relating to any or all of the Liabilities, together with all amendments, modifications, renewals, or extensions thereof.

     10. Deed of Trust. The term "Deed of Trust" means a Deed of Trust and Security Agreement in form and substance reasonably acceptable to the Borrower and the Bank to be executed and delivered by the Borrower to the Bank which, when recorded, will grant to the Bank a first lien on and first priority security interest in the Project and all equipment to be installed thereon.

     11. Note. The term "Note" means this Term Note together with all attachments hereto and all amendments and modifications hereto in effect from time to time.

     12. Obligor. The term "Obligor" means the Borrower and each and every maker, endorser, guarantor or surety including, without limitation, the Guarantors, of or For the Liabilities or any part thereof.

     13.  Maturity Date.  The term "Maturity Date" means
          October 1, 2007.

     14. Project. The term "Project" means approximately 47.3 acres of land in South Hill, Virginia, to be acquired by the Borrower and all improvements, including the warehouse and distribution center buildings, to be constructed thereon.

     15.  Project Account.  The term "Project Account" means the
          Borrower's Money Management Custodian Account at the
          Bank (No. 1556594048) into which the
          loan proceeds of the Note have been deposited.

     16. Stockholders' Equity. The term "Stockholders' Equity" means, at any time, sum of the following accounts set forth in a consolidated balance sheet of the Borrower and its subsidiaries, prepared in accordance with GAAP:
          (a) the par or stated value of all outstanding capital stock; (b) capital surplus; and (c) retained earnings.

     17.  Total Capital.  The term "Total Capital" means
          Stockholders, Equity plus Funded Debt.

C. Representations and Warranties. The Borrower represents and warrants to the Bank that:

     1. Use of Proceeds. The proceeds of the Note will be used only for the acquisition or construction of the Project or the purchase of equipment installed on the Project.

     2. Financial Statements. All financial statements heretofore delivered by the Borrower to the Bank are true, correct, and complete in all material respects, fairly represent the Borrower's and Guarantors' financial condition as of the date hereof, and no information has been omitted which would make the information previously furnished misleading or incorrect in any material respect. There have been no material adverse changes in the Borrower's or Guarantors' financial condition or business since the date of such statements.

     3. Suits and Defaults. There are no actions, suits, proceedings, or claims pending or threatened against the Borrower or Guarantors or any of their property, and the Borrower and Guarantors are not in violation of any applicable order, law, rule or regulation, which would have material adverse effect on the Borrower's or Guarantors' business. The Borrower and Guarantors are not in default under any agreement to which the Borrower or the Guarantors are a party or by which the Borrower or the Guarantors or any of their property is bound, or under any instrument evidencing any indebtedness of the Borrower or Guarantors, and neither the Borrower's nor Guarantors' execution of or performance under the Loan Documents will create a default or any lien or encumbrance under any such agreement or instrument other than a lien or encumbrance in favor of the Bank.

D. Affirmative Covenants. The Borrower covenants and agrees that so long as there are any outstanding amounts due under this Note, the Borrower shall:

     1. Financial Reporting. Promptly deliver to the Bank (but in no event later than thirty (30) days after they are filed) all regular and periodic reports including, but not limited to, Forms 10-K, 10-Q and 8-K filed by the Borrower with the U.S. Securities and Exchange Commission, or its successor. If the Borrower ceases to be subject to the reporting requirements under the Securities Exchange Act of 1934, the Borrower will deliver to the Bank audited annual consolidated financial statements within ninety (90) days of the end of each year and unaudited quarterly consolidated financial statements within forty-five (45) days of the end of each of the first three fiscal quarters certified as accurate by the Borrower's Chief Financial Officer, such financial statements to be prepared in accordance with GAAP in form reasonably acceptable to the Bank.

     2.   Project Account.  Maintain and operate the Project
          Account in accordance with Paragraph A.7.2 hereof.

     3. Notice of Certain Events. Promptly give written notice to the Bank of: (i) the occurrence of any event which alone or with notice, the passage of time, or both, would constitute an Event of Default; and (ii) the commencement of any proceeding or litigation which, if adversely determined, would materially and adversely affect its financial condition or ability to conduct its business.

     4. Consolidated Tangible Net Worth. Maintain Consolidated Tangible Net Worth, measured at the end of each fiscal quarter, of Three Hundred Twenty-Five Million Dollars ($325,000,000) plus fifty percent (50%) of Consolidated Net Income for each of the fiscal quarters after December 31, 1996, with no deduction for any quarterly losses.

     5. Additional Affirmative Covenants. Shall perform any other affirmative covenants set forth in the Loan
         Documents to which the Borrower is a party.

     6. Covenant Compliance Certificate. Within ninety (90) days after the end each fiscal year, deliver to the Bank a covenant compliance certificate in form acceptable to the Bank indicating with specificity the compliance or non-compliance with each of the affirmative and negative covenants in the Loan
         Documents.

E. Negative Covenants. So long as any amounts due under this Note are outstanding, the Borrower shall not, without the prior written consent of the Bank:

     1. Funded Debt. Permit the ratio of its Funded Debt divided by its Total Capital to exceed forty-five percent (45%).

     2. Additional Negative Covenants. Undertake any activities prohibited by any negative covenant set forth in the Loan Documents to which the Borrower is a party.

F. Event of Default. The occurrence of any one of the following shall-constitute an Event of Default under this
Note:

     1. Nonpayment. Failure to pay any principal or interest payment when due under the Liabilities and such failure shall continue for a period of three (3) days;

     2. Breach. A breach by any obligor of any term, obligation, provision, covenant, representation or warranty, arising under (i) this Note, or any other Loan Document; (ii) any present or future agreement with or in favor of the Bank and/or any Affiliate, including the failure to make any payment when due; or
          (iii) any present or future agreement or instrument for borrowed money or other financial accommodations with any person or entity, which breach is not cured or satisfied within ten (10)days;

     3. Bankruptcy; Insolvency. (i) Any obligor commences any bankruptcy, reorganization, debt arrangement, or other case or proceeding under the United States Bankruptcy Code or under any similar foreign, federal, state, or local statute, or any dissolution or liquidation proceeding, or makes a general assignment for the benefit of creditors, or takes any action for the purpose of effecting any of the foregoing; (ii) Any bankruptcy, reorganization, debt arrangement, or other case or proceeding under the United States Bankruptcy Code or under any similar foreign, federal, state or local statute, or any dissolution or liquidation proceeding, is involuntarily commenced against or in respect of any Obligor or an order for relief is entered in any such proceeding; (iii) The appointment, or the filing of a petition seeking the appointment, of a custodian, receiver, trustee, or liquidator for any Obligor or any of its property, or the taking of possession of any part of the property of any Obligor at the instance of any governmental authority; or (iv) Any Obligor becomes insolvent (however defined), is generally not paying its debts as they become due, or has suspended transaction of its usual business;

     4. Material Misstatement. Any statement, representation or warranty made in or pursuant to this Note or any other Loan Document or to induce the Bank to enter into this Note shall prove to be untrue or misleading in any material respect;

     5. Transfer of Assets. Any Obligor transfers or sells all or substantially all of its assets, without the prior written consent of the Bank, which consent shall not be unreasonably withheld.

G.   Remedies.

     1. Acceleration of Liabilities; Rights of Bank. Upon the occurrence of an Event of Default described in Section F hereof (other than any Event of Default described in Paragraph F.3), at the Bank's sole option, the Bank's commitment, if any, to make any further advances or loans to the Borrower under any Loan Document shall terminate and the Loan and all other Liabilities shall immediately become due and payable in full, all without protest, presentment, demand or further notice of any kind to the Borrower or any other Obligor, all of which are expressly waived. Upon the occurrence of an Event of Default described in Paragraph F.3 hereof, immediately and automatically, the Bank's commitment, if any, to make any further advances or loans to the Borrower under any Loan Document, shall terminate, and the Loan and all other Liabilities shall immediately become due and payable in full, all without protest, presentment, demand or further notice of any kind to the Borrower or any other obligor, all of which are expressly waived. Upon and following an Event of Default, the Bank, at its option, may exercise any and all rights and remedies it has under this Note, the other Loan Documents and under applicable law, including, without limitation, the right to charge and collect interest on the principal portion of the Liabilities at the Default Rate, which rate shall, at the Bank's option, apply upon and after an Event of Default, maturity, whether by acceleration or otherwise, and the entry of judgment with respect to any or all of the Liabilities. Upon and following an Event of Default hereunder, the Bank may proceed to protect and enforce the Bank's rights under any Loan Document and/or under applicable law by action at law, in equity, or other appropriate proceeding, including, without limitation, an action for specific performance to enforce or aid in the enforcement of any provision contained herein or in any other Loan Document.

     2. Right of Set-off. If any of the Liabilities shall be due and payable and whether or not the Bank shall have made any demand under this Note and regardless of the adequacy of any collateral for the Liabilities or other means of obtaining repayment of the Liabilities, the Bank shall have the right, without notice to the Borrower or to any other Obligor, and is specifically authorized hereby to set-off against and apply to the then unpaid balance of the Liabilities any items or funds of the Borrower and/or any Obligor held by the Bank or any Affiliate, any and all deposits (whether general or special, time or demand, matured or unmatured) or any other property of the Borrower and/or any Obligor, including, without limitation, securities and/or certificates of deposit, now or hereafter maintained by the Borrower and/or any Obligor for its or their own account with the Bank or any Affiliate, and any other indebtedness at any time held or owing by the Bank or any Affiliate to or for the credit or the account of the Borrower and/or any Obligor, even if effecting such set-off results in a loss or reduction of interest or the imposition of a penalty applicable to the early withdrawal of time deposits. For such purpose, the Bank shall have, and the Borrower hereby grants to the Bank, a first lien on and security interest in such deposits, property, funds and accounts and the proceeds thereof. The Borrower further authorizes any Affiliate, upon and following the occurrence of an Event of Default, at the request of the Bank, and without notice to the Borrower, to turn over to the Bank any property of the Borrower, including, without limitation, funds and securities held by the Affiliate for the Borrower's account, and to debit any deposit account maintained by the Borrower with such Affiliate (even if such deposit account is not then due or there results a loss or reduction of interest or the imposition of a penalty in accordance with law applicable to the early withdrawal of time deposits), in the amount requested by the Bank up to the amount of the Liabilities, and to pay or transfer such amount or property to the Bank for application to the Liabilities.

     3. Remedies Cumulative; No Waiver. The rights, powers and remedies hereunder and under the other Loan Documents are cumulative and concurrent, and are not exclusive of any other rights, powers or remedies available to the Bank. No failure or delay on the part of the Bank in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.

     4. Continuing Enforcement of the Loan Documents. If, after receipt of any payment of all or any part of the Note or the Liabilities, the Bank is compelled or agrees, for settlement purposes, to surrender such payment to any person or entity for any reason, then this Note and the other Loan Documents shall continue in full force and effect or be reinstated, as the case may be. The provisions of this Paragraph shall survive the termination of this Note and the other Loan Documents and shall be and remain effective notwithstanding the payment of the Liabilities, the cancellation of the Note, the release of any security interest, lien or encumbrance securing the Liabilities or any other action which the Bank may have taken in reliance upon its receipt of such payment.

H.   Miscellaneous.

     1. Waiver of Demand. The Borrower (i) waives presentment, notice of dishonor and protest of this Note; (ii) consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by the Bank with respect to the payment or other provisions of this Note; and (iii) agrees that makers, endorsers, guarantors, including but not limited to the Guarantors, and sureties for the indebtedness evidenced hereby may be added or released without notice to the Borrower and without affecting the Borrower's liability hereunder. The liability of the Borrower hereunder shall be absolute and unconditional.

     2. Notices. Notices and communications under this Note shall be in writing and shall be given by either (i) hand-delivery, (ii) first class mail (postage prepaid), or (iii) reliable overnight commercial courier (charges prepaid) to the addresses listed in this Note. Notice shall be deemed to have been given and received (a) if by hand delivery, upon delivery, (b) if by mail, three
          (3) calendar days after the date first deposited in the United States mail, and (c) if by overnight courier, on the date scheduled for delivery. A party may change its address by giving written notice to the other party as specified herein.

     3. Costs and Expenses. The Borrower shall promptly pay (or reimburse, as the Bank may elect) all costs and expenses which the Bank may hereafter incur after the occurrence of an Event of Default in connection with the enforcement of this Note and the other Loan Documents, the collection of all amounts due under this Note and the other Loan Documents. The Borrower's reimbursement obligations under this Paragraph shall survive any termination of this Note or any other Loan Document.

     4. Payment Due on a Day Other than a Business Day. If any payment due or action to be taken under this Note or any other Loan Document falls due or is required to be taken on a day that the Bank is not open for business, such payment or action shall be made or taken on the
          next succeeding day when   the Bank is open for business
          and such extended time shall be included in the computation of interest.

     5. Governing Law. This Note shall be construed in accordance with and governed by the substantive laws of the Commonwealth of Pennsylvania without reference to conflict of laws principles.

     6. Integration; Amendment. This Note and the other Loan Documents constitute the sole agreement of the parties with respect to the subject matter hereof and thereof and supersede all oral negotiations and prior writings with respect to the subject matter hereof and thereof. No amendment of this Note, and no waiver of any one or more of the provisions hereof shall be effective unless set forth in writing and signed by the parties hereto.

     7. Successors and Assigns. This Note (i) shall be binding upon the Borrower and the Bank and, where applicable, their respective heirs, executors, administrators, successors and permitted assigns, and (ii) shall inure to the benefit of the Borrower and the Bank and, where applicable, their respective heirs, executors, administrators, successors and permitted assigns; provided, however, that the Borrower may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Bank, and any such assignment or attempted assignment by the Borrower shall be void and of no effect with respect to the Bank. The Bank may from time to time sell or assign, in whole or in part, or grant participations in the Loan and/or the Note and/or the obligations evidenced thereby. The Borrower authorizes the Bank to provide information concerning the Borrower to any prospective purchaser, assignee or participant in compliance with the banks internal confidentiality procedures.

     8. Severability and Consistency. The illegality, unenforceability or inconsistency of any provision of this Note or any instrument or agreement required hereunder shall not in any way affect or impair the legality, enforceability or consistency of the remaining provisions of this Note or any instrument or agreement required hereunder. The Loan Documents are intended to be consistent. However, in the event of any inconsistencies among any of the Loan Documents, such inconsistency shall not affect the validity or enforceability of any Loan Document. The Borrower agrees that in the event of any inconsistency or ambiguity in any of the Loan Documents, the Loan

          Documents shall not be construed against any one party but shall be interpreted consistent with the Bank's policies and procedures

     9. Consent to Jurisdiction and Service of Process. The Borrower hereby consents and agrees that (i) any action or proceeding against it may be commenced and maintained in any court within the Commonwealth of Pennsylvania or in the United States District Court for any District of Pennsylvania by service of process on it and (ii) the courts of the Commonwealth of Pennsylvania and the United States District Court for any District of Pennsylvania shall have Jurisdiction with respect to the subject matter hereof and the person of the Borrower and all collateral for the Liabilities. The Borrower agrees that any action brought by the Borrower shall be commenced and maintained only in a court in the federal judicial district or county in which the Bank has its principal place of business in Pennsylvania.

     10.  Judicial Proceeding; Waivers.

          THE BORROWER AND THE BANK ACKNOWLEDGE AND AGREE THAT
          (i) ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT OR INSTITUTED BY THE BANK OR THE BORROWER OR ANY SUCCESSOR OR ASSIGN OF THE BANK OR THE BORROWER, ON OR WITH RESPECT TO THIS NOTE OR ANY OTHER LOAN DOCUMENT OR THE DEALINGS OF THE PARTIES WITH RESPECT HERETO, OR THERETO, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY AND EACH PARTY WAIVES THE RIGHT TO TRIAL BY JURY; (ii) EACH WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; AND (iii) THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS NOTE AND THAT THE BANK WOULD NOT EXTEND CREDIT TO THE BORROWER IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS NOTE.

     11. Arbitration. Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Note and other Loan Documents ("Disputes") between or among parties to this Note shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder.
          Disputes may include, without limitation, tort claims, counterclaims, disputes as to whether a matter is subject to arbitration, claims brought as class actions, claims arising from Loan Documents executed in the future, or claims arising out of or connected with the transaction reflected by this Note.
               Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in the city in which the office of Bank first stated above is located. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted or if such person is not available to serve, the single arbitrator may be a licensed attorney. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to swap agreements.
               Notwithstanding the preceding binding arbitration provisions, the Bank and the Borrower agree to preserve, without diminution, certain remedies that any party hereto may employ or exercise freely, independently or in connection with an arbitration proceeding or after an arbitration action is brought. The Bank and the Borrower shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted under Loan Documents or under applicable law or by judicial foreclosure and sale, including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

               The Borrower and the Bank agree that they shall not have a remedy of punitive or exemplary damages against the other in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially.

     IN WITNESS WHEREOF, the Borrower has executed and delivered to the Bank this Note as of the day and year first above written.


    ATTEST                        JONES APPAREL GROUP, INC.

                                  BY: /s/ Gary R. Klocek
    Name:                         Name: Gary R. Klocek
    Title:                        Title: Corporate Controller

    FIRST UNION NATIONAL BANK
    Address:  123 South Broad Street
              Philadelphia, PA 19109-1199

FIRST UNION

                            UNCONDITIONAL GUARANTY

                                                          October 1, 1997

Jones Apparel Group, Inc.
250 Rittenhouse Circle
Bristol, Pennsylvania 19007
(individually and collectively "Borrower")

Melru Corp.; Jones Investment Company, Inc.; Jones International, Ltd.; and
 Jones Holding Corp.
250 Rittenhouse Circle
Bristol, Pennsylvania 19007
(Individually and collectively "Guarantor")

First Union National Bank
123 South Broad Street
Philadelphia, Pennsylvania 19109
(Hereinafter referred to as "Bank")

To induce Bank to make, extend or renew loans, advances, credit, or other financial accommodations to or for the benefit of Borrower, and in consideration of loans, advances, credit, or other financial accommodations made, extended or renewed to or for the benefit of Borrower, Guarantor hereby absolutely, irrevocably and unconditionally guarantees to Bank and its successors, assigns and affiliates the timely payment and performance of all liabilities and obligations of Borrower to Bank and its affiliates, including, but not limited to, all obligations under any notes, loan agreements, security agreements, letters of credit, swap agreements (as defined in 11 U.S. Code
Sec. 101), instruments, accounts receivable, contracts, drafts, leases, chattel paper, indemnities, acceptances, repurchase agreements, overdrafts, and the Loan Documents defined below, however and whenever incurred or evidenced, whether primary, secondary, direct, indirect, absolute, contingent, due or to become due, now existing or hereafter contracted or acquired, and all modifications, extensions or renewals thereof, including without limitation all principal, interest, charges, and costs and expenses incurred thereunder (including attorneys' fees and other costs of collection incurred, regardless of whether suit is commenced) (collectively, the "Guaranteed Obligations").

Guarantor further covenants and agrees:

GUARANTOR'S LIABILITY. This Guaranty is a continuing and unconditional guaranty of payment and performance and not of collection. The parties to this Guaranty are jointly and severally obligated hereunder. This Guaranty does not impose any obligation on Bank to extend or continue to extend credit or otherwise deal with Borrower at any subsequent time. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of the Guaranteed Obligations is rescinded, avoided or for any other reason must be returned by Bank, and the returned payment shall remain payable as part of the Guaranteed Obligations, all as though such payment had not been made. Except to the extent the provisions of this Guaranty give the Bank additional rights, this Guaranty shall not be deemed to supersede or replace any other guaranties given to Bank by Guarantor; and the obligations guaranteed hereby shall be in addition to any other obligations guaranteed by Guarantor pursuant to any other agreement of guaranty given to Bank and other guaranties of the Guaranteed Obligations.

TERMINATION OF GUARANTY. Guarantor may terminate this Guaranty by written notice, delivered personally to or received by certified or registered United States Mail by an authorized officer of the Bank at the address for notices provided herein. Such termination shall be effective with respect to Guaranteed Obligations arising more than 15 days after the date such written notice is received by said Bank officer. Guarantor may not terminate this Guaranty as to Guaranteed Obligations (including any subsequent extensions, modifications or compromises of the Guaranteed Obligations) then existing, or to Guaranteed Obligations arising subsequent to receipt by Bank of said notice if such Guaranteed Obligations are a result of Bank's obligation to make advances pursuant to a commitment entered into prior to expiration of the 15 day notice period, or are a result of advances which are necessary for Bank to protect its collateral or otherwise preserve its interests. Termination of this Guaranty by any single Guarantor will not affect the existing and continuing obligations of any other guarantor hereunder.

APPLICATION OF PAYMENTS, BANK LIEN AND SET-OFF. Monies received from any source by Bank for application toward payment of the Guaranteed Obligations may be applied to such Guaranteed Obligations in any manner or order deemed appropriate by Bank. Except as prohibited by law, Guarantor grants Bank a security interest in all of Guarantor's accounts maintained with Bank and any of its affiliates (collectively, the "Accounts"). If a Default occurs, Bank is authorized to exercise its right of set-off or to foreclose its lien against any obligation of Bank to Guarantor including, without limitation, all Accounts or any other debt of any maturity, without notice.

CONSENT TO MODIFICATIONS. Guarantor consents and agrees that Bank may from time to time, in its sole discretion, without affecting, impairing, lessening or releasing the obligations of the Guarantor hereunder: (a) extend or modify the time, manner, place or terms of payment or performance and/or otherwise change or modify the credit terms of the Guaranteed Obligations; (b) increase, renew, or enter into a novation of the Guaranteed Obligations; (c) waive or consent to the departure from terms of the Guaranteed Obligations; (d)permit any change in the business or other dealings and relations of Borrower or any other guarantor with Bank; (e) proceed against, exchange, release, realize upon, or otherwise deal with in any manner any collateral that is or may be held by Bank in connection with the Guaranteed Obligations or any liabilities or obligations of Guarantor; and (f) proceed against, settle, release, or compromise with Borrower, any insurance carrier, or any other person or entity liable as to any part of the Guaranteed Obligations, and/or subordinate the payment of any part of the Guaranteed Obligations to the payment of any other obligations, which may at any time be due or owing to Bank; all in such manner and upon such terms as Bank may deem appropriate, and without notice to or further consent from Guarantor. No invalidity, irregularity, discharge or unenforceability of, or action or omission by Bank relating to any part of, the Guaranteed Obligations or any security therefor shall affect or impair this Guaranty.

WAIVERS AND ACKNOWLEDGMENTS. Guarantor waives and releases the following rights, demands, and defenses Guarantor may have with respect to Bank and collection of the Guaranteed Obligations: (a) promptness and diligence in collection of any of the Guaranteed Obligations from Borrower or any other person liable thereon, and in foreclosure of any security interest and sale of any property serving as collateral for the Guaranteed Obligations; (b) any law or statute that requires that Bank make demand upon, assert claims against, or collect from Borrower or other persons or entities, foreclose any security interest, sell collateral, exhaust any remedies, or take any other action against Borrower or other persons or entities prior to making demand upon, collecting from or taking action against Guarantor with respect to the Guaranteed Obligations, including any such rights Guarantor might otherwise have had under Va. Code Sec. 49-25 and 49-26, et seq., N.C.G.S. Secs. 26-7, et seq., Tenn. Code Ann. Sec. 47-12-101, O.C.G.A. 10-7-24 (and any successor statute) and any other applicable law; (c) any law or statute that requires that Borrower or any other person be joined in, notified of or made part of any action against Guarantor; (d) that Bank preserve, insure or perfect any security interest in collateral or sell or dispose of collateral in a particular manner or at a particular time; (e) notice of extensions, modifications, renewals, or novations of the Guaranteed Obligations, of any new transactions or other relationships between Bank, Borrower and/or any guarantor, and of changes in the financial condition of, ownership of, or business structure of Borrower or any other guarantor; (f) presentment, protest, notice of dishonor, notice of default, demand for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, notice of sale, and all other notices of any kind whatsoever; (g) the right to assert against Bank any defense (legal or equitable), set-off, counterclaim, or claim that Guarantor may have at any time against Borrower or any other party liable to Bank; (h) all defenses relating to invalidity, insufficiency, unenforceability, enforcement, release or impairment of Bank's lien on any collateral, of the Loan Documents, or of any other guaranties held by Bank; (i) any claim or defense that acceleration of maturity of the Guaranteed Obligations is stayed against Guarantor because of the stay of assertion or of acceleration of claims against any other person or entity for any reason including the bankruptcy or insolvency of that person or entity; and (j) the benefit of any exemption claimed by Guarantor. Guarantor acknowledges and represents that it has relied upon its own due diligence in making its own independent appraisal of Borrower, Borrower's business affairs and financial condition, and any collateral; Guarantor will continue to be responsible for making its own independent appraisal of such matters; and Guarantor has not relied upon and will not hereafter rely upon Bank for information regarding Borrower or any collateral.

FINANCIAL CONDITION. Guarantor warrants, represents and covenants to Bank that on and after the date hereof: (a) the fair saleable value of Guarantor's assets exceeds its liabilities, Guarantor is meeting its current liabilities as they mature, and Guarantor is and shall remain solvent; (b) all financial statements of Guarantor furnished to Bank are correct and accurately reflect the financial condition of Guarantor as of the respective dates thereof; (c) since the date of such financial statements, there has not occurred a material adverse change in the financial condition of Guarantor; (d) there are not now pending any court or administrative proceedings or undischarged judgments against Guarantor, no federal or state tax liens have been filed or threatened against Guarantor, and Guarantor is not in default or claimed default under any agreement; and
(e) at such reasonable times as Bank requests, Guarantor will furnish Bank with such other financial information as Bank may reasonably request.

INTEREST. Regardless of any other provision of this Guaranty or other Loan Documents, if for any reason the effective interest on any of the Guaranteed Obligations should exceed the maximum lawful interest, the effective interest shall be deemed reduced to and shall be such maximum lawful interest, and any sums of interest which have been collected in excess of such maximum lawful interest shall be applied as a credit against the unpaid principal balance of the Guaranteed Obligations.

DEFAULT. If any of the following events occur, a default ("Default") under this Guaranty shall exist: (a) Failure of timely payment or performance of the Guaranteed Obligations or a default under any Loan Document; (b) A breach of any agreement or representation contained or referred to in the Guaranty, or any of the Loan Documents, or contained in any other contract or agreement of Guarantor with Bank or its affiliates, whether now existing or hereafter arising; (c) The death of, appointment of a guardian for, dissolution of, termination of existence of, loss of good standing status by, appointment of a receiver for, assignment for the benefit of creditors of, or the commencement of any insolvency or bankruptcy proceeding by or against, Guarantor or any general partner of or the holder(s) of the majority ownership interests of Guarantor; and/or (d) The entry of any monetary judgment or the assessment against, the filing of any tax lien against, or the issuance of any writ of garnishment or attachment against any property of or debts due Guarantor.

If a Default occurs, the Guaranteed Obligations shall be due immediately and payable without notice. Guarantor shall pay interest on the Guaranteed Obligations from such Default at the highest rate of interest charged on any of the Guaranteed Obligations.

ATTORNEY'S FEES AND OTHER COSTS OF COLLECTION. Guarantor shall pay all of Bank's reasonable expenses incurred to enforce or collect any of the Guaranteed Obligations, including, without limitation, reasonable arbitration, paralegals', attorneys' and experts' fees and expenses, whether incurred without the commencement of a suit, in any suit, arbitration, or administrative proceeding, or in any appellate or bankruptcy proceeding.

SUBORDINATION OF OTHER DEBTS. Guarantor agrees: (a) to subordinate the obligations now or hereafter owed by Borrower to Guarantor ("Subordinated
Debt") to any and all obligations of Borrower to Bank now or hereafter existing while this Guaranty is in effect, provided however that Guarantor may receive regularly scheduled principal and interest payments on the Subordinated Debt so long as (i) all sums due and payable by Borrower to Bank have been paid in full on or prior to such date, and (ii) no event or condition which constitutes or which with notice or the lapse or time would constitute an event of default with respect to the Guaranteed Obligations, shall be continuing on or as of the payment date; (b) Guarantor will place a legend indicating such subordination on every note, ledger page or other document evidencing any part of the Subordinated Debt; and (c) except as permitted by this paragraph, Guarantor will not request or accept payment of or any security for any part of the Subordinated Debt, and any proceeds of the Subordinated Debt paid to Guarantor, through error or otherwise, shall immediately be forwarded to Bank by Guarantor, properly endorsed to the order of Bank, to apply to the Guaranteed Obligations.

MISCELLANEOUS. (a) Assignment. This Guaranty and other Loan Documents shall inure to the benefit of and be binding upon the parties and their respective heirs, legal representatives, successors and assigns. Bank's interests in and rights under this Guaranty and other Loan Documents are freely assignable, in whole or in part, by Bank. Any assignment shall not release Guarantor from the Guaranteed Obligations. (b) Applicable Law; Conflict Between Documents. This Guaranty and other Loan Documents shall be governed by and construed under the laws of the state in which office of Bank first shown above is located without regard to that state's conflict of laws principles. If the terms of this Guaranty should conflict with the terms of any commitment letter that survives closing, the terms of this Guaranty shall control. (c) Jurisdiction.
Guarantor irrevocably agrees to non-exclusive personal jurisdiction in the state in which the office of Bank first shown above is located. (d) Severability. If any provision of this Guaranty or of the other Loan
Documents shall be prohibited or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty or other document. (e) Notices. Any notices to Guarantor shall be sufficiently given, if in writing and mailed or delivered to the Guarantor's address shown above or such other address as provided hereunder, and to Bank, if in writing and mailed or delivered to Bank's office address shown above or such other address as Bank may specify in writing from time to time. In the event that Guarantor changes Guarantor's address at any time prior to the date the Guaranteed Obligations are paid in full, Guarantor agrees to promptly give written notice of said change of address by registered or certified mail, return receipt requested, all charges prepaid.
(f) Plural; Captions. All references in the Loan Documents to borrower, guarantor, person, document or other nouns of reference mean both the singular and plural form, as the case may be, and the term "person" shall mean any individual, person or entity.

The captions contained in the Loan Documents are inserted for convenience only and shall not affect the meaning or interpretation of the Loan Documents. (g) Binding Contract. Guarantor by execution of and Bank by acceptance of this Guaranty agree that each party is bound to all terms and provisions of this Guaranty. (h) Amendments, Waivers an& Remedies. No waivers, amendments or modifications of this Guaranty and other Loan Documents shall be valid unless in writing and signed by an officer of Bank. No waiver by Bank of any Default shall operate as a waiver of any other Default or the same Default on a future occasion. Neither the failure nor any delay on the part of Bank in exercising any right, power, or privilege granted pursuant to this Guaranty and other Loan Documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any other right, power or privilege. All remedies available to Bank with respect to this Guaranty and other Loan Documents and remedies available at law or in equity shall be cumulative and may be pursued concurrently or successively.
(i) Partnerships. If Guarantor is a partnership, the obligations, liabilities and agreements on the part of Guarantor shall remain in full force and effect and fully applicable notwithstanding any changes in the individuals comprising the partnership. The term "Guarantor" includes any altered or successive partnerships, and predecessor partnership(s) and the partners shall not be released from any obligations or liabilities hereunder. (j) Loan Documents. The term "Loan Documents" refers to all documents executed in connection with the Guaranteed Obligations and may include, without limitation, commitment letters that survive closing, loan agreements, other guaranty agreements, security agreements, instruments, financing statements, mortgages, deeds of trust, deeds to secure debt, letters of credit and any amendments or supplements (excluding swap agreements as defined in 11 U.S. Code Sec. 101).

ARBITRATION. Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Guaranty and other Loan Documents ("Disputes") between or among parties to this Guaranty shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, disputes as to whether a matter is subject to arbitration, claims brought as class actions, claims arising from Loan Documents executed in the future, or claims arising out of or connected with the transaction reflected by this Guaranty.

Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in the city in which the office of Bank first stated above is located. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000.00.
All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted or if such person is not available to serve, the single arbitrator may be a licensed attorney. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to swap agreements.

PRESERVATION AND LIMITATION OF REMEDIES. Notwithstanding the preceding binding arbitration provisions, Bank and Guarantor agree to preserve, without diminution, certain remedies that any party hereto may employ or exercise freely, independently or in connection with an arbitration proceeding or after an arbitration action is brought. Bank and Guarantor shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted under Loan Documents or under applicable law or by judicial foreclosure and sale, including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute. Guarantor and Bank agree that they shall not have a remedy of punitive or exemplary damages against the other in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially.

IN WITNESS WHEREOF, Guarantor, on the day and year first written above, has caused this Unconditional Guaranty to be executed under seal.


                 Melru Corp.
                 Taxpayer Identification Number:    23-2256563

                 By: /s/ Patrick M. Farrell
                          Name: Patrick M. Farrell
                          Title: V.P., Finance and Administration

                 Jones Investment, Inc.
                 Taxpayer Identification Number:    51-0335604

                 By: /s/ Wesley R. Card
                          Name: Wesley R. Card
                          Title: President

                 Jones International, Ltd.
                 Taxpayer Identification Number: Not applicable

                 By: /s/ Wesley R. Card
                          Name: Weslev R. Card
                          Title: Director

                 Jones Holding Corporation
                 Taxpayer Identification Number:    51-0335605

                 By: /s/ Wesley R. Card
                          Name: Weslev R. Card
                          Title: Director

                                                                 EXHIBIT 11


            JONES APPAREL GROUP, INC. AND SUBSIDIARIES

       Computation of Basic and Diluted Earnings per Share
             (In thousands except per share amounts)


                                       For the Year Ended December 31,
                                       -------------------------------
                                            1997       1996    1995<F1>
                                         -------    -------    -------
Basic Earnings per Share:
-------------------------
Net income...........................   $121,725    $80,874    $63,485
                                        ========    =======    =======

Weighted average number of shares
outstanding..........................     51,899     52,333     52,130
                                        ========    =======    =======

Basic earnings per share.............      $2.35      $1.55      $1.22
                                        ========    =======    =======


Diluted Earnings per Share:
---------------------------
Net income...........................   $121,725    $80,874    $63,485
                                        ========    =======    =======

Weighted average number of shares
outstanding..........................     51,899     52,333     52,130

Assumed issuances under exercise
of stock options.....................      2,006      1,318        894
                                        --------    -------    -------

                                          53,905     53,651     53,024
                                        ========    =======    =======

Diluted earnings per share...........      $2.26      $1.51      $1.20
                                        ========    =======    =======


<F1> Adjusted for 2-for-1 stock split effective October 2, 1996.

                                                                    EXHIBIT 21

                SUBSIDIARIES OF JONES APPAREL GROUP, INC.



                                State or County   Percentage of Voting
Name                            of Incorporation  Securities Owned *
---------------                 ----------------  --------------------

Melru Corporation                  New Jersey             100%

Jones Apparel Group Canada Inc.    Canada                 100%

Jones Investment Co., Inc.         Delaware               100%

Jones Holding Corporation          Delaware               100%

Jones International Limited        Hong Kong              100%

Bongal Company Limited             Hong Kong              100%

Jones Apparel Group (HK) Ltd.      Hong Kong              100%

Jones Far East Ltd.                Hong Kong              100%

Vestamex S.A. De C.V.              Mexico                 100%

Camisas de Juarez S.A. De C.V.     Mexico                 100%



* Directly or Indirectly

                                                                    EXHIBIT 23



CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Jones Apparel Group, Inc.
New York, New York


We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statement on Form S-8 filed May 15, 1996 of our reports dated February 6, 1998, relating to the consolidated financial statements and schedule of Jones Apparel Group, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ BDO Seidman, LLP

BDO Seidman, LLP

New York, New York
March 26, 1998

                                                   EXHIBIT 27

PERIOD-TYPE                   YEAR
FISCAL-YEAR-END                          DEC-31-1997
PERIOD-END                               DEC-31-1997
CASH                                          40,134
SECURITIES                                         0
RECEIVABLES                                   94,514
ALLOWANCES                                     2,767
INVENTORY                                    255,055
CURRENT-ASSETS                               440,771
PP&E                                         126,123
DEPRECIATION                                  44,189
TOTAL-ASSETS                                 580,767
CURRENT-LIABILITIES                          110,202
BONDS                                              0
PREFERRED-MANDATORY                                0
PREFERRED                                          0
COMMON                                           545
OTHER-SE                                     435,087
TOTAL-LIABILITY-AND-EQUITY                   580,767
SALES                                      1,372,458
TOTAL-REVENUES                             1,387,471
CGS                                          940,149
TOTAL-COSTS                                  940,149
OTHER-EXPENSES                               250,685
LOSS-PROVISION                                 1,870
INTEREST-EXPENSE                               3,584
INCOME-PRETAX                                194,609
INCOME-TAX                                    72,884
INCOME-CONTINUING                            121,725
DISCONTINUED                                       0
EXTRAORDINARY                                      0
CHANGES                                            0
NET-INCOME                                   121,725
EPS-PRIMARY                                     2.35
EPS-DILUTED                                     2.26




                                                   EXHIBIT 27.1

PERIOD-TYPE                   YEAR                    YEAR
FISCAL-YEAR-END                          DEC-31-1996             DEC-31-1995
PERIOD-END                               DEC-31-1996             DEC-31-1995
CASH                                          30,085                  16,864
SECURITIES                                         0                       0
RECEIVABLES                                  114,941                  94,404
ALLOWANCES                                     2,263                   2,257
INVENTORY                                    214,437                 176,626
CURRENT-ASSETS                               389,830                 331,465
PP&E                                          94,823                  62,042
DEPRECIATION                                  33,127                  25,385
TOTAL-ASSETS                                 488,109                 400,959
CURRENT-LIABILITIES                           95,860                  70,612
BONDS                                              0                       0
PREFERRED-MANDATORY                                0                       0
PREFERRED                                          0                       0
COMMON                                           536                     263
OTHER-SE                                     376,193                 314,712
TOTAL-LIABILITY-AND-EQUITY                   488,109                 400,959
SALES                                      1,021,042                 776,365
TOTAL-REVENUES                             1,034,078                 786,679
CGS                                          717,250                 546,413
TOTAL-COSTS                                  717,250                 546,413
OTHER-EXPENSES                               186,572                 139,135
LOSS-PROVISION                                   800                    (464)
INTEREST-EXPENSE                               3,040                   1,908
INCOME-PRETAX                                127,763                  99,668
INCOME-TAX                                    46,889                  36,183
INCOME-CONTINUING                             80,874                  63,485
DISCONTINUED                                       0                       0
EXTRAORDINARY                                      0                       0
CHANGES                                            0                       0
NET-INCOME                                    80,874                  63,485
EPS-PRIMARY                                     1.55                    1.22
EPS-DILUTED                                     1.51                    1.20

                                                 EXHIBIT 27.2

PERIOD-TYPE                   3-MOS                   6-MOS                   9-MOS
FISCAL-YEAR-END                          DEC-31-1997             DEC-31-1997             DEC-31-1997
PERIOD-END                               MAR-30-1997             JUN-29-1997             SEP-28-1997
CASH                                          20,529                  30,010                  12,315
SECURITIES                                         0                       0                       0
RECEIVABLES                                  189,986                 108,116                 214,827
ALLOWANCES                                     3,757                   3,533                   3,757
INVENTORY                                    221,032                 274,067                 277,003
CURRENT-ASSETS                               462,817                 452,848                 543,386
PP&E                                         100,324                 108,140                 116,032
DEPRECIATION                                  35,740                  38,567                  41,379
TOTAL-ASSETS                                 563,946                 568,693                 665,729
CURRENT-LIABILITIES                          140,119                 124,619                 181,273
BONDS                                              0                       0                       0
PREFERRED-MANDATORY                                0                       0                       0
PREFERRED                                          0                       0                       0
COMMON                                           538                     541                     543
OTHER-SE                                     408,685                 421,149                 462,658
TOTAL-LIABILITY-AND-EQUITY                   563,946                 568,693                 665,729
SALES                                        317,990                 580,978               1,026,950
TOTAL-REVENUES                               321,455                 587,744               1,038,252
CGS                                          214,884                 393,426                 696,733
TOTAL-COSTS                                  214,884                 393,426                 696,733
OTHER-EXPENSES                                59,096                 115,729                 183,547
LOSS-PROVISION                                 1,556                   1,783                   2,009
INTEREST-EXPENSE                                 362                     629                   1,710
INCOME-PRETAX                                 47,113                  77,960                 156,262
INCOME-TAX                                    17,573                  29,141                  58,504
INCOME-CONTINUING                             29,540                  48,819                  97,758
DISCONTINUED                                       0                       0                       0
EXTRAORDINARY                                      0                       0                       0
CHANGES                                            0                       0                       0
NET-INCOME                                    29,540                  48,819                  97,758
EPS-PRIMARY                                     0.57                    0.94                    1.88
EPS-DILUTED                                     0.55                    0.90                    1.81

                                                 EXHIBIT 27.3

PERIOD-TYPE                   3-MOS                   6-MOS                   9-MOS
FISCAL-YEAR-END                          DEC-31-1996             DEC-31-1996             DEC-31-1996
PERIOD-END                               MAR-31-1996             JUN-30-1996             SEP-29-1996
CASH                                           8,316                  13,288                   9,650
SECURITIES                                         0                       0                       0
RECEIVABLES                                  169,324                  96,513                 174,664
ALLOWANCES                                     2,472                   2,503                   2,425
INVENTORY                                    198,505                 238,002                 222,765
CURRENT-ASSETS                               420,256                 396,882                 443,444
PP&E                                          65,908                  72,051                  81,812
DEPRECIATION                                  26,987                  28,932                  30,764
TOTAL-ASSETS                                 491,790                 474,712                 530,945
CURRENT-LIABILITIES                          144,086                 111,438                 143,132
BONDS                                              0                       0                       0
PREFERRED-MANDATORY                                0                       0                       0
PREFERRED                                          0                       0                       0
COMMON                                           265                     267                     267
OTHER-SE                                     333,105                 345,306                 371,032
TOTAL-LIABILITY-AND-EQUITY                   491,790                 474,712                 530,945
SALES                                        260,351                 453,626                 762,645
TOTAL-REVENUES                               262,927                 458,861                 772,089
CGS                                          187,557                 319,800                 533,322
TOTAL-COSTS                                  187,557                 319,800                 533,322
OTHER-EXPENSES                                42,718                  84,874                 134,792
LOSS-PROVISION                                   222                     460                     683
INTEREST-EXPENSE                                 521                     984                   1,991
INCOME-PRETAX                                 32,131                  53,203                 101,984
INCOME-TAX                                    11,792                  19,526                  37,428
INCOME-CONTINUING                             20,339                  33,677                  64,556
DISCONTINUED                                       0                       0                       0
EXTRAORDINARY                                      0                       0                       0
CHANGES                                            0                       0                       0
NET-INCOME                                    20,339                  33,677                  64,556
EPS-PRIMARY                                     0.39                    0.64                    1.23
EPS-DILUTED                                     0.38                    0.63                    1.21